CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities Offered	Maximum Aggregate Offering Price	Amount of Registration Fee(1)
$1,000,000,000 2.75% Notes due 2019	$1,000,000,000	$128,800

(1)	Calculated in accordance with Rule 457(r) of the Securities Act of 1933, as amended.

Filed Pursuant to Rule 424(b)(2)
Registration Statement No. 333-186755

Pricing Supplement No. 3 dated March 12, 2014 to the Prospectus

Supplement dated February 20, 2013 and the Prospectus dated February 20, 2013

Nomura Holdings, Inc.

$1,000,000,000 2.75% Notes due 2019

Medium-Term Notes, Series A

We will pay you interest on the 2.75% notes (the “2.75% Notes”) on March 19 and September 19 of each year, commencing on September 19, 2014, at an annual rate of 2.75%.

The notes will not be redeemable prior to maturity, except as set forth under “Description of Senior Debt Securities— Redemption and Repayment—Optional Tax Redemption” in the accompanying prospectus, and will not be subject to any sinking fund. The notes will be issued only in registered form in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

The notes will be listed for trading on the Professional Securities Market of the London Stock Exchange.

See “Risk Factors” beginning on page S-1 of the accompanying prospectus supplement and page 3 of the accompanying prospectus for a discussion of certain factors you should consider before investing in the notes.

	Price to Public(1)	Underwriting Discounts and Commissions	Proceeds, before expenses, to Nomura Holdings, Inc.
Per 2.75% Note	99.403%	0.35%	99.053%

Total	$994,030,000	$3,500,000	$990,530,000

(1)	Plus accrued interest from and including March 19, 2014, if settlement occurs after that date.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this pricing supplement. Any representation to the contrary is a criminal offense.

The notes are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

The notes will be ready for delivery in book-entry form through the book-entry delivery system of The Depository Trust Company for the accounts of its participants, including Clearstream Banking, société anonyme, and Euroclear Bank S.A./N.V., on or about March 19, 2014.

The underwriters for this offering, including Nomura Securities International, Inc. or any other of our affiliates, may use this pricing supplement and the accompanying prospectus supplement and prospectus in a market-making transaction in the notes after their initial sale. Unless we or the relevant underwriter informs the purchaser otherwise in the confirmation of sale, this pricing supplement and the accompanying prospectus supplement and prospectus are being used in a market- making transaction.

Sole Bookrunner

Nomura

Co-Managers

BNY Mellon Capital Markets, LLC	Citigroup	Natixis
RB International Markets (USA)	Santander	UniCredit Capital Markets

Pricing Supplement dated March 12, 2014.

Pricing Supplement

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this pricing supplement and the accompanying prospectus supplement and prospectus. You must not rely on any unauthorized information or representations. This pricing supplement and the accompanying prospectus supplement and prospectus are an offer to sell only the securities they describe, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this pricing supplement is current only as of its date.

PS-ii

SPECIFIC TERMS OF THE NOTES

Please note that in this section entitled “Specific Terms of the Notes”, references to “Nomura Holdings, Inc.”, “we”, “our” and “us” mean only Nomura Holdings, Inc. and do not include its consolidated subsidiaries, unless the context requires otherwise.

This pricing supplement No. 3 dated March 12, 2014, the prospectus supplement dated February 20, 2013 and the prospectus dated February 20, 2013 relating to the notes should be read together. Terms used but not defined in this pricing supplement have the meanings given to them in the accompanying prospectus supplement or prospectus, as applicable, unless the context requires otherwise.

The notes are a separate series of our senior debt securities under our Medium-Term Notes, Series A program governed by our amended and restated senior debt indenture, dated as of January 12, 2011, or the indenture, between us and Deutsche Bank Trust Company Americas, as trustee. This pricing supplement summarizes specific terms that will apply to the notes. The terms of the notes described here supplement those described in the accompanying prospectus supplement and prospectus and, if the terms described here are inconsistent with those described there, the terms described in this pricing supplement are controlling.

Terms of the $1,000,000,000 2.75% Notes due 2019, Medium-Term Notes, Series A

Issuer:	Nomura Holdings, Inc.

Issue:	$1,000,000,000 2.75% Notes due 2019

Type of securities:	Senior unsecured fixed-rate notes

Principal amount:	$1,000,000,000

Original issue date:	March 19, 2014

Settlement date:	March 19, 2014 (T+5)

Trade date:	March 12, 2014

Maturity date:	March 19, 2019

Interest rate:	2.75% per annum

Interest payment dates:	March 19 and September 19, commencing on September 19, 2014 to and including the applicable maturity date, subject to adjustment with the business day convention specified below

Regular record dates:	Each March 4 and September 4 (whether or not such date is a business day), as applicable, immediately preceding the applicable interest payment date

Price to public:	99.403% of the principal amount

Day count convention:	30/360 (ISDA)

Business day:	New York, Tokyo

Business day convention:	Following unadjusted

Denominations:	$2,000 and integral multiples of $1,000 in excess thereof

Currency:	U.S. dollars

Listing:	Professional Securities Market of the London Stock Exchange

Redemption:	Not redeemable prior to maturity, except as set forth under “Description of Senior Debt Securities—Redemption and Repayment—Optional Tax Redemption” in the accompanying prospectus.

ERISA:	As described under “Certain Benefit Plan Investor Considerations” in the accompanying prospectus supplement and “Benefit Plan Investor Considerations” in the accompanying prospectus.

CUSIP:	65535HAG4

ISIN:	US65535HAG48

Common code:	104641393

Form of notes:	The notes will be issued in book-entry form and represented by one or more global notes.

Trustee, paying agent and security registrar:	Deutsche Bank Trust Company Americas

Clearance and settlement:	The Depositary Trust Company, or DTC, including through its indirect participants Euroclear Bank S.A./N.V. and Clearstream Banking, société anonyme, as described under “Legal Ownership and Book-Entry Issuance” in the accompanying prospectus.

Underwriters:	Nomura Securities International, Inc. as sole bookrunner and BNY Mellon Capital Markets, LLC, Citigroup Global Markets Inc., Natixis Securities Americas LLC, RB International Markets (USA) LLC, Santander Investment Securities Inc. and UniCredit Capital Markets LLC, as co-managers.

ADDITIONAL INFORMATION ABOUT THE NOTES

Book-Entry System

We will issue the notes as global notes registered in the name of DTC, or its nominee. The sale of the notes will settle in immediately available funds through DTC. See “Legal Ownership and Book-Entry Issuance” in the accompanying prospectus. Investors may hold interests in global notes through organizations that participate, directly or indirectly, in the DTC system.

Japanese Taxation

For a summary of principal Japanese tax consequences of owning the notes, see “Taxation—Japanese Taxation” in the accompanying prospectus, as well as the additional description set forth below. The description below replaces in its entirety the description set forth under “Taxation—Japanese Taxation—Interest and issue differential”:

Interest payments on the debt securities paid through and including December 31, 2015 will be subject to Japanese withholding tax unless the holder establishes that the debt security is held by or for the account of a holder that is (i) for Japanese tax purposes, neither (x) an individual resident of Japan or a Japanese corporation, nor (y) an individual non-resident of Japan or a non-Japanese corporation that in either case is a person having a special relationship with us as described in Article 6, paragraph 4 of the Special Taxation Measures Act (a “specially-related person of ours”), or (ii) a Japanese designated financial institution as described in Article 6, paragraph 9 of the Special Taxation Measures Act which complies with the requirement for tax exemption under that paragraph.

Interest payments on the debt securities paid through and including December 31, 2015 to an individual resident of Japan, to a Japanese corporation not described in item (ii) of the preceding paragraph, or to an individual non-resident of Japan or a non-Japanese corporation that in either case is a specially-related person of ours will be subject to deduction in respect of Japanese income tax at the rate of 15.315% of the amount specified in subparagraphs (a) or (b) below, as applicable:

(a)	if interest is paid to an individual resident of Japan, to a Japanese corporation, or to an individual non-resident of Japan or a non-Japanese corporation that in either case is a specially-related person of ours (except as provided in subparagraph (b) below), the amount of such interest; or

(b)	if interest is paid to a public corporation, a financial institution, a financial instruments business operator or certain other entities through a Japanese payment handling agent, as provided in Article 3-3, paragraph 6 of the Special Taxation Measures Act in compliance with the requirement for tax exemption under that paragraph, the amount of such interest minus the amount provided in the cabinet order relating to the said paragraph 6.

Interest payments on the debt securities paid on or after January 1, 2016 will be subject to Japanese withholding tax unless the holder establishes that the debt security is held by or for the account of a holder that is (i) for Japanese tax purposes, neither (x) an individual resident of Japan or a Japanese corporation, nor (y) an individual non-resident of Japan or a non-Japanese corporation that in either case is a specially-related person of ours, (ii) a Japanese designated financial institution as described in Article 6, paragraph 9 of the Special Taxation Measures Act which complies with the requirement for tax exemption under that paragraph, or (iii) a public corporation, a financial institution, a financial instruments business operator or certain other entities which has received such payments through a Japanese payment handling agent, as provided in Article 3-3, paragraph 6 of the Special Taxation Measures Act, in compliance with the requirement for tax exemption under that paragraph.

Interest payments on the debt securities paid on or after January 1, 2016 to an individual resident of Japan, to a Japanese corporation not described in item (ii) of the preceding paragraph, or to an individual non-resident of Japan or a non-Japanese corporation that in either case is a specially-related person of ours (except for the Japanese designated financial institution and the public corporation, the financial institution, the financial instruments business operator and certain other entities described in the preceding paragraph) will be subject to deduction in respect of Japanese income tax at the rate of 15.315% of the amount of such interest.

A legend containing a statement to the same effect as set forth in the preceding paragraphs will be printed on the relevant debt securities or global debt security, as applicable, in compliance with the requirements of the Special Taxation Measures Act and regulations thereunder.

If the recipient of interest on the debt securities is a holder that is an individual non-resident of Japan or a non-Japanese corporation, having no permanent establishment in Japan, that in either case is not a specially-related person of ours, no Japanese income tax or corporation tax will be payable with respect to such interest whether by way of withholding or otherwise, if such recipient complies with certain requirements, inter alia:

(a)	if the relevant debt securities are held through a participant in an international clearing organization, such as DTC, Euroclear and Clearstream, Luxembourg, or through a financial intermediary, in each case, as prescribed by the Special Taxation Measures Act (each such participant or financial intermediary being referred to as a “Participant”), the requirement to provide certain information prescribed by the Special Taxation Measures Act to enable the Participant to establish that the recipient is exempt from the requirement for Japanese tax to be withheld or deducted; and

(b)	if the relevant debt securities are held not through a Participant, the requirement to submit to the relevant paying agent that makes payment of interest on the debt securities a claim for exemption from withholding tax (hikazei tekiyo shinkokusho), together with certain documentary evidence, at or prior to each time of receiving interest.

The above-described exemption from Japanese income tax or corporation tax with respect to interest on the debt securities will not be applicable to any debt securities on which interest is calculated based on any of certain indices, including the amount of profits or assets of ours or a specially-related person of ours, as described in Article 6, paragraph 4 of the Special Taxation Measures Act and the cabinet order relating to the said paragraph 4 (“Taxable Linked Securities”).

If a recipient of interest on the debt securities is an individual non-resident of Japan or a non-Japanese corporation, having no permanent establishment in Japan, which is subject to Japanese withholding tax due to its status as a specially-related person of ours or for any other reason, (i) the rate of withholding tax may be reduced, generally to 10%, under applicable tax treaty, convention or agreement, and (ii) if such recipient is not subject to Japanese tax under applicable tax treaty, convention or agreement due to its status as a registered securities dealer in the relevant country, such as the United Kingdom, or for any other reason, no Japanese income tax or corporation tax will be payable with respect to such interest whether by way of withholding or otherwise; provided that, in either case (i) or (ii) above, such recipient shall submit required documents and information (if any) to the relevant tax authority.

If the recipient of any difference between the issue price and the redemption price of the debt securities (the “issue differential”), is a holder that is an individual non-resident of Japan or a non-Japanese corporation, having no permanent establishment in Japan, that in either case is not a specially-related person of ours, no income tax or corporation tax will be payable with respect to such issue differential.

With effect from January 1, 2016, the term “issue differential” will be changed to the term “profit from redemption” and the definition thereof will be changed to the difference between the acquisition price of the debt securities and the amount which the holder receives upon redemption thereof.

United States Taxation

See “Taxation—United States Taxation” in the accompanying prospectus supplement and prospectus for a description of material United States federal income tax consequences of owning the notes.

Business Days

“Tokyo business day” means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in Tokyo generally are authorized or obligated by law, regulation or executive order to close.

SUPPLEMENTAL PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)

Nomura Holdings, Inc. and the underwriters for this offering named below have entered into a terms agreement and a distribution agreement with respect to the notes. Subject to certain conditions, each underwriter named below has severally agreed to purchase the principal amount of notes indicated in the following table.

Underwriter	Principal Amount of 2.75% Notes
Nomura Securities International, Inc.	$910,000,000
BNY Mellon Capital Markets, LLC	15,000,000
Citigroup Global Markets Inc.	15,000,000
Natixis Securities Americas LLC	15,000,000
RB International Markets (USA) LLC	15,000,000
Santander Investment Securities Inc.	15,000,000
UniCredit Capital Markets LLC	15,000,000

Total	$1,000,000,000

Notes sold by the underwriters to the public will initially be offered at the price to public set forth on the front cover page of this pricing supplement. The underwriters intend to purchase the notes from us at a purchase price equal to the price to public set forth on the front cover page of this pricing supplement less discounts and commissions of 0.35% of the principal amount of the 2.75% Notes. If all of the offered notes are not sold at the price to public set forth on the front cover page of this pricing supplement, the underwriters may change the offering price and the other selling terms.

The information about the price to public and net proceeds to Nomura Holdings, Inc. on the front cover page of this pricing supplement relates only to the initial sale of the notes. If you have purchased notes in a market-making transaction by the underwriters, including Nomura Securities International, Inc. or any other affiliate of Nomura Holdings, Inc. after the initial sale, information about the price and date of sale to you will be provided in a separate confirmation of sale.

We estimate that our share of the total offering expenses, excluding the underwriting discounts and commissions, will be approximately $1,424,800, including $128,800 in registration fees with the Securities and Exchange Commission, $470,000 in rating agency fees, $11,000 in printing fees, $765,000 in legal and accounting fees and $50,000 in other miscellaneous expenses relating to the offering of the notes.

Although the notes will be listed for trading on the Professional Securities Market of the London Stock Exchange, the notes are a new issue of securities with no established trading market. Nomura Holdings, Inc. has been advised by the underwriters that they may make a market in the notes. However, the underwriters are not obligated to do so and may discontinue market-making at any time without notice. No assurance can be given as to the liquidity of the trading market for the notes or the development of an active public trading market.

Nomura Holdings, Inc. has agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

Certain of the underwriters and their affiliates have in the past provided, and may in the future from time to time provide, investment banking and general financing and banking services to Nomura Holdings, Inc. and its affiliates, for which they have in the past received, and may in the future receive, customary fees. Nomura Holdings, Inc. and its affiliates have in the past provided, and may in the future from time to time provide, similar services to the underwriters and their affiliates on customary terms and for customary fees.

It is expected that delivery of the notes will be made against payment therefor on or about March 19, 2014, which is the fifth business day following the date hereof (such settlement cycle being referred to as “T+5”). Under Rule 15c6-1 under the Exchange Act trades in the secondary market generally are required to settle in three business days unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes on the date of pricing will be required, by virtue of the fact that the notes initially will settle in T+5, to specify an alternative settlement cycle at the time of any such trade to prevent failed settlement. Purchasers of the notes who wish to trade the notes on the date of pricing should consult their own advisors.

Conflicts of Interest

Nomura Securities International, Inc. is an affiliate of Nomura Holdings, Inc. and, as a result, has a conflict of interest in this offering within the meaning of FINRA Rule 5121 adopted by the Financial Industry Regulatory Authority, Inc. (FINRA). Consequently, the offering is being conducted in compliance with the provisions of Rule 5121. Because the notes to be offered will be rated investment grade, pursuant to Rule 5121, the appointment of a qualified independent underwriter is not necessary. In accordance with Rule 5121, Nomura Securities International, Inc. may not sell the notes to accounts over which it exercises discretionary authority without the specific prior written approval of the account holder.

Prospectus Supplement	Filed Pursuant to Rule 424(b)(2)
to Prospectus dated February 20, 2013.	Registration Statement No. 333-186755

NOMURA HOLDINGS, INC.

Medium-Term Notes, Series A

Nomura Holdings, Inc. may offer and sell its medium-term notes, Series A, or the notes, from time to time. The specific terms of any notes that we offer and sell will be included in a term sheet, pricing supplement, underlying supplement and/or product supplement, as the case may be. We refer to such term sheets, pricing supplements, underlying supplements and product supplements generally as pricing supplements. The following terms may apply to the notes we offer and sell from time to time:

•	generally, stated maturity of 12 months or longer

•	fixed or floating interest rate, zero coupon or issued with original issue discount; a floating interest rate may be based on rates specified in the applicable pricing supplement

•	amount of principal or interest may be determined by reference to one or more underlying indices, commodities, securities or other measures or instruments

•	may be book-entry form only

•	may be subject to redemption at the option of Nomura Holdings, Inc. or repayment at the option of the holder

•	not amortized or subject to a sinking fund

•	interest on fixed rate or floating rate notes paid monthly, quarterly, semi-annually or annually

•	denominations of $2,000 and integral multiples of $1,000 in excess thereof, unless otherwise specified in the applicable pricing supplement

•	may be denominated in a currency other than U.S. dollars or in a composite currency

•	settlement in immediately available funds

We plan to list the notes for trading on the Professional Securities Market of the London Stock Exchange, unless otherwise specified in the applicable pricing supplement.

See “Risk Factors” beginning on page S-1 of this prospectus supplement and page 3 of the base prospectus for a discussion of certain factors you should consider before investing in the notes.

Neither the U.S. Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement, the base prospectus or any pricing supplement. Any representation to the contrary is a criminal offense.

The notes are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

We may sell the notes directly or through one or more agents or dealers, including the agent listed below. The agents are not required to sell any particular amount of the notes.

We may use this prospectus supplement in the initial sale of any notes. In addition, Nomura Securities International, Inc. or any other of our affiliates may use this prospectus supplement in a market-making transaction in any notes after their initial sale. Unless we or our agent informs the purchaser otherwise in the confirmation of sale, this prospectus supplement is being used in a market-making transaction.

Nomura

Prospectus Supplement dated February 20, 2013.

Prospectus Supplement

Prospectus dated February 20, 2013

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus supplement and the base prospectus. You must not rely on any unauthorized information or representations. This prospectus supplement and the base prospectus are an offer to sell only the securities they describe, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus supplement is current only as of its date.

S-ii

RISK FACTORS

Investing in the notes involves risks. You should consider carefully the risks relating to the notes described below, as well as the other information presented in, or incorporated by reference into, this prospectus supplement, the base prospectus or any relevant pricing supplement, before you decide whether to invest in the notes.

There are no prior markets for the notes and if markets develop, they may not be liquid

Although we plan to list the notes on the Professional Securities Market of the London Stock Exchange, there can be no assurance that any liquid markets for the notes will ever develop or be maintained. The agent has advised us that it currently intends to make a market in the notes of each series following the offering. However, the agent has no obligation to make a market in the notes and they may stop at any time. Further, there can be no assurance as to the liquidity of any markets that may develop for the notes or the prices at which you will be able to sell your notes, if at all. Future trading prices of the notes will depend on many factors, including:

•	prevailing interest rates;

•	our financial condition and results of operations;

•	the then-current ratings assigned to the notes;

•	the market for similar securities; and

•	general economic conditions.

Any trading markets that develop would be affected by many factors independent of and in addition to the foregoing, including the time remaining to the maturity of the notes; the outstanding amount of the notes; and the level, direction and volatility of market interest rates generally.

We are not restricted in our ability to dispose of our assets by the terms of the notes

The indenture governing the notes contains a negative pledge covenant that prohibits us from pledging assets to secure certain types of indebtedness, unless we make a similar pledge to secure the notes offered by any pricing supplement, this prospectus supplement and the base prospectus. However, we are generally permitted to sell or otherwise dispose of assets to another corporation or other entity under the terms of the notes. If we decide to dispose of a large amount of our assets, you will not be entitled to declare an acceleration of the maturity of the notes, and those assets will no longer be available to support the notes.

The indenture and the notes do not contain any restrictions on our ability to pay dividends, incur indebtedness or issue or repurchase securities and provide holders with limited protection in the event of a highly leveraged transaction or a change in control

The indenture and the notes do not contain any financial covenants or other restrictions on our ability to pay dividends on our shares of common stock, our ability to incur unsecured indebtedness, or our ability to issue new securities or repurchase our outstanding securities. In addition, the indenture and the notes do not contain any covenants or other provisions to afford protection to holders of the notes in the event of a highly leveraged transaction or change in control.

The notes may effectively be subordinated and do not entitle holders to receive specific security interests

We are a holding company with significant operations at the subsidiary level. The notes are unsecured obligations and will be structurally subordinated to debt obligations of our subsidiaries, as well as other obligations of our subsidiaries. A portion of our debt is secured by our assets. In addition, as is common with most Japanese corporations, our loan agreements relating to short-term and long-term debt with Japanese banks and some insurance companies require that we provide collateral for the benefit of the lenders at any time upon request by the lenders if it has become necessary to protect their loan receivables. Lenders whose loans constitute a majority of our indebtedness have the right to make such request. Although we have not received any requests of this kind from our lenders, there can be no assurance that our lenders will not request us to provide such collateral in the future. Most of these loan agreements, and some other loan agreements, contain rights of the lenders to offset cash deposits held by them against loans to us under specified circumstances. Whether the provisions in our loan agreements and debt arrangements described above can be enforced will depend upon factual circumstances. However, if they are enforced, the claims of these lenders and banks would have priority over our assets and would rank senior to the claims of holders of the notes.

We may choose to redeem the notes when prevailing interest rates are relatively low

If your notes are redeemable at our option, this means that we have the right, without your consent, to redeem or “call” all or a portion of your notes at any time, or at a specific point in time, as specified in the applicable pricing supplement. This does not mean that you have a similar right to require us to repay your notes. Where such redemption right exists, we may choose to redeem your notes when prevailing interest rates are lower than the rate then borne by your notes. In that case you would not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as the interest rate on the notes being redeemed. Any such redemption right of ours also may adversely impact your ability to sell your notes, and/or the price at which you could sell your notes, as the redemption date approaches. You should consult your own financial and legal advisors as to the risks of an investment in redeemable notes.

USE OF PROCEEDS

We intend to use the net proceeds from the sales of notes to provide additional funds for our operations and for other general corporate purposes, unless otherwise described in the applicable pricing supplement.

We will receive the net proceeds only from sales of the notes made in connection with their original issuance. We have not received, and do not expect to receive, any proceeds from resales of the notes by Nomura Securities International, Inc. or any of our other affiliates in market-making transactions. We expect our affiliates to retain the proceeds of their market-making resales and not to pay the proceeds to us.

DESCRIPTION OF NOTES

In this section, references to “Nomura Holdings, Inc.”, “we”, “our” and “us” refer only to Nomura Holdings, Inc. and not to its consolidated subsidiaries, while references to “Nomura” mean Nomura Holdings, Inc. together with its consolidated subsidiaries and affiliates. Also, references to “holders” mean those who own notes registered in their own names, on the books that we or the trustee maintain for this purpose, and not those who own beneficial interests in notes registered in street name or in notes issued in book-entry form through The Depository Trust Company or another depositary. Owners of beneficial interests in the notes should read the section entitled “Legal Ownership and Book-Entry Issuance” in the base prospectus.

Information About Our Medium-Term Notes, Series A Program

The notes are a separate series of our debt securities. We summarize various terms that apply generally to our debt securities, including the notes, in the base prospectus under the caption “Description of Senior Debt Securities”. The following description of the notes supplements that description of the senior debt securities. Consequently, you should read this prospectus supplement together with the base prospectus in order to understand the general terms of the notes issued under our medium-term notes, Series A program. However, if terms used in this prospectus supplement are inconsistent with the base prospectus, this prospectus supplement controls with regard to the notes.

This section summarizes the material terms that will apply generally to notes issued under our medium-term notes, Series A program. The specific terms of your notes will be described in the applicable pricing supplement that will accompany this prospectus supplement and the base prospectus. Those terms will supplement and, if applicable, may modify or replace the general terms described in this prospectus supplement and in the base prospectus. If your pricing supplement is inconsistent with this prospectus supplement or the base prospectus, your pricing supplement will control with regard to your notes. Consequently, the statements we make in this prospectus supplement or in the base prospectus may not apply to your notes.

When we refer to your pricing supplement, we mean the pricing supplement describing the specific terms of the notes you purchase. When we refer to the base prospectus, we mean our prospectus dated February 20, 2013. Unless we say otherwise below, the terms we use in this prospectus supplement that we also use in the base prospectus have the meanings we give them in that document. Similarly, the terms we use in your pricing supplement that we also use in this prospectus supplement will have the meanings we give them in this document, unless we say otherwise in your pricing supplement.

The notes are new issues of securities with no established trading markets. We will issue the notes in book-entry form through The Depository Trust Company. Application has been made for the notes to be admitted to trading on the London Stock Exchange plc’s Professional Securities Market.

Nomura Securities International, Inc. or any other of our affiliates may use this prospectus supplement in a market-making transaction in any notes after sale, including those notes previously issued under the original senior debt indenture. The terms and provisions of the original senior debt indenture and those of notes issued thereunder are substantially identical to those summarized below in this section.

The Notes Will Be Issued Under the Amended and Restated Senior Debt Indenture

The notes issued under our medium-term notes, Series A program will be issued under an amended and restated senior debt indenture between us, as issuer, and Deutsche Bank Trust Company Americas, as trustee, a form of which is included as an exhibit to the registration statement of which the base prospectus is a part (which we refer to as the “indenture” in this prospectus supplement). The trustee has two main roles:

•

First, the trustee can enforce your rights against us if we default. There are limitations on the extent to which the trustee acts on your behalf, which we describe under “Description of Senior Debt Securities—Default, Remedies and Waiver of Default” in the base prospectus; and

•	Second, the trustee performs administrative duties for us, such as sending you interest payments and notices.

We May Issue Other Series of Debt Securities

The indenture permits us to issue, from time to time, different series of senior debt securities and, within each different series of senior debt securities, different senior debt securities. The notes will be a single, distinct series of senior debt securities. We may, however, issue notes in such amounts, at such times and on such terms as we wish. The notes may differ from one another, and from other series, in their terms.

When we refer to the “notes”, the “medium-term notes” or “these notes”, we mean the notes issued under our medium-term notes, Series A program. When we refer to a “series” of debt securities, we mean a series, such as the notes, issued under the indenture.

Amounts That We May Issue

The indenture does not limit the aggregate amount of debt securities that we may issue. Nor does it limit the number of series or notes or the aggregate principal amount of any particular series or notes that we may issue. Also, if we issue notes having the same terms in a particular offering, we may “reopen” that offering at any later time and offer additional notes having the same CUSIP number, stated maturity, interest payment dates, if any, and other terms, except for the date of issuance and issue price.

Our affiliates may use this prospectus supplement to resell notes in market-making transactions, from time to time, including both notes that we have issued before the date of this prospectus supplement and notes that we have not yet issued. We describe these transactions under “Supplemental Plan of Distribution (Conflicts of Interest)” below.

The indenture and the notes do not limit our ability to incur other indebtedness or to issue other securities from time to time. Also, we are not subject to financial or similar restrictions by the terms of the notes or the indenture, except as described under “Description of Senior Debt Securities—Restriction on Certain Liens” in the base prospectus.

How the Notes Rank Against Other Debt

The notes will not be secured by any property or assets of Nomura Holdings, Inc. or its subsidiaries. Thus, by owning notes, you are one of our unsecured creditors.

The notes will not be subordinated to any of our other debt obligations. This means that, in a bankruptcy or liquidation proceeding against us, the notes would rank equally in right of payment with all other unsecured and unsubordinated senior debt of Nomura Holdings, Inc.

An investment in the notes involves risks. We summarize these risks under “Risk Factors” in this prospectus supplement and the base prospectus.

This Section Is Only a Summary

The indenture and its associated documents, including your notes, contain the full legal text of the matters described in this section and your pricing supplement. The indenture and the notes are governed and construed in accordance with the laws of the State of New York. A copy of the indenture has been filed with the SEC as part of the registration statement relating to the notes. See “Where You Can Find More Information” in the base prospectus for information on how to obtain a copy.

Investors should carefully read the description of the terms and provisions of our debt securities and the indenture under “Description of Senior Debt Securities” in the base prospectus. That section, together with this prospectus supplement and your pricing supplement, summarizes all the material terms of the indenture and your notes. They do not, however, describe every aspect of the indenture and your notes. For example, in this section entitled “Description of Notes”, the base prospectus and your pricing supplement, we use terms that have been given special meaning in the indenture, but we describe the meaning of only the more important of those terms in this prospectus supplement.

Features Common to All Notes

Currency of Notes

Amounts that become due and payable on the notes in cash will be payable in a currency, composite currency, basket of currencies or currency unit or units specified in your pricing supplement. We refer to this currency, composite currency, basket of currencies or currency unit or units as a “specified currency”. The specified currency for the notes will be U.S. dollars, unless your pricing supplement specifies otherwise. Some notes may have different specified currencies for principal and interest. You will have to pay for the notes by delivering the requisite amount of the specified currency for the principal to Nomura Securities International, Inc. or another firm that we name in your pricing supplement, unless other arrangements have been made between you and us or you and Nomura Securities International, Inc. We will make payments on the notes in the specified currency, except as described in the base prospectus under “Description of Senior Debt Securities—Payment Mechanics for Senior Debt Securities”. Before you purchase any notes payable in a non-U.S. dollar specified currency, as described in your pricing supplement, you should read carefully the section entitled “Descriptions of Senior Debt Securities—Payment Mechanics for Senior Debt Securities—Payments Due in non-U.S. Currency” in the base prospectus.

Types of Notes

We may issue any of the two types of notes described below. Notes may have elements of each of the two types of notes described below. For example, notes may bear interest at a fixed rate for some periods and at a floating rate in others.

•

Fixed Rate Notes. Notes of this type will bear interest at a fixed rate described in your pricing supplement. This type includes zero coupon notes, which bear no interest and are instead issued at a price lower than the principal amount. See “—Original Issue Discount Notes” below for more information about original issue discount notes.

Fixed rate notes, except any zero coupon notes, will bear interest from their original issue date or from the most recent date to which interest on the notes has been paid or made available for payment. Interest will accrue on the principal of fixed rate notes at the fixed rate per annum stated in your pricing supplement, until the principal is paid or made available for payment. Each payment of interest due on an interest payment date or the maturity will include interest accrued from and including the last date to which interest has been paid, or made available for payment, or from the issue date if none has been paid or made available for payment, to but excluding the interest payment date or maturity. We will compute interest on fixed rate notes on the basis of a 360-day year of twelve 30-day months (30/360 (ISDA) day count convention), unless your pricing supplement provides that we will compute interest on a different basis. We will pay interest on each interest payment date and at maturity as described in the base prospectus under “Description of Senior Debt Securities—Payment Mechanics for Senior Debt Securities”.

•

Floating Rate Notes. Notes of this type will bear interest at rates that are determined by reference to an interest rate formula. In some cases, the rates may also be adjusted by adding or subtracting a spread or multiplying by a spread multiplier and may be subject to a minimum rate or a maximum rate. The various interest rate formulas and these other features are described below in “—Interest Rates—Floating Rate Notes”. If your notes are floating rate notes, the formula and any adjustments that apply to the interest rate will be specified in your pricing supplement.

Floating rate notes will bear interest from their original issue date or from the most recent date to which interest on the notes has been paid or made available for payment. Interest will accrue on the principal of floating rate notes at a rate per annum determined according to the interest rate formula stated in your pricing supplement, until the principal is paid or made available for payment. We will pay interest on each interest payment date and at maturity as described in the base prospectus under “Description of Senior Debt Securities—Payment Mechanics for Senior Debt Securities”.

Original Issue Discount Notes

Fixed rate notes or floating rate notes may be original issue discount notes. Notes of this type are issued at a price lower than their principal amount and may provide that, upon redemption or acceleration of their maturity, an amount less than their principal amount may be payable. Original issue discount notes may be zero coupon notes. Notes issued at a discount to their principal may, for U.S. federal income tax purposes, be considered original issue discount notes, regardless of the amount payable upon redemption or acceleration of maturity. See “Taxation—United States Taxation—United States Holders—Original Issue Discount” in the base prospectus for a brief description of the U.S. federal income tax consequences of owning original issue discount notes.

Information in the Pricing Supplement

Your pricing supplement will describe one or more of the following terms of your notes:

•	the stated maturity;

•	the specified currency or currencies for principal and interest, if not U.S. dollars;

•	the denomination of your notes;

•	the price at which we originally issue your notes, expressed as a percentage of the principal amount, and the original issue date;

•	whether your notes are fixed rate notes or floating rate notes;

•	whether your notes are represented by a global note or a master global note;

•

if your notes are fixed rate notes, the annual rate at which your notes will bear interest, if any, and the interest payment dates, if different from those stated below under “—Interest Rates—Fixed Rate Notes”;

•

if your notes are floating rate notes, the interest rate basis, which may be one of the ten base rates described in “—Interest Rates—Floating Rate Notes” below or any other rate as specified in your pricing supplement; any applicable index currency or index maturity, spread or spread multiplier or initial base rate, maximum rate or minimum rate; if the interest rate basis for your notes is the CMT rate, the designated CMT Reuters screen page; if the interest rate basis for your notes is the federal funds rate, whether the federal funds rate will be determined by reference to the federal funds (effective) rate or the federal funds open rate; the business day convention; and the interest reset, determination, calculation and payment dates, all of which we describe under “—Interest Rates—Floating Rate Notes” below;

•	the regular record dates relating to interest payment dates;

•	if your notes are original issue discount notes, the yield to maturity;

•

if applicable, the circumstances under which your notes may be redeemed at our option or repaid at the holder’s option before the stated maturity, including any redemption commencement date, repayment date(s), redemption price(s) and redemption period(s), all of which we describe under “Description of Senior Debt Securities—Redemption and Repayment” in the base prospectus;

•	the depositary for your notes, if other than DTC, and any circumstances under which the holder may request notes in non-global form, if we choose not to issue your notes in book-entry form only;

•	if we choose to issue your notes in bearer form, any special provisions relating to bearer notes that are not addressed in the base prospectus; and

•	any other terms of your notes, which could be different from those described in this prospectus supplement and the base prospectus.

Market-Making Transactions. If you purchase your notes in a market-making transaction, you will receive information about the price you pay and your trade and settlement dates in a separate confirmation of sale. A market-making transaction is one in which Nomura Securities International, Inc. or another of our affiliates resells notes that it has previously acquired from another holder. A market-making transaction in a particular note occurs after the original sale of the note. See “Plan of Distribution (Conflicts of Interest)” in the base prospectus and “Supplemental Plan of Distribution (Conflicts of Interest)” below.

Form, Denomination and Legal Ownership of Notes

Your notes will be issued in registered form, without interest coupons, in any authorized denominations. Unless otherwise specified in your pricing supplement, the authorized denominations will be $2,000 and integral multiples of $1,000 in excess thereof.

Your notes will be issued in book-entry form and represented by a global note or a master global note. You should read the section “Legal Ownership and Book-Entry Issuance” in the base prospectus for information about this type of arrangement and your rights under this type of arrangement.

Interest Rates

This subsection describes the different kinds of interest rates that may apply to your notes, if they bear interest, as specified in your pricing supplement.

Fixed Rate Notes

Fixed rate notes, except zero coupon notes, will bear interest from their original issue date or from the most recent date to which interest on the notes has been paid or made available for payment. Interest will accrue on the principal of fixed rate notes at the fixed yearly rate stated in your pricing supplement, until the principal is paid or made available for payment. Your pricing supplement will describe the interest periods and relevant interest payment dates on which interest on fixed rate notes will be payable. For fixed rate notes that bear interest, each payment of interest due on an interest payment date or the maturity will include interest accrued from and including the last date to which interest has been paid, or made available for payment, or from the issue date if none has been paid or made available for payment, to but excluding the interest payment date or the maturity. We will compute interest on fixed rate notes on the basis of a 360-day year of twelve 30-day months (30/360 (ISDA) day count convention), unless your pricing supplement provides that we will compute interest on a different basis. For fixed rate notes that bear interest, we will pay accrued interest as described in the base prospectus under “Description of Senior Debt Securities—Payment Mechanics for Senior Debt Securities”.

Floating Rate Notes

In this subsection, we use several specialized terms relating to the manner in which floating interest rates are calculated. These terms appear in bold, italicized type the first time they appear, and we define these terms in “—Special Rate Calculation Terms” at the end of this subsection.

For floating rate notes, interest will accrue, and we will compute and pay accrued interest, as described in the base prospectus under “Description of Senior Debt Securities—Types of Senior Debt Securities—Floating Rate Senior Debt Securities” and “—Payment Mechanics for Senior Debt Securities”. In addition, the following will apply to floating rate notes.

Base Rates. We currently expect to issue floating rate notes that bear interest at rates based on one or more of the following base rates:

•	CD rate;

•	CMS rate;

•	CMT rate;

•	commercial paper rate;

•	EURIBOR;

•	federal funds rate;

•	LIBOR;

•	prime rate;

•	treasury rate; and/or

•	11th district cost of funds rate.

We describe each of these base rates in further detail below in this subsection. If you purchase floating rate notes, your pricing supplement will specify the type of base rate that applies to your notes.

Interest payable on floating rate notes for any particular interest period will be calculated as described below using an interest factor, expressed as a decimal, applicable to each day during the applicable interest period, unless otherwise specified in your pricing supplement. Calculations relating to floating rate notes will be made by the calculation agent, an institution that we appoint as our agent for this purpose. The applicable pricing supplement for your floating rate note will name the institution that we have appointed to act as the calculation agent for that note as of its original issue date. We may appoint a different institution to serve as calculation agent from time to time after the original issue date of your floating rate note without your consent and without notifying you of the change. That institution may include any affiliate of ours, such as Nomura Securities International, Inc. Absent manifest error, all determinations of the calculation agent will be final and binding on you and us, without any liability on the part of the calculation agent.

For floating rate notes, the calculation agent will determine, on the corresponding calculation or interest determination date, as described below, the interest rate that takes effect on each interest reset date. In addition, the calculation agent will calculate the amount of interest that has accrued during each interest period—i.e., the period from and including the original issue date, or the last date to which interest has been paid or made available for payment, to but excluding the payment date. For each interest period, the calculation agent will calculate the amount of accrued interest by multiplying the face amount of the floating rate note by an accrued interest factor for the interest period. This factor will be determined in accordance with the day count convention specified in your pricing supplement, including the following:

•	If “1/1 (ISDA)” is specified, the factor will be equal to 1.

•

If “Actual/Actual (ISDA)” or “Act/Act (ISDA)” is specified, the factor will be equal to the number of days in the interest period divided by 365 (or, if any portion of that interest period falls in a leap year, the sum of (1) the number of days in that portion of the interest period falling in a leap year divided by 366 and (2) the number of days in that portion of the interest period falling in a non-leap year divided by 365).

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If “Actual/Actual (ICMA)” is specified, the factor will be equal to the number of days in the interest period, including February 29 in a leap year, divided by the product of (1) the actual number of days in such interest period and (2) the number of interest periods in the calendar year.

•

If “Actual/Actual (Bond)” is specified, the factor will be equal to the number of calendar days in the interest period, divided by the number of calendar days in the interest period multiplied by the number of interest periods in the calendar year.

•	If “Actual/Actual (Euro)” is specified, the factor will be equal to the number of calendar days in the interest period divided by 365 or, if the interest period includes February 29, 366.

•	If “Actual/365 (Fixed)”, “Act/365 (Fixed)”, “A/365 (Fixed)” or “A365F” is specified, the factor will be equal to the actual number of days in the interest period divided by 365.

•	If “Actual/360 (ISDA)”, “Act/360 (ISDA)” or “A/360 (ISDA)” is specified, the factor will be equal to the number of days in the interest period divided by 360.

•	If “Actual/360 (ICMA)” is specified, the factor will be equal to the number of calendar days in the period, including February 29 in a leap year, divided by 360 days.

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If “30/360 (ISDA)”, “360/360 (ISDA)” or “Bond Basis (ISDA)” is specified, the number of days in the interest period in respect of which payment is being made divided by 360, calculated on a formula basis as follows:

Day Count Fraction	=	[360 × (Y2 – Y1)] + [30 × (M2 – M1)] + (D2 – D1)
360

where:

“Y1” is the year, expressed as a number, in which the first day of the interest period falls;

“Y2” is the year, expressed as a number, in which the day immediately following the last day included in the interest period falls;

“M1” is the calendar month, expressed as a number, in which the first day of the interest period falls;

“M2” is the calendar month, expressed as a number, in which the day immediately following the last day included in the interest period falls;

“D1” is the first calendar day, expressed as a number, of the interest period, unless such number would be 31, in which case D1 will be 30; and

“D2” is the calendar day, expressed as a number, immediately following the last day included in the interest period, unless such number would be 31 and D1 is greater than 29, in which case D2 will be 30.

•

If “30E/360”, “30E/360 (ISDA)” or “Eurobond Basis” is specified, the number of days in the interest period in respect of which payment is being made divided by 360, calculated on a formula basis as follows:

Day Count Fraction	=	[360 × (Y2 – Y1)] + [30 × (M2 – M1)] + (D2 – D1)
360

where:

“Y1” is the year, expressed as a number, in which the first day of the interest period falls;

“Y2” is the year, expressed as a number, in which the day immediately following the last day included in the interest period falls;

“M1” is the calendar month, expressed as a number, in which the first day of the interest period falls;

“M2” is the calendar month, expressed as a number, in which the day immediately following the last day included in the interest period falls;

“D1” is the first calendar day, expressed as a number, of the interest period, unless such number would be 31, in which case D1 will be 30; and

“D2” is the calendar day, expressed as a number, immediately following the last day included in the interest period, unless (i) such number would be 31, and (ii), if “30E/360 (ISDA)” is specified, that day is also the last day of February, in which case D2 will be 30.

Unless otherwise specified in your pricing supplement, CD rate notes, commercial paper rate notes, EURIBOR notes, federal funds rate notes, LIBOR notes, prime rate notes and 11th district cost of funds rate notes will be subject to the Actual/360 (ISDA) day count convention, and CMS rate notes, CMT rate notes and treasury rate notes will be subject to the Actual/Actual (ISDA) day count convention.

Upon the request of the holder of any floating rate note, the calculation agent will provide the interest rate then in effect, and, if determined, the interest rate that will become effective on the next interest reset date with respect to such floating rate note.

All percentages resulting from any calculation relating to any note will be rounded upward or downward, as appropriate, to the next higher or lower one hundred-thousandth of a percentage point, e.g., 9.876541% (or .09876541) being rounded down to 9.87654% (or .0987654) and 9.876545% (or .09876545) being rounded up to 9.87655% (or .0987655). All amounts used in or resulting from any calculation relating to any note will be rounded upward or downward, as appropriate, to the nearest cent, in the case of U.S. dollars, or to the nearest corresponding hundredth of a unit, in the case of a currency other than U.S. dollars, with one-half cent or one-half of a corresponding hundredth of a unit or more being rounded upward.

Initial Base Rate. Unless otherwise specified in your pricing supplement, for floating rate notes, the initial base rate will be the applicable base rate in effect from and including the original issue date to but excluding the initial interest reset date. We will specify the initial base rate in your pricing supplement.

Spread or Spread Multiplier. In some cases, the base rate for floating rate notes may be adjusted:

•	by adding or subtracting a specified number of basis points, called the spread, with one basis point being 0.01%; or

•	by multiplying the base rate by a specified percentage, called the spread multiplier.

If you purchase floating rate notes, your pricing supplement will specify whether a spread or spread multiplier will apply to your notes and, if so, the amount of the applicable spread or spread multiplier.

Maximum and Minimum Rates. The actual interest rate, after being adjusted by the spread or spread multiplier, may also be subject to either or both of the following limits:

•	a maximum rate—i.e., a specified upper limit that the actual interest rate in effect at any time may not exceed; and/or

•	a minimum rate—i.e., a specified lower limit that the actual interest rate in effect at any time may not fall below.

If you purchase floating rate notes, your pricing supplement will specify whether a maximum rate and/or minimum rate will apply to your notes and, if so, what those rates are.

Whether or not a maximum rate applies, the interest rate on floating rate notes will in no event be higher than the maximum rate permitted by New York law, as it may be modified by U.S. law of general application. Under current New York law, the maximum rate of interest, with some exceptions, for any loan in an amount less than $250,000 is 16% and for any loan in the amount of $250,000 or more but less than $2,500,000 is 25%, per year on a simple interest basis. These limits do not apply to loans of $2,500,000 or more.

The rest of this subsection describes how the interest rate and the interest payment dates will be determined, and how interest will be calculated, on floating rate notes.

Interest Reset Dates. The rate of interest on floating rate notes will be reset, by the calculation agent described below, daily, weekly, monthly, quarterly, semi-annually or annually (each, an “interest reset period”). The date on which the interest rate resets and the reset rate becomes effective is called the interest reset date. Except as otherwise specified in your pricing supplement, the interest reset date will be as follows:

•	for floating rate notes that reset daily, each business day;

•	for floating rate notes that reset weekly and are not treasury rate notes, the Wednesday of each week;

•	for treasury rate notes that reset weekly, the Tuesday of each week, except as otherwise described in the next to last paragraph under “—Interest Determination Dates” below;

•	for floating rate notes that reset monthly, the third Wednesday of each month;

•	for floating rate notes that reset quarterly, the third Wednesday of March, June, September and December of each year;

•	for floating rate notes that reset semi-annually, the third Wednesday of each of two months of each year as specified in your pricing supplement; and

•	for floating rate notes that reset annually, the third Wednesday of one month of each year as specified in your pricing supplement.

For floating rate notes, the interest rate in effect on any particular day will be the interest rate determined with respect to the latest interest reset date that occurs on or before that day. There are several exceptions, however, to the reset provisions described above.

Interest reset dates are subject to adjustment, as described below under “—Business Day Conventions”. The applicable business day convention for an interest reset date will be specified in your pricing supplement.

The base rate in effect from and including the original issue date to but excluding the first interest reset date will be the initial base rate. For floating rate notes that reset daily or weekly, the base rate in effect for each day following the second business day before an interest payment date to, but excluding, the interest payment date, and for each day following the second business day before the maturity to, but excluding, the maturity, will be the base rate in effect on that second business day.

Interest Determination Dates. The interest rate that takes effect on an interest reset date will be determined by the calculation agent by reference to a particular date called an interest determination date. Except as otherwise specified in your pricing supplement:

•

For all floating rate notes other than LIBOR notes, EURIBOR notes, treasury rate notes and 11th district cost of funds rate notes, the interest determination date relating to a particular interest reset date will be the second business day before the interest reset date.

•

For LIBOR notes, the interest determination date relating to a particular interest reset date will be the second London business day preceding the interest reset date, unless the index currency is pounds sterling, in which case the interest determination date will be the interest reset date. We refer to an interest determination date for LIBOR notes as a LIBOR interest determination date.

•

For EURIBOR notes, the interest determination date relating to a particular interest reset date will be the second euro business day preceding the interest reset date. We refer to an interest determination date for EURIBOR notes as a EURIBOR interest determination date.

•

For treasury rate notes, the interest determination date relating to a particular interest reset date, which we refer to as a treasury interest determination date, will be the day of the week in which the interest reset date falls on which treasury bills—i.e., direct obligations of the U.S. government—would normally be auctioned. Treasury bills are usually sold at auction on the Monday of each week, unless that day is a legal holiday, in which case the auction is usually held on the following Tuesday, except that the auction may be held on the preceding Friday. If as the result of a legal holiday an auction is held on the preceding Friday, that Friday will be the treasury interest determination date relating to the interest reset date occurring in the next succeeding week. If the auction is held on a day that would otherwise be an interest reset date, then the interest reset date will instead be the first business day following the auction date.

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For 11th district cost of funds rate notes, the interest determination date relating to a particular interest reset date will be the last working day, in the first calendar month before that interest reset date, on which the Federal Home Loan Bank of San Francisco publishes the monthly average cost of funds paid by member institutions of the Eleventh Federal Home Loan Bank District for the second calendar month before that interest reset date. We refer to an interest determination date for 11th district cost of funds rate notes as an 11th district interest determination date.

Interest Calculation Dates. As described above, the interest rate that takes effect on a particular interest reset date will be determined by reference to the corresponding interest determination date. Except for LIBOR notes and EURIBOR notes, however, the determination of the rate will actually be made on a day no later than the corresponding interest calculation date. Unless otherwise specified in your pricing supplement, the interest calculation date will be the earlier of the following:

•	the tenth calendar day after the interest determination date or, if that tenth calendar day is not a business day, the next succeeding business day; or

•	the business day immediately preceding the interest payment date or the maturity, whichever is the day on which the next payment of interest will be due.

The calculation agent need not wait until the relevant interest calculation date to determine the interest rate if the rate information it needs to make the determination is available from the relevant sources sooner.

Interest Payment Dates. The interest payment dates for floating rate notes will depend on when the interest rate is reset and, unless we specify otherwise in your pricing supplement, will be as follows:

•

for floating rate notes that reset daily, weekly or monthly, the third Wednesday of each month or the third Wednesday of March, June, September and December of each year, as specified in your pricing supplement;

•	for floating rate notes that reset quarterly, the third Wednesday of March, June, September and December of each year;

•	for floating rate notes that reset semi-annually, the third Wednesday of the two months of each year specified in your pricing supplement; or

•	for floating rate notes that reset annually, the third Wednesday of the month specified in your pricing supplement.

Regardless of these rules, if notes are originally issued after the regular record date and before the date that would otherwise be the first interest payment date, the first interest payment date will be the date that would otherwise be the second interest payment date. The regular record dates will be specified in your pricing supplement.

CD Rate Notes

If you purchase CD rate notes, your notes will bear interest at a base rate equal to the CD rate and adjusted by the spread or spread multiplier, if any, specified in your pricing supplement.

•

The CD rate will be the rate, on the relevant interest determination date, for negotiable U.S. dollar certificates of deposit having the index maturity specified in your pricing supplement, as published in H.15(519) opposite the heading “CDs (secondary market)”. If the CD rate cannot be determined in this manner, the following procedures will apply.

•

If the rate described above does not appear in H.15(519) at 3:00 P.M., New York City time, on the relevant interest calculation date, unless the calculation is made earlier and the rate is available from that source at that time, then the CD rate will be the rate, for the relevant interest determination date, described above as published in H.15 daily update, or another recognized electronic source used for displaying that rate, under the heading “CDs (secondary market)”.

•

If the rate described above does not appear in H.15(519), H.15 daily update or another recognized electronic source at 3:00 P.M., New York City time, on the relevant interest calculation date, unless the calculation is made earlier and the rate is available from one of those sources at that time, the CD rate will be the arithmetic mean of the following secondary market offered rates for negotiable U.S. dollar certificates of deposit of major U.S. money center banks with a remaining maturity closest to the specified index maturity, and in a representative amount: the rates offered as of 10:00 A.M., New York City time, on the relevant interest determination date, by three leading nonbank dealers in negotiable U.S. dollar certificates of deposit in New York City, as selected by the calculation agent.

•

If fewer than three dealers selected by the calculation agent are quoting as described above, the CD rate in effect for the new interest period will be the CD rate in effect for the prior interest period. If the initial base rate has been in effect for the prior interest period, however, it will remain in effect for the new interest period.

CMS Rate Notes

If you purchase CMS rate notes, your notes will bear interest at a base rate equal to the CMS rate and adjusted by the spread or spread multiplier, if any, specified in your pricing supplement.

The CMS rate will be the rate, on the relevant interest determination date, appearing on the Reuters screen ISDAFIX2 page under the heading “EURIBOR Basis-EUR” or “LIBOR Basis-EUR”, for the index maturity specified in your pricing supplement at 10:00 A.M., London time. If the CMS rate cannot be determined in this manner, the following procedures will apply:

•

If the rate described above does not appear on Reuters ISDAFIX2 page under the appropriate heading for the specified index maturity at 10:00 A.M., London time, on the relevant interest calculation date, unless the calculation is made earlier and the rate is available from that source at that time, then the CMS rate will be determined on the basis of the mid-market semi-annual swap rate quotations provided by five leading swap dealers in the London interbank market at approximately 10:00 A.M., London time, on the relevant interest determination date. For this purpose, the semi-annual swap rate means the mean of the bid and offered rates for the semi-annual fixed leg, calculated on a 30/360 day count basis, of a fixed-for-floating euro interest rate swap transaction with a term equal to the specified index maturity commencing on the relevant interest determination date with an acknowledged dealer of good credit in the swap market, where the floating leg, calculated on an Actual/360 day count basis, is equivalent to EURIBOR (in the case of EURIBOR Basis-EUR) or LIBOR (in the case of LIBOR Basis-EUR) with a maturity of three months, as such rate may be determined in accordance with the provisions set forth above under “—EURIBOR Notes”. The calculation agent will select the five swap dealers in its sole discretion and will request the principal London office of each of those dealers to provide a quotation of its rate.

•

If at least three quotations are provided, the CMS rate for that interest determination date will be the arithmetic mean of the quotations, eliminating the highest and lowest quotations or, in the event of equality, one of the highest and one of the lowest quotations.

•	If fewer than three quotations are provided, the calculation agent will determine the CMS rate in its sole discretion.

CMT Rate Notes

If you purchase CMT rate notes, your notes will bear interest at a base rate equal to the CMT rate and adjusted by the spread or spread multiplier, if any, specified in your pricing supplement.

The CMT rate will be the following rate as published in H.15(519) opposite the heading “Treasury Constant Maturities”, as the yield is displayed on the designated CMT Reuters screen page under the heading “Treasury Constant Maturities ”, under the column for the designated CMT index maturity:

•	if the designated CMT Reuters screen page is the Reuters screen FRBCMT page, the rate for the relevant interest determination date; or

•

if the designated CMT Reuters screen page is the Reuters screen FEDCMT page, the weekly or monthly average, as specified in your pricing supplement, for the week that ends immediately before the week in which the relevant interest determination date falls, or for the month that ends immediately before the month in which the relevant interest determination date falls, as applicable.

If the CMT rate cannot be determined in this manner, the following procedures will apply:

•

If the applicable rate described above is not displayed on the relevant designated CMT Reuters screen page at 3:00 P.M., New York City time, on the relevant interest calculation date, unless the calculation is made earlier and the rate is available from that source at that time, then the CMT rate will be the applicable treasury constant maturity rate described above—i.e., for the designated CMT index maturity and for either the relevant interest determination date or the weekly or monthly average, as applicable—as published in H.15(519).

•

If the applicable rate described above does not appear in H.15(519) at 3:00 P.M., New York City time, on the relevant interest calculation date, unless the calculation is made earlier and the rate is available from one of those sources at that time, then the CMT rate will be the treasury constant maturity rate, or other U.S. treasury rate, for the designated CMT index maturity and with reference to the relevant interest determination date, that:

•	is published by the Board of Governors of the Federal Reserve System, or the U.S. Department of the Treasury; and

•	is determined by the calculation agent to be comparable to the applicable rate formerly displayed on the designated CMT Reuters screen page and published in H.15(519).

•

If the rate described in the prior paragraph does not appear at 3:00 P.M., New York City time, on the relevant interest calculation date, unless the calculation is made earlier and the rate is available from one of those sources at that time, then the CMT rate will be the yield to maturity of the arithmetic mean of the following secondary market offered rates for the most recently issued treasury notes having an original maturity of approximately the designated CMT index maturity and a remaining term to maturity of not less than the designated CMT index maturity minus one year, and in a representative amount: the offered rates, as of approximately 3:30 P.M., New York City time, on the relevant interest determination date, of three primary U.S. government securities dealers in New York City selected by the calculation agent. In selecting these offered rates, the calculation agent will request quotations from five of these primary dealers and will disregard the highest quotation—or, if there is equality, one of the highest—and the lowest quotation—or, if there is equality, one of the lowest. Treasury notes are direct, non-callable, fixed rate obligations of the U.S. government.

•

If the calculation agent is unable to obtain three quotations of the kind described in the prior paragraph, the CMT rate will be the yield to maturity of the arithmetic mean of the following secondary market offered rates for treasury notes with an original maturity longer than the designated CMT index maturity, with a remaining term to maturity closest to the designated CMT index maturity and in a representative amount: the offered rates, as of approximately 3:30 P.M., New York City time, on the relevant interest determination date, of three primary U.S. government securities dealers in New York City selected by the calculation agent. In selecting these offered rates, the calculation agent will request quotations from five of these primary dealers and will disregard the highest quotation—or, if there is equality, one of the highest—and the lowest quotation—or, if there is equality, one of the lowest. If two treasury notes with an original maturity longer than the designated CMT index maturity have remaining terms to maturity that are equally close to the designated CMT index maturity, the calculation agent will obtain quotations for the treasury notes with the shorter original term to maturity.

•

If fewer than five but more than two of these primary dealers are quoting as described in the prior paragraph, then the CMT rate for the relevant interest determination date will be based on the arithmetic mean of the offered rates so obtained, and neither the highest nor the lowest of those quotations will be disregarded.

•

If two or fewer primary dealers selected by the calculation agent are quoting as described above, the CMT rate in effect for the new interest period will be the CMT rate in effect for the prior interest period. If the initial base rate has been in effect for the prior interest period, however, it will remain in effect for the new interest period.

Commercial Paper Rate Notes

If you purchase commercial paper rate notes, your notes will bear interest at a base rate equal to the commercial paper rate and adjusted by the spread or spread multiplier, if any, specified in your pricing supplement.

The commercial paper rate will be the money market yield of the rate, for the relevant interest determination date, for commercial paper having the index maturity specified in your pricing supplement, as published in H.15(519) opposite the heading “Commercial Paper—Nonfinancial”. If the commercial paper rate cannot be determined as described above, the following procedures will apply:

•

If the rate described above does not appear in H.15(519) at 3:00 P.M., New York City time, on the relevant interest calculation date, unless the calculation is made earlier and the rate is available from that source at that time, then the commercial paper rate will be the rate, for the relevant interest determination date, for commercial paper having the index maturity specified in your pricing supplement, as published in H.15 daily update or any other recognized electronic source used for displaying that rate, opposite the heading “Commercial Paper—Nonfinancial”.

•

If the rate described above does not appear in H.15(519), H.15 daily update or another recognized electronic source at 3:00 P.M., New York City time, on the relevant interest calculation date, unless the calculation is made earlier and the rate is available from one of those sources at that time, the commercial paper rate will be the money market yield of the arithmetic mean of the following offered rates for U.S. dollar commercial paper that has the specified index maturity and is placed for an industrial issuer whose bond rating is “AA”, or the equivalent, from a nationally recognized rating agency: the rates offered as of 11:00 A.M., New York City time, on the relevant interest determination date, by three leading U.S. dollar commercial paper dealers in New York City selected by the calculation agent.

•

If fewer than three dealers selected by the calculation agent are quoting as described above, the commercial paper rate for the new interest period will be the commercial paper rate in effect for the prior interest period. If the initial base rate has been in effect for the prior interest period, however, it will remain in effect for the new interest period.

EURIBOR Notes

If you purchase EURIBOR notes, your notes will bear interest at a base rate equal to the interest rate for deposits in euros designated as “EURIBOR” and sponsored jointly by the European Banking Federation and ACI—The Financial Market Association, or any company established by the joint sponsors for purposes of compiling and publishing that rate. In addition, the EURIBOR base rate will be adjusted by the spread or spread multiplier, if any, specified in your pricing supplement. EURIBOR will be determined in the following manner:

•

EURIBOR will be the offered rate for deposits in euros having the index maturity specified in your pricing supplement, beginning on the second euro business day after the relevant EURIBOR interest determination date, as that rate appears on the Reuters screen EURIBOR01 page as of 11:00 A.M., Brussels time, on the relevant EURIBOR interest determination date.

•

If the rate described above does not so appear on the Reuters screen EURIBOR01 page, EURIBOR will be determined on the basis of the rates, at approximately 11:00 A.M., Brussels time, on the relevant EURIBOR interest determination date, at which deposits of the following kind are offered to prime banks in the euro-zone interbank market by the principal euro-zone office of each of four major banks in that market selected by the calculation agent: euro deposits having the specified index maturity, beginning on the relevant interest reset date, and in a representative amount. The calculation agent will request the principal euro-zone office of each of these banks to provide a quotation of its rate. If at least two quotations are provided, EURIBOR for the relevant EURIBOR interest determination date will be the arithmetic mean of the quotations.

•

If fewer than two quotations are provided as described above, EURIBOR for the relevant EURIBOR interest determination date will be the arithmetic mean of the rates for loans of the following kind to leading euro-zone banks quoted, at approximately 11:00 A.M., Brussels time on that EURIBOR interest determination date, by three major banks in the euro-zone selected by the calculation agent: loans of euros having the specified index maturity, beginning on the relevant interest reset date, and in a representative amount.

•

If fewer than three banks selected by the calculation agent are quoting as described above, EURIBOR for the new interest period will be EURIBOR in effect for the prior interest period. If the initial base rate has been in effect for the prior interest period, however, it will remain in effect for the new interest period.

Federal Funds Rate Notes

If you purchase federal funds rate notes, your notes will bear interest at a base rate equal to the federal funds (effective) rate or the federal funds open rate, as specified in your pricing supplement, and adjusted by the spread or spread multiplier, if any, specified in your pricing supplement.

If federal funds (effective) is the base rate indicated in your pricing supplement, the federal funds rate will be the rate for U.S. dollar federal funds on the relevant interest determination date, as published in H.15(519) opposite the heading “Federal funds (effective)”, as that rate is displayed on the Reuters screen FEDFUNDS1 page under the heading “EFFECT”. If the federal funds rate cannot be determined in this manner, the following procedures will apply:

•

If the rate described above is not displayed on the Reuters screen FEDFUNDS1 page at 3:00 P.M., New York City time, on the relevant interest calculation date, unless the calculation is made earlier and the rate is available from that source at that time, then the federal funds rate, for the relevant interest determination date, will be the rate described above as published in H.15 daily update, or another recognized electronic source used for displaying that rate, opposite the heading “Federal funds (effective)”.

•

If the rate described above is not displayed on the Reuters screen FEDFUNDS1 page and does not appear in H.15(519), H.15 daily update or another recognized electronic source at 3:00 P.M., New York City time, on the relevant interest calculation date, unless the calculation is made earlier and the rate is available from one of those sources at that time, the federal funds rate will be the arithmetic mean of the rates for the last transaction in overnight, U.S. dollar federal funds arranged, before 9:00 A.M., New York City time, on the relevant interest determination date, by three leading brokers of U.S. dollar federal funds transactions in New York City selected by the calculation agent.

•

If fewer than three brokers selected by the calculation agent are quoting as described above, the federal funds rate in effect for the new interest period will be the federal funds rate in effect for the prior interest period. If the initial base rate has been in effect for the prior interest period, however, it will remain in effect for the new interest period.

If federal funds open is the base rate indicated in your pricing supplement, the federal funds rate will be the rate for U.S. dollar federal funds on the relevant interest determination date under the heading “Federal Funds” and opposite the caption “Open”, as that rate is displayed on Reuters screen page 5. If the federal funds open rate cannot be determined in this manner, the following procedures will apply:

•

If the rate described above is not displayed on Reuters screen page 5 at 5:00 P.M., New York City time, on the relevant interest determination date, unless the calculation is made earlier and the rate is available from that source at that time, then the federal funds open rate for the relevant interest determination date, will be the rate for that day displayed on the FFPREBON Index page on Bloomberg (which is the Fed Funds Opening Rate as reported by Prebon Yamane (or a successor) on Bloomberg).

•

If the rate described above is not displayed on Reuters screen page 5 and does not appear on the FFPREBON Index on Bloomberg at 5:00 P.M., New York City time, on the relevant interest determination date, unless the calculation is made earlier and the rate is available from that source at that time, the federal funds open rate will be the arithmetic mean of the rates for the last transaction in overnight U.S. dollar federal funds, arranged before 9:00 A.M., New York City time, on the relevant interest determination date, quoted by three leading brokers of U.S. dollar federal funds transactions in New York City selected by the calculation agent.

•

If fewer than three brokers selected by the calculation agent are quoting as described above, the federal funds open rate in effect for the new interest period will be the federal funds open rate in effect for the prior interest period. If the initial base rate has been in effect for the prior interest period, however, it will remain in effect for the new interest period.

LIBOR Notes

If you purchase LIBOR notes, your notes will bear interest at a base rate equal to LIBOR, which will be the London interbank offered rate for the index maturity specified in your pricing supplement and for deposits in U.S. dollars or any other index currency, as specified in your pricing supplement. In addition, the applicable LIBOR base rate will be adjusted by the spread or spread multiplier, if any, specified in your pricing supplement. LIBOR will be determined in the following manner:

•

LIBOR will be the offered rate appearing on the Reuters screen LIBOR page as of 11:00 A.M., London time, on the relevant LIBOR interest determination date, for deposits of the relevant index currency having the specified index maturity beginning on the relevant interest reset date. Your pricing supplement will indicate the index currency and the index maturity that apply to your LIBOR notes.

•

If the rate described above does not so appear on the Reuters screen LIBOR page, then LIBOR will be determined on the basis of the rates, at approximately 11:00 A.M., London time, on the relevant LIBOR interest determination date, at which deposits of the following kind are offered to prime banks in the London interbank market by four major banks in that market selected by the calculation agent: deposits of the index currency having the specified index maturity, beginning on the relevant interest reset date, and in a representative amount. The calculation agent will request the principal London office of each of these banks to provide a quotation of its rate. If at least two quotations are provided, LIBOR for the relevant LIBOR interest determination date will be the arithmetic mean of the quotations.

•

If fewer than two quotations are provided as described above, LIBOR for the relevant LIBOR interest determination date will be the arithmetic mean of the rates for loans of the following kind to leading European banks quoted, at approximately 11:00 A.M., in the principal financial center for the country of the index currency, on that LIBOR interest determination date, by three major banks in that principal financial center selected by the calculation agent: loans of the index currency having the specified index maturity, beginning on the relevant interest reset date, and in a representative amount.

•

If fewer than three banks selected by the calculation agent are quoting as described above, LIBOR for the new interest period will be LIBOR in effect for the prior interest period. If the initial base rate has been in effect for the prior interest period, however, it will remain in effect for the new interest period.

Prime Rate Notes

If you purchase prime rate notes, your notes will bear interest at a base rate equal to the prime rate and adjusted by the spread or spread multiplier, if any, specified in your pricing supplement.

The prime rate will be the rate, for the relevant interest determination date, published in H.15(519) opposite the heading “Bank prime loan”. If the prime rate cannot be determined as described above, the following procedures will apply:

•

If the rate described above does not appear in H.15(519) at 3:00 P.M., New York City time, on the relevant interest calculation date, unless the calculation is made earlier and the rate is available from that source at that time, then the prime rate will be the rate, for the relevant interest determination date, as published in H.15 daily update or another recognized electronic source used for the purpose of displaying that rate, opposite the heading “Bank prime loan”.

•

If the rate described above does not appear in H.15(519), H.15 daily update or another recognized electronic source at 3:00 P.M., New York City time, on the relevant interest calculation date, unless the calculation is made earlier and the rate is available from one of those sources at that time, then the prime rate will be the arithmetic mean of the following rates as they appear on the Reuters screen USPRIME1 page: the rate of interest publicly announced by each bank appearing on that page as that bank’s prime rate or base lending rate, as of 11:00 A.M., New York City time, on the relevant interest determination date.

•

If fewer than four of these rates appear on the Reuters screen USPRIME1 page, the prime rate will be the arithmetic mean of the prime rates or base lending rates, as of the close of business on the relevant interest determination date, of three major banks in New York City selected by the calculation agent. For this purpose, the calculation agent will use rates quoted on the basis of the actual number of days in the year divided by a 360-day year.

•

If fewer than three banks selected by the calculation agent are quoting as described above, the prime rate for the new interest period will be the prime rate in effect for the prior interest period. If the initial base rate has been in effect for the prior interest period, however, it will remain in effect for the new interest period.

Treasury Rate Notes

If you purchase treasury rate notes, your notes will bear interest at a base rate equal to the treasury rate and adjusted by the spread or spread multiplier, if any, specified in your pricing supplement.

The treasury rate will be the rate for the auction, on the relevant treasury interest determination date, of U.S. government treasury bills having the index maturity specified in your pricing supplement, as that rate appears on the Reuters screen USAUCTION10 page or USAUCTION11 page under the heading “INVEST RATE”. If the treasury rate cannot be determined in this manner, the following procedures will apply:

•

If the rate described above does not appear on either page at 3:00 P.M., New York City time, on the relevant interest calculation date, unless the calculation is made earlier and the rate is available from that source at that time, the treasury rate will be the bond equivalent yield of the rate, for the relevant interest determination date, for the type of treasury bill described above, as announced by the U.S. Department of the Treasury.

•

If the auction rate described in the prior paragraph is not so announced by 3:00 P.M., New York City time, on the relevant interest calculation date, or if no such auction is held for the relevant week, then the treasury rate will be the bond equivalent yield of the rate, for the relevant treasury interest determination date and for treasury bills having the specified index maturity, as published in H.15(519) under the heading “U.S. government securities/Treasury bills (secondary market)”.

•

If the rate described in the prior paragraph does not appear in H.15(519) at 3:00 P.M., New York City time, on the relevant interest calculation date, unless the calculation is made earlier and the rate is available from one of those sources at that time, then the treasury rate will be the rate, for the relevant treasury interest determination date and for treasury bills having the specified index maturity, as published in H.15 daily update, or another recognized electronic source used for displaying that rate, under the heading “U.S. government securities/Treasury bills (secondary market)”.

•

If the rate described in the prior paragraph does not appear in H.15 daily update or another recognized electronic source at 3:00 P.M., New York City time, on the relevant interest calculation date, unless the calculation is made earlier and the rate is available from one of those sources at that time, the treasury rate will be the bond equivalent yield of the arithmetic mean of the following secondary market bid rates for the issue of treasury bills with a remaining maturity closest to the specified index maturity: the rates bid as of approximately 3:30 P.M., New York City time, on the relevant treasury interest determination date, by three primary U.S. government securities dealers in New York City selected by the calculation agent.

•

If fewer than three dealers selected by the calculation agent are quoting as described in the prior paragraph, the treasury rate in effect for the new interest period will be the treasury rate in effect for the prior interest period. If the initial base rate has been in effect for the prior interest period, however, it will remain in effect for the new interest period.

11th District Cost of Funds Rate Notes

If you purchase 11th district cost of funds rate notes, your notes will bear interest at a base rate equal to the 11th district cost of funds rate and adjusted by the spread or spread multiplier, if any, specified in your pricing supplement.

The 11th district cost of funds rate will be the rate equal to the monthly weighted average cost of funds for the calendar month immediately before the relevant 11th district interest determination date, as displayed on the Reuters screen COFI/ARMS page opposite the heading “11TH Dist COFI:” as of 11:00 A.M., San Francisco time, on that date. If the 11th district cost of funds rate cannot be determined in this manner, the following procedures will apply:

•

If the rate described above does not appear on the Reuters screen COFI/ARMS page on the relevant 11th district interest determination date, then the 11th district cost of funds rate for that date will be the monthly weighted average cost of funds paid by institutions that are members of the Eleventh Federal Home Loan Bank District for the calendar month immediately before the relevant 11th district interest determination date, as most recently announced by the Federal Home Loan Bank of San Francisco as that cost of funds.

•

If the Federal Home Loan Bank of San Francisco fails to announce the cost of funds described in the prior paragraph on or before the relevant 11th district interest determination date, the 11th district cost of funds rate in effect for the new interest period will be the 11th district cost of funds rate in effect for the prior interest period. If the initial base rate has been in effect for the prior interest period, however, it will remain in effect for the new interest period.

Business Day Conventions

As specified in your pricing supplement, one of the following business day conventions may apply to any note with regard to any relevant date other than one that falls on the maturity:

•

“Following business day convention” means, for any interest payment date, other than the maturity, if such date would otherwise fall on a day that is not a business day, then such date will be postponed to the next day that is a business day.

•

“Modified following business day convention” means, for any interest payment date, other than the maturity, if such date would otherwise fall on a day that is not a business day, then such date will be postponed to the next day that is a business day, except that, if the next business day falls in the next calendar month, then such date will be advanced to the immediately preceding day that is a business day.

•

“Following unadjusted business day convention” means, for any interest payment date, other than the maturity, that falls on a day that is not a business day, any payment due on such interest payment date will be postponed to the next day that is a business day; provided that interest due with respect to such interest payment date shall not accrue from and including such interest payment date to and including the date of payment of such interest as so postponed.

•

“Modified following unadjusted business day convention” means, for any interest payment date, other than the maturity, that falls on a day that is not a business day, any payment due on such interest payment date will be postponed to the next day that is a business day; provided that interest due with respect to such interest payment date shall not accrue from and including such interest payment date to and including the date of payment of such interest as so postponed, and provided further that, if such day would fall in the next succeeding calendar month, the date of payment with respect to such interest payment date will be advanced to the business day immediately preceding such interest payment date.

In all cases, if the stated maturity or any earlier redemption date or repayment date with respect to any note falls on a day that is not a business day, any payment of principal, premium, if any, and interest otherwise due on such day will be made on the next succeeding business day, and no interest on such payment shall accrue for the period from and after such stated maturity, redemption date or repayment date, as the case may be.

Business Days

One or more of the following business day definitions may apply to any note, as specified in your pricing supplement:

“Euro business day” means each Monday, Tuesday, Wednesday, Thursday and Friday on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) System, or any successor system, is open for business.

“London business day” means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in London generally are authorized or obligated by law, regulation or executive order to close and, in the case of any note for which LIBOR is an interest rate basis, is also a day on which dealings in the applicable index currency are transacted in the London interbank market.

“New York business day” means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in New York City generally are authorized or obligated by law, regulation or executive order to close.

Additional business days not defined above may apply to any note and will be described in your pricing supplement.

Special Rate Calculation Terms

In this subsection entitled “—Interest Rates”, we use several terms that have special meanings relevant to calculating floating interest rates. We define these terms as follows:

The term “bond equivalent yield” means a yield expressed as a percentage and calculated in accordance with the following formula:

bond equivalent yield	=	D × N	×	100
360 – (D × M)

where

•	“D” means the annual rate for treasury bills quoted on a bank discount basis and expressed as a decimal;

•	“N” means 365 or 366, as the case may be; and

•	“M” means the actual number of days in the applicable interest reset period.

The term “designated CMT index maturity” means the index maturity for CMT rate notes and will be the original period to maturity of a U.S. treasury security—either 1, 2, 3, 5, 7, 10, 20 or 30 years—specified in your pricing supplement. If no such original maturity period is so specified, the designated CMT index maturity will be 2 years.

The term “designated CMT Reuters screen page” means the Reuters screen page specified in your pricing supplement that displays treasury constant maturities as reported in H.15(519). If no Reuters screen page is so specified, then the applicable page will be the Reuters screen FEDCMT page. If the Reuters screen FEDCMT page applies but your pricing supplement does not specify whether the weekly or monthly average applies, the weekly average will apply.

The term “euro-zone” means, at any time, the region comprised of the member states of the European Economic and Monetary Union, or any successor union, that, as of that time, have adopted a single currency in accordance with the Treaty on European Union of February 1992, or any successor treaty.

“H.15(519)” means the weekly statistical release designated as such published by the Federal Reserve System Board of Governors, or its successor, available through the website of the Board of Governors of the Federal Reserve System at http://www.federalreserve.gov/releases/h15/update/h15upd.htm, or any successor site or publication.

“H.15 Daily Update” means the daily update of H.15(519), available through the website of the Board of Governors of the Federal Reserve System, at http://www.federalreserve.gov/releases/h15/update/h15upd.htm, or any successor site or publication.

The term “index currency” means, with respect to LIBOR notes, the currency specified as such in your pricing supplement. The index currency may be U.S. dollars or any other currency, and will be U.S. dollars unless another currency is specified in your pricing supplement.

The term “index maturity” means, with respect to floating rate notes, the period to maturity of the instrument or obligation on which the interest rate formula is based, as specified in your pricing supplement.

The term “money market yield” means a yield expressed as a percentage and calculated in accordance with the following formula:

money market yield	=	D × 360	×	100
360 – (D × M)

where

•	“D” means the annual rate for commercial paper quoted on a bank discount basis and expressed as a decimal; and

•	“M” means the actual number of days in the relevant interest reset period.

The term “representative amount” means an amount that, in the calculation agent’s judgment, is representative of a single transaction in the relevant market at the relevant time.

“Reuters screen” means the display on the Reuters 3000 Xtra service, or any successor or replacement service, on the page or pages specified in this prospectus supplement or your pricing supplement, or any successor or replacement page or pages on that service.

“Reuters screen LIBOR page” means the display on the Reuters screen LIBOR01 page or Reuters screen LIBOR02 page, as specified in your pricing supplement, or any replacement page or pages on which London interbank rates of major banks for the relevant index currency are displayed.

“Reuters screen USPRIME1 page” means the display on the Reuters screen page titled “USPRIME1”, for the purpose of displaying prime rates or base lending rates of major U.S. banks.

If, when we use the terms designated CMT Reuters screen page, H.15(519), H.15 daily update, Reuters screen LIBOR page, Reuters screen USPRIME1 page, Reuters screen USAUCTION10 page, Reuters screen USAUCTION11 page, Reuters screen ISDAFIX2 page, Reuters screen COFI/ARMS page, Reuters screen page 5 or Reuters screen, we refer to a particular heading or headings on any of those pages, those references include any successor or replacement heading or headings as determined by the calculation agent.

TAXATION

Japanese Taxation

Investors should read carefully the description of a summary of Japanese tax consequences under “Taxation—Japanese Taxation” in the base prospectus. The tax consequences of any particular note depend on its terms, and the tax treatment of each note will be described in the applicable pricing supplement.

United States Taxation

Investors should read carefully the description of material United States federal income tax consequences of owning the debt securities under “Taxation—United States Taxation” in the base prospectus. It is the opinion of Sullivan & Cromwell LLP, United States tax counsel to Nomura Holdings, Inc., that CD rate notes, CMS rate notes, CMT rate notes, commercial paper rate notes, EURIBOR notes, federal funds rate notes, LIBOR notes, prime rate notes, treasury rate notes and 11th district cost of funds rate notes generally will be treated as variable rate notes under the rules described under “Taxation—United States Taxation—United States Holders—Variable Rate Debt Securities” in the base prospectus, provided that (i) such notes meet the principal payments requirement discussed in the first bullet following “—Variable Rate Debt Securities”; (ii) the spread multiplier, if any, satisfies the restrictions discussed in the fourth bulleted item following “—Variable Rate Debt Securities”; and (iii) the maximum and minimum rates, if any, satisfy the restrictions discussed regarding rates subject to “certain restrictions (including caps, floors, governors or other similar restrictions)”.

However, the tax consequences of any particular note depend on its terms, and the tax treatment of each note will be described in the applicable pricing supplement. Consequently, unless the pricing supplement indicates otherwise, you should not rely on this opinion or the tax disclosure in the base prospectus in deciding whether to invest in any note. Moreover, in all cases, you should consult with your own tax advisor concerning the consequences of investing in and holding any particular note you propose to purchase.

SUPPLEMENTAL PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)

We and Nomura Securities International, Inc., as the agent, will enter into a distribution agreement with respect to the notes. Subject to certain conditions, the agent will agree to use its reasonable efforts to solicit purchases of the notes. We have the right to accept offers to purchase notes and may reject any proposed purchase of the notes. The agent may also reject any offer to purchase notes. We will pay the agent a commission on any notes sold through the agent. The commission we will pay to the agent will be specified in your pricing supplement.

We may also sell notes to the agent who will purchase the notes as principal for its own account. In that case, the agent will purchase the notes at a price equal to the issue price specified in your pricing supplement, less a discount. The discount will equal the applicable commission on an agency sale of notes with the same stated maturity.

The agent may resell any notes it purchases as principal to other brokers or dealers at a discount, which may include all or part of the discount the agent received from us. If all the notes are not sold at the initial offering price, the agent may change the offering price and the other selling terms.

We may also sell notes directly to investors. We will not pay commissions on notes we sell directly.

The agent, whether acting as agent or principal, may be deemed to be an “underwriter” within the meaning of the Securities Act of 1933, as amended, or the Securities Act. We have agreed to indemnify the agent against certain liabilities, including liabilities under the Securities Act.

If the agent sells notes to dealers who resell to investors and the agent pays the dealers all or part of the discount or commission it receives from us, those dealers may also be deemed to be “underwriters” within the meaning of the Securities Act.

The purchase price of the notes will be required to be paid in immediately available funds in New York City.

We may appoint agents, other than or in addition to Nomura Securities International, Inc., with respect to the notes. Any other agents will be named in your pricing supplement and those agents will enter into the distribution agreement referred to above. The other agents may be affiliates or customers of Nomura Holdings, Inc. and may engage in transactions with and perform services for Nomura Holdings, Inc. in the ordinary course of business. Nomura Securities International, Inc. may resell notes to or through another of our affiliates, as selling agent.

The notes are a new issue of securities, and there will be no established trading market for any note before its original issue date. We have been advised by Nomura Securities International, Inc. that it intends to make a market in the notes. However, neither Nomura Securities International, Inc. nor any of our other affiliates nor any other agent named in your pricing supplement that makes a market is obligated to do so and any of them may stop doing so at any time without notice. No assurance can be given as to the liquidity or trading market for the notes.

This prospectus supplement may be used by Nomura Securities International, Inc. or any of our other affiliates in connection with offers and sales of the notes in market-making transactions. Information about the trade and settlement dates, as well as the purchase price, for a market-making transaction will be provided to the purchaser in a separate confirmation of sale.

Unless Nomura Holdings, Inc. or an agent informs you in your confirmation of sale that your notes are being purchased in its original offering and sale, you may assume that you are purchasing your notes in a market-making transaction.

We describe market-making transactions and other matters relating to the distribution of the notes in the base prospectus under “Plan of Distribution (Conflicts of Interest)”.

Price Stabilization and Short Positions

In connection with the distribution of the notes, the agents are permitted, in accordance with applicable laws, to engage in transactions that stabilize the market prices of the notes. Such transactions consist of bids or purchases to peg, fix or maintain the prices of the notes. If the agents create a short position in the notes of a series, that is, if they sell more notes of that series than are on the cover page of the related pricing supplement, the agents may reduce that short position by purchasing notes of that series in the open market. Purchases of notes to stabilize the price or to reduce a short position could cause the price of the notes to be higher than it might be in the absence of such purchases. The agents also may impose a penalty bid. This occurs when a particular agent repays to the agents a portion of the discount received by it because the agents have repurchased notes sold by or for the account of that agent in stabilizing or short-covering transactions.

Neither we nor any of the agents makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of the notes. In addition, neither we nor any of the agents makes any representation that the agents will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Selling Restrictions

General

Each agent has agreed, or will be required to agree, that:

•

it will (to the best of its knowledge in and belief) comply with all applicable securities laws and regulations in force in any jurisdiction in which it purchases, offers, sells or delivers notes or possesses or distributes this prospectus supplement and will obtain any consent, approval or permission required by it for the purchase, offer, sale or delivery by it of the notes under the laws and regulations in force in any jurisdiction to which it is subject or in which it makes such purchases, offers, sales or deliveries and neither us nor any agent shall have responsibility therefor.

•

neither us nor any of the agent(s) represents that the notes may at any time lawfully be sold in compliance with any applicable registration or other requirements in any jurisdiction, or pursuant to any exemption available thereunder or assumes any responsibility for facilitating such sale.

•

with regard to each tranche, the relevant agent(s) will be required to comply with such other additional restrictions as us and the relevant agent(s) shall agree and as shall be set out in the applicable pricing supplement.

United Kingdom

Each agent has represented, warranted and agreed, or will be required to represent, warrant and agree, that:

•

in relation to any notes which have a maturity of less than one year, (a) it is a person whose ordinary activities involve it in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of its business and (b) it has not offered or sold and will not offer or sell any such notes other than to persons:

(A)	whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or as agent) for the purposes of their businesses; or

(B)	who it is reasonable to expect will acquire, hold, manage or dispose of investments (as principal or agent) for the purposes of their businesses, where the issue of the notes would otherwise constitute a contravention of Section 19 of the Financial Services and Markets Act 2000, or the FSMA, by us;
•

it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the FSMA) received by it in connection with the issue or sale of any notes in circumstances in which section 21(1) of the FSMA does not apply to us; and

•	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

European Economic Area

Each agent has represented and agreed, or will be required to represent and agree, that in relation to each member state of the European Economic Area which has implemented the Prospectus Directive, each, a “Relevant Member State”, that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State, (the “Relevant Implementation Date”), it has not made and will not make an offer of notes which are the subject of the offering contemplated by this prospectus supplement as completed by the final terms in relation thereto to the public in that Relevant Member State except that it may, with effect from and including the Relevant Implementation Date, make an offer of notes to the public in that Relevant Member State:

(a)	to any legal entity which is a qualified investor as defined in the Prospectus Directive

(b)	to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the relevant agent or agents nominated by us for any such offer; or

(c)	in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of notes referred to in (a) to (c) above shall require us or any agent to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

For the purposes of this provision, the expression “an offer of notes to the public” in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe the notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, and the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in each Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

This prospectus supplement has been prepared on the basis that any offer of the notes in any Relevant Member State will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of the notes. Accordingly, any person making or intending to make any offer in that Relevant Member State of the notes which are the subject of the transactions contemplated by this prospectus supplement, may only do so in circumstances in which no obligation arises for us or any of the underwriters to produce a prospectus for such offer pursuant to Article 3 of the Prospectus Directive in relation to such offer. Neither we nor the underwriters have authorized, or hereby authorize, the making of any offer of the notes in circumstances in which an obligation arises for us or any of the underwriters to publish a prospectus for such offer.

Japan

The notes have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended, the “Financial Instruments and Exchange Act”) and will be subject to the Act on Special Measures Concerning Taxation of Japan (Act No. 26 of 1957, as amended, the “Special Taxation Measures Act”). Accordingly, each of the underwriters, dealers and agents has represented and agreed that (i) it has not, directly or indirectly, offered or sold and will not, directly or indirectly, offer or sell any notes in Japan or to, or for the benefit of, any resident of Japan (which term as used in this item (i) means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or re-sale, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations and governmental guidelines of Japan; and (ii) it has not, directly or indirectly, offered or sold and will not, as part of its initial distribution, directly or indirectly offer or sell the notes to, or for the benefit of, any person other than a Gross Recipient. A “Gross Recipient” for this purpose is (i) a beneficial owner that is, for Japanese tax purposes, neither an individual resident of Japan or a Japanese corporation, nor an individual non-resident of Japan or non-Japanese corporation that in either case is a person having a special relationship with us as described in Article 6, paragraph 4 of the Special Taxation Measures Act (a “specially-related person of ours”) (excluding an underwriter, dealer or agent designated in Article 6, paragraph 10, item 1 of the Special Taxation Measures Act which purchases unsubscribed portions of the notes from other underwriters, dealers or agents, as the case may be), (ii) a Japanese financial institution, designated in Article 3-2-2, paragraph 29 of the Cabinet Order (Cabinet Order No. 43 of 1957, as amended) (the “Cabinet Order”) relating to the Special Taxation Measures Act that will hold the senior debt securities for its own proprietary account or (iii) an individual resident of Japan or a Japanese corporation whose receipt of interest on the senior debt securities will be made through a payment handling agent in Japan as defined in Article 2-2, paragraph 2 of the Cabinet Order. For the purpose of senior debt securities issued on or before March 31, 2010, references above to specially-related persons of ours do not apply.

Conflicts of Interest

Nomura Securities International, Inc. is an affiliate of ours and, as a result, will have a conflict of interest in any offering of the notes within the meaning of Rule 5121 adopted by the Financial Industry Regulatory Authority, Inc. (FINRA). Consequently, any offering of the notes will be conducted in compliance with the provisions of Rule 5121. To the extent that the notes to be offered are rated investment grade, pursuant to Rule 5121, the appointment of a qualified independent underwriter will not be necessary. In accordance with Rule 5121, Nomura Securities International, Inc. may not sell the notes to accounts over which it exercises discretionary authority without the specific prior written approval of the account holder.

VALIDITY OF THE NOTES

The validity of the notes that may be issued after the date of this prospectus supplement will be passed upon for Nomura Holdings, Inc. by Sullivan & Cromwell LLP as to matters of New York law and by Anderson Mori & Tomotsune as to matters of Japanese law. Simpson Thacher & Bartlett LLP, United States counsel for the agents, will pass upon the validity of the notes as to matters of New York law for the agents. The opinions of Sullivan & Cromwell LLP and Anderson Mori & Tomotsune will be based on assumptions about future actions required to be taken by Nomura Holdings, Inc. and the trustee in connection with the issuance and sale of the notes, about the specific terms of the notes and about other matters that may affect the validity of the notes but which could not be ascertained on the date of those opinions.

CERTAIN BENEFIT PLAN INVESTOR CONSIDERATIONS

A fiduciary of a pension, profit-sharing or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended, or ERISA, (each an “ERISA Plan”) should consider the fiduciary standards of ERISA in the context of the ERISA Plan’s particular circumstances before authorizing an investment in the notes. Among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the ERISA Plan, and whether the investment would involve a prohibited transaction under Title I of ERISA or Section 4975 of the U.S. Internal Revenue Code of 1986, as amended, or the Code.

Section 406 of ERISA and Section 4975 of the Code prohibit ERISA Plans, as well as individual retirement accounts, Keogh plans and other plans that are subject to Section 4975 of the Code (together with ERISA Plans, “Plans”), and entities whose underlying assets include “plan assets” by reason of any Plan’s investment in such entity (referred to herein as a Plan Asset Entity), from engaging in certain transactions involving “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to the Plan or Plan Asset Entity. A violation of these prohibited transaction rules may result in excise tax or other liabilities under Title I of ERISA or Section 4975 of the Code for those persons, unless exemptive relief is available under an applicable statutory, regulatory or administrative exemption.

Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and non-U.S. plans (as described in Section 4(b)(4) of ERISA) (“Non-ERISA Arrangements”), are not subject to the prohibited transaction restrictions of Section 406 of ERISA or Section 4975 of the Code but may be subject to similar provisions under applicable federal, state, local, non-U.S. or other laws (“Similar Laws”).

The acquisition or holding of the notes by a Plan or a Plan Asset Entity with respect to which we or certain of our affiliates is or becomes a party in interest or disqualified person may result in a prohibited transaction under Title I of ERISA or Section 4975 of the Code, unless the notes are acquired and held pursuant to an applicable exemption. The U.S. Department of Labor has issued prohibited transaction class exemptions, or PTCEs, that may provide exemptive relief for direct or indirect prohibited transactions that may arise from the acquisition or holding of the notes. These exemptions include PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers), PTCE 90-1 (for certain transactions involving insurance company pooled separate accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 95-60 (for transactions involving certain insurance company general accounts), and PTCE 96-23 (for transactions managed by in-house asset managers). In addition, ERISA Section 408(b)(17) and Code Section 4975(d)(20) provide an exemption (the “service provider exemption”) for the acquisition and disposition of securities, provided that neither the issuer of securities nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any Plan involved in the transaction, and provided further that the Plan pays no more and receives no less than “adequate consideration” (within the meaning of the service provider exemption) in connection with the transaction. There can be no assurance that all of the conditions of any such exemptions will be satisfied.

Because of the foregoing, the notes should not be acquired or held by any person investing “plan assets” of any Plan, Plan Asset Entity or Non-ERISA Arrangement, unless such acquisition and holding will not constitute a non-exempt prohibited transaction under ERISA and the Code or a similar violation of any applicable Similar Laws.

Any acquiror or holder of the notes or any interest therein will be deemed to have represented by its acquisition and holding of the notes that it either (1) is not a Plan, a Plan Asset Entity or a Non-ERISA Arrangement and is not acquiring the notes on behalf of or with the assets of any Plan, Plan Asset Entity or Non-ERISA Arrangement or (2) the acquisition and holding of the notes will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a similar violation under any applicable Similar Laws.

The foregoing discussion is general in nature and is not intended to be all inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is important that fiduciaries or other persons considering purchasing the notes on behalf of or with the assets of any Plan, Plan Asset Entity or Non-ERISA Arrangement consult with their counsel regarding the availability of exemptive relief under ERISA, the Code or Similar Laws, as applicable. Purchasers of the notes have exclusive responsibility for ensuring that their purchase and holding of the notes do not violate the fiduciary responsibility or prohibited transaction rules of Title I of ERISA or Section 4975 of the Code or any similar provisions of applicable Similar Laws. The sale of any notes to a Plan, Plan Asset Entity or Non-ERISA Arrangement is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by any such Plans, Plan Asset Entities or Non-ERISA Arrangements generally or any particular Plan, Plan Asset Entity or Non-ERISA Arrangement or that such investment is appropriate for such Plans, Plan Asset Entities or Non-ERISA Arrangements generally or any particular Plan, Plan Asset Entity or Non-ERISA Arrangement.

PROSPECTUS

Nomura Holdings, Inc.

Senior Debt Securities

We, Nomura Holdings, Inc., a joint stock company incorporated with limited liability under the laws of Japan, from time to time may offer to sell our senior debt securities. This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in a supplement to this prospectus.

The securities are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

We may offer and sell the securities on a continuous or delayed basis directly to investors or through underwriters, dealers or agents, including the firm named below, or through a combination of these methods. The names of any underwriters, dealers or agents will be included in a prospectus supplement. If any underwriters, dealers or agents are involved in the sale of any securities, the applicable prospectus supplement will set forth any applicable commissions or discounts.

You should carefully consider the risk factors beginning on page 3 of, and incorporated by reference into, this prospectus and in any applicable prospectus supplement(s) before you invest in any of our securities.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

We may use this prospectus in the initial sale of the senior debt securities. In addition, Nomura Securities International, Inc. or any other of our affiliates may use this prospectus in a market-making transaction in any of these or similar securities after its initial sale. Unless we or our agent inform the purchaser otherwise in the confirmation of sale, this prospectus is being used in a market-making transaction.

Nomura

The date of this prospectus is February 20, 2013.

You should rely only on the information contained in or incorporated by reference into this prospectus or any prospectus supplement. We have not authorized anyone to provide you with information different from that contained in or incorporated by reference in this prospectus or any prospectus supplement. We are offering to sell the securities only in jurisdictions where offers and sales are permitted. The information contained in or incorporated by reference in this prospectus or any prospectus supplement is accurate only as of the date on the front of those documents, regardless of the time of delivery of the documents or any sale of the securities.

The senior debt securities have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended), or the “Financial Instruments and Exchange Act”, and are subject to the Act on Special Measures Concerning Taxation of Japan (Act No. 26 of 1957, as amended), or the “Special Taxation Measures Act”. The senior debt securities may not be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or re-sale, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations and governmental guidelines of Japan. In addition, the senior debt securities are not, as part of the initial distribution by the underwriters, dealers and agents, including our affiliates, at any time to be directly or indirectly offered or sold to, or for the benefit of, any person other than a Gross Recipient. A “Gross Recipient” for this purpose is (i) a beneficial owner that is, for Japanese tax purposes, neither an individual resident of Japan or a Japanese corporation, nor an individual non-resident of Japan or a non-Japanese corporation that in either case is a person having a special relationship with us as described in Article 6, paragraph 4 of the Special Taxation Measures Act, or a “specially-related person of ours”, (ii) a Japanese financial institution, designated in Article 3-2-2, paragraph 29 of the Cabinet Order (Cabinet Order No. 43 of 1957, as amended), or the “Cabinet Order”, relating to the Special Taxation Measures Act that will hold the senior debt securities for its own proprietary account or (iii) an individual resident of Japan or a Japanese corporation whose receipt of interest on the senior debt securities will be made through a payment handling agent in Japan as defined in Article 2-2, paragraph 2 of the Cabinet Order. For the purpose of senior debt securities issued on or before March 31, 2010, references above to specially-related persons of ours do not apply. By subscribing for the senior debt securities, the investor will be deemed to have represented that it is a Gross Recipient.

ABOUT THIS PROSPECTUS

The term “Nomura” refers to Nomura Holdings, Inc. The terms “we”, “our”, and “us” refer to Nomura and, unless the context requires otherwise, will include Nomura’s subsidiaries.

Nomura’s financial statements, which are incorporated by reference into this prospectus, have been prepared in accordance with accounting principles generally accepted in the United States of America, which we refer to as U.S. GAAP. Nomura’s financial statements are denominated in Japanese yen, the legal tender of Japan. When we refer to “yen” or “¥”, we mean Japanese yen. When we refer to “$”, we mean U.S. dollars.

This prospectus is part of a registration statement on Form F-3 which we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. The specific terms of any securities we offer will be included in a supplement to this prospectus. A supplement to this prospectus may be in the form of one or more prospectus supplements, pricing supplements, addenda or free writing prospectuses, any and all of which are referred to herein as a “prospectus supplement” or “supplement to this prospectus”. The prospectus supplement will also describe the specific manner in which we will offer the securities. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information”.

FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and the information incorporated by reference in this prospectus include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. In addition, in the future we, and others on our behalf, may make statements that constitute forward-looking statements. You should not place undue reliance on any of these statements. Such forward-looking statements may include, without limitation, statements relating to the following:

•	our plans, objectives or goals;

•	our future economic performance or prospects;

•	the potential effect on our future performance of certain contingencies; and

•	assumptions underlying any such statements.

Words such as “believe”, “anticipate”, “expect”, “intend” and “plan” and similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements. We do not intend to update these forward-looking statements except as may be required by applicable securities laws.

By their very nature, forward-looking statements involve inherent risks and uncertainties, both general and specific, and risks exist that predictions, forecasts, projections and other outcomes described or implied in forward-looking statements will not be achieved. We caution you that a number of important factors could cause results to differ materially from the plans, objectives, expectations, estimates and intentions expressed in such forward-looking statements. These factors include:

•	market and interest rate fluctuations;

•	the strength of the global economy in general and the strength of the economies of the countries in which we conduct our operations in particular;

•	the ability of counterparties to meet their obligations to us;

•	the effects of, and changes in, fiscal, monetary, trade and tax policies, and currency fluctuations;

•	political and social developments, including war, civil unrest or terrorist activity;

•	the possibility of foreign exchange controls, expropriation, nationalization or confiscation of assets in countries in which we conduct our operations;

•	changes in the monetary and interest rate policies of the Bank of Japan and other central banks;

•	the ability to maintain sufficient liquidity and access to capital markets;

•	operational factors such as systems failure, human error or the failure to properly implement procedures;

•	actions taken by regulators with respect to our business and practices in one or more of the countries in which we conduct our operations;

•	the effects of changes in laws, regulations or accounting policies or practices;

•	competition in geographic and business areas in which we conduct our operations;

•	the ability to retain and recruit qualified personnel;

•	the ability to increase market share and control expenses;

•	acquisitions, including the ability to integrate successfully acquired businesses; and

•	our success at managing the risks involved in the foregoing.

We caution you that the foregoing list of important factors is not exhaustive. When evaluating forward-looking statements, you should carefully consider the foregoing factors and other uncertainties and events, the risk factors and other information contained in or incorporated by reference in this prospectus, as well as the risk factors relating to us, a particular security offered by this prospectus or a particular offering discussed in the applicable prospectus supplement.

WHERE YOU CAN FIND MORE INFORMATION

Available Information

We file annual reports and other information with the SEC. You may read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. In addition, the SEC maintains an Internet site at http://www.sec.gov that contains information regarding issuers that file electronically with the SEC.

We have filed with the SEC a registration statement on Form F-3 relating to the securities covered by this prospectus. This prospectus is part of the registration statement and does not contain all the information in the registration statement. Whenever a reference is made in this prospectus to a contract or other document, please be aware that the reference is not necessarily complete and that you should refer to the exhibits that are part of the registration statement for a copy of the applicable contract or other document. You may review a copy of the registration statement at the SEC’s Public Reference Room in Washington, D.C. as well as through the SEC’s Internet site noted above.

Incorporation of Documents by Reference

The SEC’s rules allow us to “incorporate by reference” the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file after the date of this prospectus with the SEC and which is incorporated by reference will automatically update and supersede the information contained in this prospectus or incorporated by reference in this prospectus.

We are incorporating by reference (i) our annual report on Form 20-F for the fiscal year ended March 31, 2012 filed with the SEC on June 27, 2012; (ii) our amended annual report on Form 20-F/A for the fiscal year ended March 31, 2012 filed with the SEC on June 28, 2012; (iii) our current report on Form 6-K submitted to the SEC on November 28, 2012; (iv) our current report on Form 6-K submitted to the SEC on December 21, 2012 (containing our interim operating and financial review for the three months and six months ended September 30, 2012); and (v) our current report on Form 6-K submitted to the SEC on January 31, 2013 (containing our financial summary for the nine months ended December 31, 2012 (U.S. GAAP)).

All annual reports on Form 20-F filed with the SEC after the date of this prospectus will be incorporated by reference to this prospectus. In addition, our current reports on Form 6-K submitted to the SEC after the date of this prospectus (or portions thereof) will be incorporated by reference in this prospectus only to the extent that the reports expressly state that we incorporate them (or such portions) by reference in this prospectus.

Each person, including any beneficial owner, to whom this prospectus is delivered may request a copy of items incorporated by reference, at no cost, by writing or telephoning us at our principal executive offices at Nomura Holdings, Inc., 9-1, Nihonbashi 1-chome, Chuo-ku, Tokyo 103-8645, Japan; Telephone: 81-3-5255-1000; Attention: Group Treasury Department.

Except as described above, no other information is incorporated by reference in this prospectus, including, without limitation, information on our website.

v

SUMMARY

This summary highlights key information described in greater detail elsewhere, or incorporated by reference, in this prospectus. You should read carefully the entire prospectus and the documents incorporated by reference and any applicable prospectus supplement before making an investment decision.

Nomura Holdings, Inc.

We are one of the leading financial services groups in Japan and have worldwide operations. We operate offices in various countries and regions, including Japan, the United States, the United Kingdom, Singapore and Hong Kong.

Senior Debt Securities

For any particular series of senior debt securities we offer, the applicable prospectus supplement will describe the title and series of the senior debt securities, the aggregate principal amount and the original issue price; the stated maturity; the redemption terms, if any; the rate or manner of calculating the rate and the payment dates for interest, if any; the amount or manner of calculating the amount payable at maturity and whether that amount may be paid by delivering cash, securities or other property; and any other specific terms. The senior debt securities will be issued under the amended and restated senior debt indenture between us and Deutsche Bank Trust Company Americas, as trustee. The senior debt securities offered in market-making transactions by our affiliates after initial issuance will include senior debt securities issued under the amended and restated senior debt indenture as well as those senior debt securities that we previously issued under the original senior debt indenture between us and the same trustee. We have summarized the general features of the senior debt indenture under the heading “Description of Senior Debt Securities”.

Form of Securities

We will issue the securities in book-entry form through one or more depositaries, such as The Depository Trust Company, or DTC, Euroclear Bank S.A./N.V., or Euroclear, or Clearstream Banking, société anonyme, or Clearstream, named in the applicable prospectus supplement. Each sale of a security in book-entry form will settle in immediately available funds through the applicable depositary, unless otherwise stated. We will generally issue the securities in registered form, without coupons. We may, however, issue the securities in bearer form if so specified in the applicable prospectus supplement.

Payment Currencies

Amounts payable in respect of the securities, including the original issue price, will be payable in U.S. dollars, unless otherwise set forth in the applicable prospectus supplement.

Listing

The applicable prospectus supplement will contain information, where applicable, as to any listing on any stock exchange of the securities covered by the applicable prospectus supplement.

Use of Proceeds

We intend to use the net proceeds from the sales of the securities to provide additional funds for our operations and for other general corporate purposes, unless otherwise set forth in the applicable prospectus supplement.

Manner of Offering

The securities will be offered in connection with their initial issuance or in market-making transactions by our affiliates after initial issuance. Those offered in market-making transactions may be securities that we will not issue until after the date of this prospectus as well as securities that we have previously issued under the amended and restated senior debt indenture or the original senior debt indenture. When we issue new securities, we may offer them for sale to or through underwriters, dealers and agents, including our affiliates, or directly to purchasers. The applicable prospectus supplement will include any required information about the firms we use and the discounts or commissions we may pay them for their services.

Our affiliates that we refer to above may include, among others, Nomura Securities International, Inc., for offers and sales in the United States, and Nomura International plc, for offers and sales outside the United States.

Conflicts of Interest

To the extent an initial offering of the securities will be distributed by one of our affiliates, each such offering of securities will be conducted in compliance with the requirements of Rule 5121 of the Financial Industry Regulatory Authority, or FINRA, regarding a FINRA member firm’s distribution of securities of an affiliate. See “Plan of Distribution (Conflicts of Interest)”.

Our registered head office is located at 9-1, Nihonbashi 1-chome, Chuo-ku, Tokyo 103-8645, Japan. You can reach us by phone at +81-(3)-5255-1000 or by facsimile at +81-(3)-3274-4496. Our website is located at http://www.nomura.com. The information contained on our website is not part of this prospectus.

RISK FACTORS

Investing in the senior debt securities offered using this prospectus involves risk. You should consider carefully the risks described below, together with the risks described in the documents incorporated by reference into this prospectus and any risk factors included in any prospectus supplement to this prospectus, before you decide to buy our senior debt securities. If any of these risks actually occur, our business, financial condition and results of operations could suffer, and the trading price and liquidity of the securities offered using this prospectus could decline, in which case you may lose all or part of your investment.

For a discussion of the risk factors affecting us and our business, you should also read the “Risk Factors” section of our most recent annual report on Form 20-F, which is incorporated by reference in this prospectus, or similar sections in subsequent reports incorporated by reference into this prospectus.

Risks Relating to Foreign Currency

The following risk factors should be primarily considered by investors located in the United States or investors outside of the United States wishing to receive payments in U.S. dollars. Similar risks may apply to those investors who invest in currencies other than the currencies of their home jurisdictions or the currencies in which the investors wish to receive payments.

An Investment in Our Securities May Involve Currency-Related Risks

An investment in a currency other than the currency of the investor’s home jurisdiction and/or in a currency other than the currency in which an investor wishes to receive funds entails significant risks that are not associated with a similar investment in a security not subject to currency-related risks. These risks include the possibility of significant changes in rates of exchange between foreign currencies or composite currencies and the possibility of the imposition or modification of foreign exchange controls or other conditions by the United States, Japan or other non-U.S. governments. These risks generally depend on factors over which we have no control, such as economic and political events and the supply of and demand for the relevant currencies in the global markets.

Changes in Currency Exchange Rates Can Be Volatile and Unpredictable

Rates of exchange between currencies have been highly volatile, and this volatility may continue in the future. Fluctuations in currency exchange rates could adversely affect an investment in a security denominated in, or whose value is otherwise linked to, a specified currency other than U.S. dollars. Depreciation of the specified currency against the U.S. dollar could result in a decrease in the U.S. dollar-equivalent value of payments on the security, including the principal payable at maturity or settlement value payable upon exercise. That in turn could cause the market value of the senior debt security to fall. Depreciation of the specified currency against the U.S. dollar could result in a loss to the investor on a U.S. dollar basis.

Government Policy Can Adversely Affect Foreign Currency Exchange Rates and an Investment in a Non-U.S. Dollar Security

Foreign currency exchange rates can either float or be fixed by sovereign governments. From time to time, governments use a variety of techniques, such as intervention by a country’s central bank or imposition of regulatory controls or taxes, to affect the exchange rate of their currencies. Governments may also issue a new currency to replace an existing currency or alter the exchange rate or exchange characteristics by devaluation or revaluation of a currency. Even in the absence of governmental action directly affecting currency exchange rates, political or economic developments in the country issuing the specified currency for a non-U.S. dollar security or elsewhere could lead to significant and sudden changes in the exchange rate between the U.S. dollar and the specified currency. These changes could affect the value of the security as participants in the global currency markets move to buy or sell the specified currency or U.S. dollars in reaction to these developments.

Governments have imposed from time to time and may in the future impose exchange controls or other conditions, including taxes, with respect to the exchange or transfer of a specified currency that could affect exchange rates as well as the availability of a specified currency for a security at its maturity or on any other payment date. In addition, the ability of a holder to move currency freely out of the country in which payment in the currency is received or to convert the currency at a freely determined market rate could be limited by governmental actions.

Non-U.S. Dollar Securities May Permit Us to Make Payments in U.S. Dollars If We Are Unable to Obtain the Specified Currency

Securities payable in a currency other than U.S. dollars may provide that, if the other currency is subject to convertibility, transferability, market disruption or other conditions affecting its availability at or about the time when a payment on the securities comes due because of circumstances beyond our control, we will be entitled to make the payment in U.S. dollars. These circumstances could include the imposition of exchange controls or our inability to obtain the other currency because of a disruption in the currency markets. If we made payment in U.S. dollars, the exchange rate we would use would be determined in the manner described under “Description of Senior Debt Securities—Payment Mechanics for Senior Debt Securities—Payments Due in non-U.S. Currencies—When the Specified Currency Is Not Available”. A determination of this kind may be based on limited information and would involve significant discretion on the part of our exchange rate agent, which may be an affiliate of ours. As a result, the value of the payment in U.S. dollars an investor would receive on the payment date may be less than the value of the payment the investor would have received in the other currency if it had been available, or may be zero. In addition, a government may impose extraordinary taxes on transfers of a currency. If that happens we will be entitled to deduct these taxes from any payment on securities payable in that currency.

We Will Not Adjust Non-U.S. Dollar Securities to Compensate for Changes in Foreign Currency Exchange Rates

Except as described above, we will not make any adjustment or change in the terms of a non-U.S. dollar security in the event of any change in foreign currency exchange rates for the relevant currency, whether in the event of any devaluation, revaluation or imposition of exchange or other regulatory controls or taxes or in the event of other developments affecting that currency, the U.S. dollar or any other currency. Consequently, investors in non-U.S. dollar securities will bear the risk that their investment may be adversely affected by these types of events.

In a Lawsuit for Payment on a Non-U.S. Dollar Security, an Investor May Bear Foreign Currency Exchange Risk

Our senior debt securities will be governed by New York law. Under Section 27 of the New York Judiciary Law, a state court in the State of New York rendering a judgment on a security denominated in a currency other than U.S. dollars would be required to render the judgment in the specified currency; however, the judgment would be converted into U.S. dollars at the exchange rate prevailing on the date of entry of the judgment. Consequently, in a lawsuit for payment on a security denominated in a currency other than U.S. dollars, investors would bear currency exchange risk until judgment is entered, which could be a long time.

In courts outside of New York, investors may not be able to obtain judgment in a specified currency other than U.S. dollars. For example, a judgment for money in an action based on a non-U.S. dollar security in many other U.S. federal or state courts ordinarily would be enforced in the United States only in U.S. dollars. The date used to determine the rate of conversion of the currency in which any particular security is denominated into U.S. dollars will depend upon various factors, including which court renders the judgment.

Information About Foreign Currency Exchange Rates May Not Be Indicative of Future Performance

If we issue a non-U.S. dollar security, we may include in the applicable prospectus supplement information about historical exchange rates for the relevant non-U.S. dollar currency or currencies. Any information about exchange rates that we may provide will be furnished as a matter of information only, and you should not regard the information as indicative of the range of, or trends in, fluctuations in currency exchange rates that may occur in the future. That rate will likely differ from the exchange rate used under the terms that apply to a particular security.

Determinations Made by the Exchange Rate Agent

All determinations made by the exchange rate agent will be made in its sole discretion (except to the extent expressly provided in this prospectus or in the applicable prospectus supplement that any determination is subject to approval by Nomura Holdings, Inc.). In the absence of manifest error, its determinations will be conclusive for all purposes and will bind all holders and us. The exchange rate agent will not have any liability for its determinations.

Risks Relating to Indexed Securities

We use the term “indexed securities” to mean any of the securities described in this prospectus the value of which is linked to an underlying asset or index or another property (including one or more securities or indices of securities). Indexed securities may present a high level of risk, and investors in certain indexed securities may lose their entire investment. In addition, the treatment of indexed securities for U.S. federal income tax purposes is often unclear due to the absence of any authority specifically addressing the issues presented by any particular indexed security. Thus, if you propose to invest in indexed securities, you should independently evaluate the federal income tax consequences of purchasing an indexed security that apply in your particular circumstances. You should also read “Taxation—United States Taxation” for a discussion of U.S. tax matters.

Investors in Indexed Securities Could Lose Their Investment

The amount of principal and/or interest payable on an indexed debt security and the cash value or physical settlement value of a physically settled debt security will be determined by reference to the price, value or level of one or more securities, currencies, commodities or other properties, any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance, one or more indices and/or one or more baskets of any of these items. We refer to each of these as an “index”. The direction and magnitude of the change in the price, value or level of the relevant index will determine the amount of principal and/or interest payable on an indexed debt security and the cash value or physical settlement value of a physically settled debt security. The terms of a particular indexed debt security may or may not include a guaranteed return of a percentage of the principal amount at maturity or a minimum interest rate. If you purchase an indexed security that does not guarantee the return of 100% of the principal or other amount you invest, you may lose all or a portion of the principal or other amount you invest and may receive no interest on your investment.

The Return on Indexed Securities May Be Below the Return on Similar Securities

Depending on the terms of an indexed security, as specified in the applicable prospectus supplement, you may not receive any periodic interest payments or receive only very low payments on such indexed security. As a result, the overall return on such indexed security may be less than the amount you would have earned by investing the principal or other amount you invest in such indexed security in a non-indexed debt security that bears interest at a prevailing market fixed or floating rate.

The Issuer of a Security or Currency That Serves as an Index Could Take Actions That May Adversely Affect an Indexed Security

The issuer of a security that serves as an index or part of an index for an indexed security will have no involvement in the offer and sale of the indexed security and no obligations to the holder of the indexed security. The issuer may take actions, such as a merger or sale of assets, without regard to the interests of the holder. Any of these actions could adversely affect the value of a security indexed to that security or to an index of which that security is a component.

If the index for an indexed security includes a non-U.S. dollar currency or other asset denominated in a non-U.S. dollar currency, the government that issues that currency will also have no involvement in the offer and sale of the indexed security and no obligations to the holder of the indexed security. That government may take actions that could adversely affect the value of the security. See “Risks Relating to Foreign Currency—Government Policy Can Adversely Affect Foreign Currency Exchange Rates and an Investment in a Non-U.S. Dollar Security” above for more information about these kinds of government actions.

An Indexed Security May Be Linked to a Volatile Index, Which May Adversely Affect Your Investment

Some indices are highly volatile, which means that their value may change significantly, up or down, over a short period of time. It is impossible to predict the future performance of an index based on its historical performance. The amount of principal or interest that can be expected to become payable on an indexed debt security may vary substantially from time to time. Because the amounts payable with respect to an indexed security are generally calculated based on the price, value or level of the relevant index on a specified date or over a limited period of time, volatility in the index increases the risk that the return on the indexed security may be adversely affected by a fluctuation in the level of the relevant index.

The volatility of an index may be affected by financial, political, military or economic events, including governmental actions, or by the activities of participants in the relevant markets. Any of these events or activities could adversely affect the value of an indexed security.

An Index to Which a Security Is Linked Could Be Changed or Become Unavailable

Some indices compiled by us or our affiliates or third parties may consist of or refer to several or many different securities, commodities or currencies or other instruments or measures. The index sponsor of such an index typically reserves the right to alter the composition of the index and the manner in which the value or level of the index is calculated. Changes to the composition of an index may result in a decrease in the value of or return on an indexed security that is linked to such index. The indices for our indexed securities may include published indices of this kind or customized indices developed by us or our affiliates in connection with particular issues of indexed securities.

A published index may become unavailable, or a customized index may become impossible to calculate in the normal manner, due to events such as war, natural disasters, cessation of publication of the index or a suspension or disruption of trading in one or more securities, commodities or currencies or other instruments or measures on which the index is based. If an index becomes unavailable or impossible to calculate in the normal manner, the terms of a particular indexed security may allow us to delay determining the amount payable as principal or interest on that security, or we may use an alternative method to determine the value of the unavailable index. Alternative methods of valuation are generally intended to produce a value similar to the value resulting from reference to the relevant index. However, it is unlikely that any alternative method of valuation we use will produce a value identical to the value that the actual index would produce. If we use an alternative method of valuation for a security linked to an index of this kind, the value of the security, or the rate of return on it, may be lower than it otherwise would be.

Some indexed securities are linked to indices that are not commonly used or that have been developed only recently. The lack of a trading history may make it difficult to anticipate the volatility or other risks associated with an indexed security of this kind. In addition, trading in these indices or their underlying stocks, commodities or currencies or other instruments or measures, or options or futures contracts on these stocks, commodities or currencies or other instruments or measures, may be limited, which could increase their volatility and decrease the value of the related indexed securities or the rates of return on them.

We May Engage in Hedging Activities that Could Adversely Affect an Indexed Security

In order to hedge an exposure on a particular indexed security, we may, directly or through our affiliates, enter into transactions involving the securities, commodities or currencies or other instruments or measures that underlie the index for that security, or derivative instruments, such as swaps, options or futures, on the index or any of its component items. By engaging in transactions of this kind, we could adversely affect the value of an indexed security. It is possible that we could achieve substantial returns from our hedging transactions while the value of the indexed security may decline.

Information About an Index or Indices May Not Be Indicative of Future Performance

If we issue an indexed security, we may include historical information about the relevant index or indices in the applicable prospectus supplement. Any information about indices that we may provide will be furnished as a matter of information only, and you should not regard the information as indicative of the range of, or trends in, fluctuations in the relevant index or indices that may occur in the future.

We May Have Conflicts of Interest Regarding an Indexed Security

Nomura Securities International, Inc. and our other affiliates may have conflicts of interest with respect to some indexed securities. Nomura Securities International, Inc. and our other affiliates may engage in trading, including trading for hedging purposes, for their proprietary accounts or for other accounts under their management, in indexed securities and in the securities, commodities or currencies or other instruments or measures on which the index is based or in other derivative instruments related to the index or its component items. These trading activities could adversely affect the value of indexed securities. We and our affiliates may also issue or underwrite securities or derivative instruments that are linked to the same index as one or more indexed securities. By introducing competing products into the marketplace in this manner, we could adversely affect the value of an indexed security.

Nomura Securities International, Inc. or another of our affiliates may serve as calculation agent for the indexed securities and may have considerable discretion in calculating the amounts payable in respect of the securities. To the extent that Nomura Securities International, Inc. or another of our affiliates calculates or compiles a particular index, it may also have considerable discretion in performing the calculation or compilation of the index. Exercising discretion in this manner could adversely affect the value of an indexed security based on the index or the rate of return on the security.

If You Purchase an Indexed Security, You Will Have No Rights with Respect to any Underlying Index to which Such Indexed Security is Linked

Investing in an indexed security will not make you a holder of the underlying asset or index or other property. As a result, you will not have any voting rights, any right to receive dividends or other distributions or any other rights with respect to any of the index components.

You should also carefully consider any additional risks that are described in the applicable prospectus supplements.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities described in this prospectus to provide additional funds for our operations and for other general corporate purposes, unless otherwise described in the applicable prospectus supplement.

RATIO OF EARNINGS TO FIXED CHARGES

Our ratios of earnings to fixed charges, and the amount of fixed charge deficiency, for the five fiscal years ended March 31, 2012 and the nine months ended December 31, 2012, in accordance with U.S. GAAP, were as follows:

	Fiscal year ended March 31					Nine months ended December 31, 2012
	2008	2009	2010	2011	2012
Ratio of earnings to fixed charges(1)	–	–	1.5	1.3	1.3	1.3
Fixed charge deficiency (millions of yen)(2)	65,292	767,424	–	–	–	–

(1)	For the purpose of calculating the ratio of earnings to fixed charges, and the amount of fixed charge deficiency, earnings consist of pre-tax income (loss) from continuing operations before adjustment for income or loss from equity investees, plus (i) fixed charges and (ii) distributed income of equity investees. Fixed charges consist of interest expense. Fixed charges exclude premium and discount amortization as well as interest expense, which are included in Net gain (loss) on trading. Fixed charges also exclude interest within rent expense, which is not significant.
(2)	For the fiscal years ended March 31, 2008 and 2009 because earnings were insufficient to cover fixed charges, only the yen amounts of the deficiencies are disclosed in the above table.

NOMURA HOLDINGS, INC.

We are one of the leading financial services groups in Japan and have worldwide operations. We operate offices in various countries and regions, including Japan, the United States, the United Kingdom, Singapore and Hong Kong Special Administrative Region through our subsidiaries. Our clients include individuals, corporations, financial institutions, governments and governmental agencies.

Our business consists of the following three divisions:

•	Retail—investment consultation services;

•	Asset Management—development and management of investment trusts, and investment advisory services; and

•	Wholesale—serving corporations and institutional investors with a broad range of products and services.

DESCRIPTION OF SENIOR DEBT SECURITIES

In this section, references to “holders” mean those who own senior debt securities registered in their own names, on the books that we or the applicable trustee maintain for this purpose, and not those who own beneficial interests in senior debt securities registered in street name or in senior debt securities issued in book-entry form through one or more depositaries. When we refer to “you” in this prospectus, we mean those who invest in the securities being offered by this prospectus, whether they are the holders or only indirect owners of those securities. When we refer to “your securities” in this prospectus, we mean the securities in which you will hold a direct or indirect interest.

We may issue as many distinct series of securities as we wish. The provisions of the amended and restated senior debt indenture described below allow us not only to issue senior debt securities with terms different from those previously issued under the senior debt indenture, but also to “re-open” a previous issue of a series of senior debt securities and issue additional senior debt securities of that series. We may issue senior debt securities in amounts that exceed the total amount specified on the cover of the applicable prospectus supplement at any time without your consent and without notifying you.

The senior debt securities will be offered in connection with their initial issuance or in market-making transactions by our affiliates after initial issuance. Those offered in market-making transactions may be securities that we will not issue until after the date of this prospectus as well as securities that we have previously issued under the amended and restated senior debt indenture or the original senior debt indenture. We summarize below in this section material terms and provisions of the amended and restated senior debt indenture and those of senior debt securities issued thereunder; however, terms and provisions of the original senior debt indenture and those of senior debt securities issued thereunder are substantially identical to those summarized below in this section, except as described under “—Payment of Additional Amounts—For Debt Securities Issued under the Original Indenture”.

Because this section is a summary, it does not describe every aspect of the senior debt securities. This summary is subject to and qualified in its entirety by reference to all the provisions of the amended and restated senior debt indenture (or, to the extent it is meant to provide a summary for the original debt indenture or senior debt securities issued thereunder, to all the provisions of the original senior debt indenture), including definitions of certain terms used therein. Whenever we refer to particular sections or defined terms of the senior debt indenture in this prospectus or in the prospectus supplement, such sections or defined terms are incorporated by reference here or in the prospectus supplement. You must look to the amended and restated senior debt indenture (or the original senior debt indenture) for the most complete description of what we describe in summary form in this prospectus and in any prospectus supplement.

General

The following description of senior debt securities sets forth the material terms and provisions of the senior debt securities to which any prospectus supplement may relate. Our senior debt securities will be issued under an amended and restated senior debt indenture between us, as issuer, and Deutsche Bank Trust Company Americas, as trustee, a form of which is included as an exhibit to the registration statement of which this prospectus is a part. Any supplemental indentures will be submitted to the SEC on a Form 6-K or by a post-effective amendment to the registration statement of which this prospectus is a part.

When we refer to the “senior debt indenture” or the “trustee” with respect to any senior debt securities, we mean the amended and restated senior debt indenture under which those senior debt securities are issued and the trustee under that amended and restated senior debt indenture. When we refer to “senior debt securities” or a “series of senior debt securities”, we mean, respectively, senior debt securities or a series of senior debt securities issued under the senior debt indenture. When we refer to your prospectus supplement, we mean the prospectus supplement describing the specific terms of the senior debt security you purchase. The terms used in your prospectus supplement will have the meanings described in this prospectus, unless otherwise specified. The senior debt indenture and its associated documents contain the full legal text of the matters described in this section. The senior debt indenture and the senior debt securities are governed by New York law. The senior debt indenture is qualified under the Trust Indenture Act of 1939, as amended, or Trust Indenture Act. A form of the senior debt indenture is an exhibit to our registration statement. See “Where You Can Find More Information” above for information on how to obtain a copy.

We may issue senior debt securities in one or more series under our senior debt indenture. This section summarizes the material terms of the senior debt securities that are common to all senior debt securities and series of senior debt securities, although the prospectus supplement which describes the terms of each series of senior debt securities may also describe differences with the material terms summarized here.

We may issue the senior debt securities as original issue discount securities, which will be offered and sold at a substantial discount below their stated principal amount. This prospectus describes, and the prospectus supplement relating to any original issue discount securities will describe, federal income tax consequences and other special considerations applicable to such securities. The senior debt securities may also be issued as indexed securities or securities denominated in non-U.S. dollar currencies or currency units, as described in more detail in the prospectus supplement relating to any of the particular senior debt securities. The prospectus supplement relating to specific senior debt securities will also describe certain additional tax considerations (if any) applicable to such senior debt securities.

The specific terms of your senior debt security as described in your prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in this section. The prospectus supplement relating to each series of senior debt securities will be attached to the front of this prospectus. If there are any differences between your prospectus supplement and this prospectus, your prospectus supplement will control. The statements we make in this section may not apply to your senior debt security.

Issuable Amounts

The senior debt indenture does not limit the aggregate principal amount of senior debt securities that we may issue or the number of series or the aggregate principal amount of any particular series of senior debt securities. We may issue senior debt securities at any time without your consent and without notifying you.

The senior debt indenture and the senior debt securities do not limit our ability to incur other indebtedness or to issue other securities. Also, we are not subject to financial or similar restrictions by the terms of the senior debt securities, except as described below under “—Restriction on Certain Liens”.

Principal Amount, Stated Maturity and Maturity

Unless otherwise stated, the principal amount of a senior debt security means the principal amount payable at its stated maturity, unless such amount is not determinable, in which case the principal amount of a senior debt security is its face amount. Any senior debt securities owned by us or any of our affiliates are not deemed to be outstanding for certain purposes.

The term “stated maturity” with respect to any senior debt security means the fixed date on which the principal amount of your senior debt security is scheduled to become due and payable. The principal of your senior debt security may become due and payable sooner, by reason of redemption or acceleration after a default or otherwise in accordance with the terms of your senior debt security. The date on which the principal of your senior debt security actually becomes due and payable, whether at the stated maturity or otherwise, is called the “maturity” of the principal.

We also use the terms “stated maturity” and “maturity” to refer to the dates when other payments become due and payable. For example, we may refer to a regular interest payment date when an installment of interest is scheduled to become due and payable as the “stated maturity” of that installment. When we refer to the “stated maturity” or the “maturity” of a senior debt security without specifying a particular payment, we mean the stated maturity or maturity, as the case may be, of the principal.

Ranking

The securities will not be secured by any of our property or assets or the property or assets of our subsidiaries. Thus, by owning a senior debt security, you are one of our unsecured creditors.

The securities will rank at least equally with all of our existing and future unsubordinated and, subject to the provisions set forth under “—Restriction on Certain Liens”, unsecured obligations (except for obligations in respect of national and local taxes and certain other statutory exceptions). The senior debt indenture does not limit our ability to incur additional unsecured indebtedness.

Payment of Additional Amounts

The Japanese government may require us to withhold or deduct amounts from payments on the principal (and premium, if any) or interest on the senior debt securities, as the case may be, for taxes, duties, assessments or governmental charges. If a withholding or deduction of this type is required, we may be required to pay you an additional amount so that the net amounts you receive after such withholding or deduction will be the amount specified in the security to which you are entitled.

Payments will be made without withholding or deduction for or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of Japan or any authority thereof or therein, or “Japanese taxes”, unless such withholding or deduction is required by law. No additional amounts will be payable with respect to any senior debt security (a) to, or to a third party on behalf of, a holder who is an individual non-resident of Japan or a non-Japanese corporation and is liable for such Japanese taxes in respect of such senior debt security by reason of its (i) having some connection with Japan other than the mere holding of such senior debt security or (ii) being a specially-related person of ours; or (b) to, or to a third party on behalf of, a holder who would otherwise be exempt from any such withholding or deduction but who fails to comply with any applicable requirement to provide interest recipient information (as defined below) or to submit a written application for tax exemption (as defined below) to the paying agent to whom the senior debt securities are presented (if presentation is required), or whose interest recipient information is not duly communicated through the participant (as defined below) and the relevant depositary to such paying agent; or (c) to, or to a third party on behalf of, a holder who is for Japanese tax purposes treated as an individual resident of Japan or a Japanese corporation (except for (A) a designated financial institution (as defined below) which complies with the requirement to provide interest recipient information or to submit a written application for tax exemption and (B) an individual resident of Japan or a Japanese corporation who duly notifies (directly or through the participant or otherwise) the relevant paying agent of its status as exempt from Japanese taxes to be withheld or deducted by us by reason of such individual resident of Japan or Japanese corporation receiving interest on the relevant senior debt security through a payment handling agent in Japan appointed by it); or (d) if the senior debt securities are presented for payment (if presentation is required) more than 30 days after the date on which such payment first becomes due or after the date on which the full amount payable is duly provided for, whichever occurs later, except to the extent that the holder of the senior debt securities would have been entitled to such additional amounts on presenting the same for payment on the last day of such 30-day period; or (e) if such withholding or deduction is imposed on a payment to an individual holder and is required to be made pursuant to European Council Directive 2003/48/EC on the taxation of savings income or any law implementing or complying with, or introduced in order to conform to, such Directive; or (f) to, or to a third party on behalf of a holder who would be able to avoid such withholding or deduction by presenting (if presentation is required) the senior debt securities to another paying agent; or (g) if the amount of interest on the senior debt securities is to be calculated by reference to certain indices (as prescribed by the cabinet order under Article 6, paragraph 4 of the Special Taxation Measures Act) relating to us or any specially-related person of ours, except if the recipient of interest is a designated financial institution which complies with the requirement to provide interest recipient information or to submit a written application for tax exemption; or (h) any combination of (a) through (g).

Additional amounts will not be paid with respect to any payment on the senior debt securities to or on behalf of a holder who is a fiduciary or partnership or other than the sole beneficial owner of such payment to the extent such payment would be required by the laws of Japan to be included in the income, for tax purposes, of a beneficiary or settler with respect to such fiduciary or a member of such partnership or a beneficial owner who, in each case, would not have been entitled to the additional amounts had such beneficiary, settlor, member or beneficial owner been the holder of the senior debt securities. The obligation to pay additional amounts with respect to any taxes, duties, assessments or governmental charges will not apply to (A) any estate, inheritance, gift, sales, transfer, personal property or any similar tax, duty, assessment or governmental charge or (B) any tax, duty, assessment or governmental charge which is payable otherwise than by deduction or withholding from payments of principal of (and premium, if any) or interest on the senior debt securities. References to principal (and premium, if any) and interest in respect of the senior debt securities will be deemed to include any additional amounts due which may be payable in respect of the principal (or premium, if any) or interest.

If senior debt securities are held through a participant of a depositary or a financial intermediary, in each case, as prescribed by the Special Taxation Measures Act, each such participant or financial intermediary being referred to as a “participant”, in order to receive payments free of withholding or deduction by us for, or on account of, Japanese taxes, if the relevant beneficial owner is (A) an individual non-resident of Japan or a non-Japanese corporation (other than a specially-related person of ours) or (B) a Japanese financial institution or financial instruments business operator falling under certain categories prescribed by the cabinet order under Article 6, paragraph 9 of the Special Taxation Measures Act, or a “designated financial institution”, such beneficial owner shall, at the time of entrusting a participant with the custody of the relevant senior debt securities, provide certain information prescribed by the Special Taxation Measures Act and the cabinet order and other regulations thereunder to enable the participant to establish that such beneficial owner is exempted from the requirement for Japanese taxes to be withheld or deducted, or the “interest recipient information”, and advise the participant if the beneficial owner ceases to be so exempted (including where the beneficial owner who is an individual non-resident of Japan or a non-Japanese corporation becomes a specially-related person of ours).

If senior debt securities are not held by a participant, in order to receive payments free of withholding or deduction by us for, or on account of, Japanese taxes, if the relevant beneficial owner is (A) an individual non-resident of Japan or a non-Japanese corporation (other than a specially-related person of ours) or (B) a designated financial institution, such beneficial owner shall, prior to each time at which it receives interest, submit to the relevant paying agent a “written application for tax exemption” (hikazei tekiyo shinkokusho), in a form obtainable from the paying agent stating, inter alia, the name and address of the beneficial owner, the title of the senior debt securities, the relevant interest payment date, the amount of interest and the fact that the beneficial owner is qualified to submit the written application for tax exemption, together with documentary evidence regarding its identity and residence.

All payments of principal and interest in respect of the senior debt securities by us shall be made in all cases subject to any withholding or deduction required pursuant to an agreement described in Section 1471(b) of the United States Internal Revenue Code of 1986, or the Code or otherwise imposed pursuant to Sections 1471 through 1474 of the Code, any regulations or agreements thereunder, official interpretations thereof, or law implementing an intergovernmental approach thereto. Any such amounts withheld or deducted will be treated as paid for all purposes under the senior debt securities, and no additional amounts will be paid on the senior debt securities with respect to any such withholding or deduction.

For Debt Securities Issued under the Original Indenture

The Japanese government may require us to withhold or deduct amounts from payments on the principal (and premium, if any) or interest on the senior debt securities, as the case may be, for taxes or any other governmental charges. If a withholding or deduction of this type is required, we may be required to pay you an additional amount so that the net amounts you receive after such withholding or deduction will be the amount specified in the security to which you are entitled.

Payments will be made without withholding or deduction for or on account of any present or future taxes, duties, assessments or other governmental charges imposed or levied by or on behalf of Japan or any Japanese political subdivision or taxing authority, unless such withholding or deduction is required by law. No additional amounts will be payable in respect of any payment (a) received by or on behalf of a holder or beneficial owner (i) who is for Japanese tax purposes treated as an individual resident of Japan or a Japanese corporation or (ii) who fails to comply with the Japanese tax law requirements in respect of the exemption from such withholding or deduction or (iii) who is otherwise subject to such taxes, duties, assessments or governmental charges by reason of his having some connection with Japan other than the mere holding of, or receipt of any payments in respect of, the securities; or (b) where the securities are presented for payment (where presentation is required) more than 30 days after the date on which such payment first becomes due or after the date on which the full amount payable is duly provided for, whichever occurs later, except to the extent that the holder of the securities would have been entitled to the additional amounts on presenting the same for payment on the last day of such 30-day period; or (c) where such withholding or deduction is imposed on a payment to an individual holder and is required to be made pursuant to European Council Directive 2003/48/EC on the taxation of savings income or any law implementing or complying with, or introduced in order to conform to, such Directive; or (d) received by or on behalf of a holder who would be able to avoid such withholding or deduction by presenting the securities to another paying agent, or (e) any combination of (a) through (d).

Additional amounts will not be paid with respect to any payment on the senior debt securities to or on behalf of a holder who is a fiduciary or partnership or other than the sole beneficial owner of such payment to the extent such payment would be required by the laws of Japan to be included in the income, for tax purposes, of a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner who, in each case, would not have been entitled to the additional amounts had such beneficiary, settlor, member or beneficial owner been the holder of the senior debt securities. The obligation to pay additional amounts with respect to any taxes, duties, assessments and other governmental charges will not apply to (A) any estate, inheritance, gift, sales, transfer, personal property or any similar tax, duty, assessment, fee or other governmental charge or (B) any tax, duty, assessment, fee or other governmental charge which is payable otherwise than by deduction or withholding from payments of principal of (and premium, if any) or interest on the senior debt securities. References to principal and interest in respect of the senior debt securities include any additional amounts which may be payable in respect of the principal or interest.

Governing Law

The senior debt indenture is, and the senior debt securities will be, governed by, and construed in accordance with, New York law.

Consent to Service of Process and Submission to Jurisdiction

Under the senior debt indenture, we designate Nomura Holding America Inc. (or any successor corporation) as our authorized agent for service of process in any legal action or proceeding arising out of or relating to the senior debt indenture or any senior debt securities brought in any state or Federal court in the Borough of Manhattan, The City of New York, New York, United States of America, and we irrevocably submit to the jurisdiction of those courts.

Currency of Senior Debt Securities

Amounts that become due and payable on your senior debt security in cash will be payable in a currency, composite currency, basket of currencies or currency unit or units specified in your prospectus supplement. We refer to this currency, composite currency, basket of currencies or currency unit or units as a “specified currency”. The specified currency for your senior debt security will be U.S. dollars, unless your prospectus supplement states otherwise. Some senior debt securities may have different specified currencies for principal and interest. You will have to pay for your senior debt securities by delivering the requisite amount of the specified currency for the principal to Nomura Securities International, Inc. or another firm that we name in your prospectus supplement, unless other arrangements have been made between you and us or you and Nomura Securities International, Inc. We will make payments on your senior debt securities in the specified currency, except as described below in “—Payment Mechanics for Senior Debt Securities”.

Form of Senior Debt Securities

We will issue each senior debt security in global, or book-entry, form only, without coupons, unless we specify otherwise in the applicable prospectus supplement. Senior debt securities in book-entry form will be represented by one or more global securities registered in the name of a depositary, which will be the holder of all the senior debt securities represented by the global security. Those who own beneficial interests in a global senior debt security will do so through participants in the depositary’s securities clearing system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. We describe book-entry securities below under “Legal Ownership and Book-Entry Issuance”.

Authentication and Delivery

At any time and from time to time after the execution and delivery of the senior debt indenture, we may deliver senior debt securities of any series to the trustee for authentication, and the trustee shall then authenticate and deliver such securities to or upon our written order, signed by an authorized officer of ours, without any further action by us. In authenticating the senior debt securities and accepting the additional responsibilities under the senior debt indenture, the trustee shall be entitled to receive, and shall be fully protected in relying upon, various documentation from us, including copies of the resolution of our board of directors authorizing the issuance of securities, any supplemental indenture, officer’s certificates and opinions from legal counsel.

Types of Senior Debt Securities

We may issue any of the three types of senior debt securities described below. A senior debt security may have elements of each of the three types of senior debt securities described below. For example, a senior debt security may bear interest at a fixed rate for some periods and at a floating rate in others. Similarly, a senior debt security may provide for a payment of principal at maturity linked to an index and also bear interest at a fixed or floating rate.

Fixed Rate Senior Debt Securities

A fixed rate senior debt security will bear interest at a fixed rate described in the applicable prospectus supplement. This type includes zero coupon senior debt securities, which bear no interest and are instead issued at a price lower than the principal amount. See “—Original Issue Discount Senior Debt Securities” below for more information about zero coupon and other original issue discount senior debt securities.

Each fixed rate senior debt security, except any zero coupon senior debt security, will bear interest from its original issue date or from the most recent date to which interest on the senior debt security has been paid or made available for payment. Interest will accrue on the principal of a fixed rate senior debt security at the fixed rate per annum stated in the applicable prospectus supplement, until the principal is paid or made available for payment or the senior debt security is converted or exchanged. Each payment of interest due on an interest payment date or the date of maturity will include interest accrued from and including the last date to which interest has been paid, or made available for payment, or from the issue date if none has been paid or made available for payment, to but excluding the interest payment date or the maturity. We will compute interest on fixed rate senior debt securities on the basis of a 360-day year consisting of twelve 30-day months (30/360 (ISDA) day count convention), unless your prospectus supplement provides that we will compute interest on a different basis.

If your senior debt security is a zero coupon senior debt security, the applicable prospectus supplement may specify the original issue discount and the information necessary to determine the accreted value. The accreted value will be (1) as of any date prior to the stated maturity, an amount equal to the sum of (A) the original issue price of your senior debt security and (B) the portion of the excess of the principal amount of your senior debt security over the original issue price that shall have been accreted from the original issue price on a daily basis and compounded annually on a date specified in the applicable prospectus supplement, up to and including the stated maturity, at a rate that will be specified in the applicable prospectus supplement from the original issue date, computed on the basis of a 360-day year consisting of twelve 30-day months; and (2) as of any date on or after the stated maturity, the principal amount of your senior debt security.

Floating Rate Senior Debt Securities

A floating rate senior debt security will bear interest at rates that are determined by reference to an interest rate formula. In some cases, the rates may also be adjusted by adding or subtracting a spread or multiplying by a spread multiplier and may be subject to a minimum rate or a maximum rate. If your senior debt security is a floating rate senior debt security, the formula and any adjustments that apply to the interest rate will be specified in your prospectus supplement.

Each floating rate senior debt security will bear interest from its original issue date or from the most recent date to which interest on the senior debt security has been paid or made available for payment. Interest will accrue on the principal of a floating rate senior debt security at a rate per annum determined according to the interest rate formula stated in the applicable prospectus supplement, until the principal is paid or made available for payment.

Calculation Agent. Calculations relating to floating rate senior debt securities will be made by the calculation agent, an institution that we appoint as our agent for this purpose. That institution may include one of our affiliates. The prospectus supplement for a particular floating rate senior debt security will name the institution that we have appointed to act as the calculation agent for that senior debt security as of its original issue date. We may appoint a different institution to serve as calculation agent from time to time after the original issue date of the debt security without your consent and without notifying you of the change. Absent manifest error, all determinations of the calculation agent will be final and binding on you and us, without any liability on the part of the calculation agent.

Calculation of Interest. For each floating rate senior debt security, the calculation agent will determine, on the corresponding interest calculation or interest determination date, as described in the applicable prospectus supplement, the interest rate that takes effect on each interest reset date. In addition, the calculation agent will calculate the amount of interest that has accrued during each interest period—i.e., the period from and including an interest payment date (or, with respect to the initial interest period, the original issue date) to but excluding the next succeeding interest payment date. For each interest period, the calculation agent will calculate the amount of accrued interest by multiplying the face or other specified amount of the floating rate senior debt security by an accrued interest factor for the interest period. Unless we specify otherwise in the applicable prospectus supplement, this factor will be equal to the number of days in the applicable interest period divided by 360 (Actual/360 (ISDA) day count convention).

Upon the request of the holder of any floating rate senior debt security, the calculation agent will provide for that senior debt security the interest rate then in effect—and, if determined, the interest rate that will become effective on the next interest reset date. The calculation agent’s determination of any interest rate, and its calculation of the amount of interest for any interest period, will be final and binding in the absence of manifest error.

All percentages resulting from any calculation relating to any senior debt security will be rounded upward or downward, as appropriate, to the next higher or lower one hundred-thousandth of a percentage point. All amounts used in or resulting from any calculation relating to a floating rate senior debt security will be rounded upward or downward, as appropriate, to the nearest cent, in the case of U.S. dollars, or to the nearest corresponding hundredth of a unit, in the case of a currency other than U.S. dollars, with one-half cent or one-half of a corresponding hundredth of a unit or more being rounded upward.

In determining the base rate that applies to a floating rate senior debt security during a particular interest period, the calculation agent may obtain rate quotes from various banks or dealers active in the relevant market, as described in the applicable prospectus supplement. Those reference banks and dealers may include the calculation agent itself and its affiliates, as well as any underwriter, dealer or agent participating in the distribution of the relevant floating rate senior debt securities and its affiliates, and they may include our affiliates.

Indexed Senior Debt Securities

An indexed senior debt security provides that the principal amount payable at its maturity, and/or the amount of interest payable on an interest payment date, will be determined by reference to:

•	securities of one or more issuers;

•	one or more currencies;

•	one or more commodities;

•	any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance;

•	one or more indices; and/or

•	one or more baskets of the items described above.

An indexed senior debt security may provide either for cash settlement or for physical settlement by delivery of the underlying security or another property of the type listed above. An indexed senior debt security may also provide that the form of settlement may be determined at our option or at the holder’s option. Some indexed senior debt securities may be convertible, exercisable or exchangeable, at our option or at the holder’s option, into or for our securities or securities of an issuer other than us.

If you purchase an indexed senior debt security, your prospectus supplement will include information about the relevant index or indices, about how amounts that are to become payable will be determined by reference to the price or value of that index or indices and about the terms on which the security may be settled physically or in cash. Your prospectus supplement will also identify the calculation agent that will calculate the amounts payable with respect to the indexed senior debt security and will have sole discretion in doing so.

Original Issue Discount Senior Debt Securities

A fixed rate senior debt security, a floating rate senior debt security or an indexed senior debt security may be an original issue discount senior debt security. A senior debt security of this type is generally issued at a price lower than its principal amount and may provide that, upon redemption or acceleration of its maturity, an amount less than its principal amount may be payable. An original issue discount senior debt security may be a zero coupon senior debt security. However, a senior debt security may be treated as issued with original issue discount for U.S. federal income tax purposes regardless of whether the senior debt security is issued at a discount to its principal. See, “Taxation—United States Taxation—United States Holders—Original Issue Discount” for a brief description of the U.S. federal income tax consequences of owning a debt security that is treated as issued with original issue discount for U.S. federal income tax purposes. Your prospectus supplement will state whether we intend to treat your senior debt security as issued with original issue discount for U.S. federal income tax purposes.

Information in Your Prospectus Supplement

Your prospectus supplement will describe the specific terms of your senior debt security, which will include some or all of the following:

•	the aggregate principal amount of your senior debt security or the senior debt securities of the same series, as applicable;

•	the stated maturity;

•	the specified currency or currencies for principal and interest and, if the specified currency is not U.S. dollars, certain other terms relating to your senior debt security;

•	the issue price at which we originally issue your senior debt security, expressed as a percentage of the principal amount, and the original issue date;

•	whether your senior debt security is a fixed rate senior debt security, a floating rate senior debt security or an indexed senior debt security or any combination thereof;

•	if your senior debt security is a fixed rate senior debt security, a rate per annum at which your senior debt security will bear interest, if any, and the interest payment dates;

•

if your senior debt security is a floating rate senior debt security, the interest rate basis; any applicable index currency or index maturity, spread or spread multiplier or initial base rate, maximum rate or minimum rate; the interest reset, determination, calculation and payment dates; the day count convention used to calculate interest payments for any period; the business day convention; and the calculation agent;

•

if your senior debt security is an indexed senior debt security, the principal amount, if any, we will pay you at maturity, the amount of interest, if any, we will pay you on an interest payment date or the formula we will use to calculate these amounts, if any, and the terms on which your senior debt security will be exchangeable for or payable in cash, securities or other property;

•	if your senior debt security is also an original issue discount senior debt security, the yield to maturity;

•

if applicable, the circumstances under which your senior debt security may be redeemed at our option or repaid at the holder’s option before the stated maturity, including any redemption commencement date, repayment date(s), redemption price(s) and redemption period(s);

•	the authorized denominations, if other than denominations of $2,000, and any integral multiples of $1,000 in excess thereof;

•

the depositary for your senior debt security, if other than DTC, and any circumstances under which the holder may request securities in non-global form, if we choose not to issue your senior debt security in book-entry form only;

•	if we will pay you additional amounts with respect to withholding or deduction for or on account of taxes, duties, assessments or governmental charges imposed or levied in Japan;

•	if your senior debt security will be issued in bearer form, any special provisions relating to bearer securities that are not addressed in this prospectus;

•	the names and duties of any co-trustees, depositaries, authenticating agents, paying agents, transfer agents or registrars for your senior debt security, as applicable;

•	any change in the actions permitted or required under the applicable senior debt indenture to be taken by or on behalf of the holders of the senior debt securities; and

•	any other terms of your senior debt security, which could be different from those described in this prospectus.

Market-Making Transactions

One or more of our subsidiaries may purchase and resell senior debt securities in market-making transactions after their initial issuance. We may also purchase senior debt securities in the open market or in private transactions to be held by us or cancelled.

Redemption and Repayment

Unless otherwise indicated in your prospectus supplement, your senior debt security will not be entitled to the benefit of any sinking fund—that is, we will not deposit money on a regular basis into any separate custodial account to repay your senior debt securities. In addition, we will not be entitled to redeem your senior debt security before its stated maturity unless your prospectus supplement specifies a redemption commencement date. You will not be entitled to require us to buy your senior debt security from you, before its stated maturity, unless your prospectus supplement specifies one or more repayment dates.

If your prospectus supplement specifies a redemption commencement date or a repayment date, it will also specify one or more redemption prices or repayment prices, which may be expressed as a percentage of the principal amount of your senior debt security. It may also specify one or more redemption periods during which the redemption prices relating to a redemption of senior debt securities during those periods will apply.

If your prospectus supplement specifies a redemption commencement date, your senior debt security will be redeemable at our option at any time on or after that date or at a specified time or times. If we redeem your senior debt security, we will do so at the specified redemption price, together with interest accrued to but excluding the redemption date. If different prices are specified for different redemption periods, the price we pay will be the price that applies to the redemption period during which your senior debt security is redeemed.

If your prospectus supplement specifies a repayment date, your senior debt security will be repayable at the holder’s option on the specified repayment date at the specified repayment price, together with interest accrued to but excluding the repayment date.

If we exercise an option to redeem any senior debt security, we will give to the holder written notice of the principal amount of the senior debt security to be redeemed, not less than 30 days nor more than 60 days before the applicable redemption date. We will give the notice in the manner described below in “—Notices”.

If a senior debt security represented by a global senior debt security is subject to repayment at the holder’s option, the depositary or its nominee, as the holder, will be the only person that can exercise the right to repayment. Any indirect owners who own beneficial interests in the global senior debt security and wish to exercise a repayment right must give proper and timely instructions to their banks or brokers through which they hold their interests, requesting that they notify the depositary to exercise the repayment right on their behalf.

Different firms have different deadlines for accepting instructions from their customers, and you should take care to act promptly enough to ensure that your request is given effect by the depositary before the applicable deadline for exercise.

Street name and other indirect owners should contact their banks or brokers for information about how to exercise a repayment right in a timely manner.

We or our affiliates may purchase senior debt securities from investors who are willing to sell from time to time, either in the open market at prevailing prices or in private transactions at negotiated prices. Senior debt securities that we or they purchase may, at our discretion, be held, resold or canceled.

Optional Tax Redemption

In the event of changes to Japanese withholding tax law after the date of the applicable prospectus supplement, and in other limited circumstances that require us to pay additional amounts, as described in “—Payment of Additional Amounts”, we may call all, but not less than all, of the relevant senior debt securities for redemption.

If we call the senior debt securities, we must pay you 100% of their principal amount (except in the case of certain original issue discount securities). We will also pay you accrued but unpaid interest through but not including the date fixed for redemption and any related additional amounts due on the date fixed for redemption. Senior debt securities will stop bearing interest on the redemption date, even if you do not collect your money. We will give notice to the depositary of any redemption we propose to make at least 45 days, but not more than 60 days, before the redemption date. Notice by the depositary to participating institutions and by these participants to street name holders of indirect interests in the senior debt securities will be made according to arrangements among them and may be subject to statutory or regulatory requirements.

Prior to giving notice of a tax redemption, we will deliver to the trustee (i) a certificate signed by a duly authorized officer stating that we are entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to our right to so redeem have occurred, and (ii) an opinion of independent legal counsel of recognized standing to the effect that we are or would be required to pay additional amounts as a result of such change in Japanese law.

Mergers and Similar Transactions

We are generally permitted to consolidate with or merge into another corporation or other entity. We are also permitted to convey, transfer or lease our properties and assets substantially as an entirety to another corporation or other entity. With regard to any series of senior debt securities, however, we may not take any of these actions unless all the following conditions are met:

•

If the successor entity in the transaction is not Nomura Holdings, Inc., the successor entity must be organized and validly existing as a corporation, partnership or trust and must expressly assume our obligations under the senior debt securities of that series and the underlying senior debt indenture with respect to that series. The successor entity may be organized under the laws of any jurisdiction, whether in Japan, the United States or elsewhere.

•

Immediately after giving effect to the transaction, no default under the senior debt securities of that series has occurred and is continuing. For this purpose, “default under the senior debt securities of that series” means an event of default with respect to that series or any event that would be an event of default with respect to that series if the requirements for giving us default notice and for our default having to continue for a specific period of time were disregarded. We describe these matters below under “—Default, Remedies and Waiver of Default”.

If the conditions described above are satisfied with respect to the senior debt securities of any series, we will not need to obtain the approval of the holders of those senior debt securities in order to merge or consolidate or to convey, transfer or lease our properties and assets. Also, these conditions will apply only if we wish to merge or consolidate with another entity or convey, transfer or lease our properties and assets substantially as an entirety to another entity. We will not need to satisfy these conditions if we enter into other types of transactions, including any transaction in which we acquire the stock or assets of another entity, any transaction that involves a change of control of Nomura Holdings, Inc., or any share-for-share exchange (kabushiki-kokan), share transfer (kabushiki-iten) or corporate split (kaisha bunkatsu) pursuant to the Companies Act of Japan, but in which we do not merge or consolidate, and any transaction in which we convey, transfer or lease less than substantially all our properties and assets.

Also, if we merge, consolidate or sell our assets substantially as an entirety, neither we nor any successor would have any obligation to compensate you for any resulting adverse tax consequences relating to your senior debt securities.

Restriction on Certain Liens

We will not, so long as any senior debt securities remain outstanding, create or permit to be outstanding any mortgage, charge, pledge or other security interest upon the whole or any part of our property, assets or revenues, present or future, to secure for the benefit of the holders of any External Indebtedness (i) payment of any sum due in respect of any External Indebtedness or (ii) any payment under any guarantee of any External Indebtedness or (iii) any payment under any indemnity or other like obligation relating to any External Indebtedness, without in any such case at the same time according to the senior debt security either the same security as is granted to or is outstanding in respect of such External Indebtedness or guarantee of or indemnity or other like obligation in respect of External Indebtedness or such other security, guarantee of or indemnity or other like obligation as shall be approved with the consent of the holders of a majority in principal amount of all senior debt securities at the time outstanding (considered together as one class for this purpose).

For the purpose of this subsection, “External Indebtedness” means any indebtedness represented by bonds, debentures, notes or other similar investment securities with a stated maturity of more than one year from the creation thereof, which (a) are either (i) by their terms payable, or confer a right to receive payment, in any currency other than Japanese yen or (ii) denominated in Japanese yen and more than 50% of the aggregate principal amount thereof is initially distributed outside Japan by or with the authorization of the issuer thereof; and (b) are for the time being, or are intended to be, quoted, listed, ordinarily dealt in or traded on any stock exchange or over-the-counter or other securities market outside Japan.

Defeasance and Covenant Defeasance

Unless we say otherwise in the applicable prospectus supplement, the provisions for full defeasance and covenant defeasance described below apply to our senior debt securities. In general, we expect these provisions to apply to each senior debt security that has a specified currency of U.S. dollars and is not a floating rate or indexed senior debt security.

Full Defeasance

If there is a change in U.S. federal tax law, as described below, we can legally release ourselves from all payment and other obligations on any senior debt securities. For us to do so, each of the following conditions, among others, must occur:

•

We must deposit in trust for the benefit of all holders of those senior debt securities (i) money, (ii) U.S. government or U.S. government agency notes or bonds or (iii) a combination thereof, in each case in an amount that will generate enough cash to make interest, principal and any other payments on those senior debt securities on their various due dates;

•

There must be a change in current U.S. federal income tax law or an Internal Revenue Service ruling that permits us to make the above deposit without causing the holders to be taxed on those senior debt securities under the then current U.S. federal income tax law any differently than if we did not make the deposit and just repaid those senior debt securities ourselves. Under current U.S. federal income tax law, the deposit and our legal release from your senior debt security would be treated as though we took back your senior debt security and gave you your share of the cash and notes or bonds deposited in trust. In that event, you could recognize gain or loss on your senior debt security; and

•	We must deliver to the trustee a legal opinion of our counsel confirming the tax law change described above.

If we ever fully defeased your senior debt security, you would have to rely solely on the trust deposit for payments on your senior debt security. You would not be able to look to us for payment in the event of any shortfall.

Covenant Defeasance

Under current U.S. federal tax law, we can make the same type of deposit described above and be released from the restriction on liens described under “—Restriction on Certain Liens” above and any other restrictive covenants relating to your senior debt security that may be described in your prospectus supplement. In that event, you would lose the protection of those restrictive covenants. In order to achieve covenant defeasance for any senior debt securities, we must do both of the following:

•

We must deposit in trust for the benefit of the holders of those senior debt securities (i) money, (ii) U.S. government or U.S. government agency notes or bonds or (iii) a combination thereof, in each case in an amount that will generate enough cash to make interest, principal and any other payments on those senior debt securities on their various due dates; and

•

We must deliver to the trustee a legal opinion of our counsel confirming that under then current U.S. federal income tax law we may make the above deposit without causing the holders to be taxed on those senior debt securities any differently than if we did not make the deposit and just repaid those senior debt securities ourselves.

If we accomplish covenant defeasance with regard to your senior debt security, the following provisions of the applicable senior debt indenture and your senior debt security would no longer apply:

•	Our promise not to create liens on our External Indebtedness or our guarantee of a third party indebtedness described above under “—Restriction on Certain Liens;

•	Any additional covenants that your prospectus supplement may state are applicable to your senior debt security; and

•	The events of default resulting from a breach of covenants, described below in the fourth bullet point under “—Default, Remedies and Waiver of Default—Events of Default”.

Any right we have to redeem will survive covenant defeasance with regard to those senior debt securities.

If we accomplish covenant defeasance on your senior debt security, you can still look to us for repayment of your senior debt security in the event of any shortfall in the trust deposit. You should note, however, that if one of the remaining events of default occurred, such as our bankruptcy, and your senior debt security became immediately due and payable, there may be a shortfall. Depending on the event causing the default, you may not be able to obtain payment of the shortfall.

Default, Remedies and Waiver of Default

You will have special rights if an event of default with respect to your series of senior debt securities occurs and is continuing, as described in this subsection.

Events of Default

Unless your prospectus supplement says otherwise, when we refer to an event of default with respect to any series of senior debt securities, we mean any of the following:

•	We do not pay the principal or any premium on any senior debt security of that series on the due date and the non-payment continues for a period of seven days;

•	We do not pay interest on any senior debt security of that series within 30 days after the due date;

•

We do not deposit a sinking fund payment with regard to any senior debt security of that series on the due date, but only if the payment is required under provisions described in the applicable prospectus supplement and non-deposit continues for a period of seven days;

•

We default in the performance or remain in breach of any covenant we make in the senior debt indenture for the benefit of the relevant series, for 90 days after we receive a notice of default stating that we are in default or breach and requiring us to remedy the default or breach. The notice must be sent by the trustee or the holders of at least 25% in principal amount of the relevant series of senior debt securities then outstanding;

•

We do not repay indebtedness for borrowed money with an aggregate outstanding principal amount of at least $10,000,000 (or its equivalent in any other currency or currencies) becoming prematurely repayable following a default, or default in the repayment of any such indebtedness at maturity or at the expiration of any applicable grace period (or in the case of such indebtedness due on demand, default in the payment of such indebtedness at the expiration of three business days after demand or, if longer, any applicable grace period), or any guarantee of or indemnity in respect of any indebtedness for borrowed money of others with a principal amount or aggregate principal amount for the time being outstanding of at least $10,000,000 (or its equivalent in any other currency or currencies) not honored when due and called upon at the expiration of any applicable grace period; or

•	We file for bankruptcy or other events of voluntary or involuntary bankruptcy, insolvency or reorganization relating to us occur; or

•	If the applicable prospectus supplement states that any additional event of default applies to the series, that event of default occurs.

We may change, eliminate, or add to the events of default with respect to any particular series or any particular senior debt security or senior debt securities within a series, as indicated in the applicable prospectus supplement.

Remedies If an Event of Default Occurs

Except as otherwise specified in the applicable prospectus supplement, if an event of default has occurred with respect to any series of senior debt securities and has not been cured or waived, the trustee or the holders of not less than 25% in principal amount of all senior debt securities of that series then outstanding may accelerate the stated maturity of the affected series of senior debt securities by declaring the entire principal amount of the senior debt securities of that series to be due immediately.

Except as otherwise specified in the applicable prospectus supplement, if the stated maturity of any series is accelerated and a judgment for payment has not yet been obtained, the holders of a majority in principal amount of the senior debt securities of that series may cancel the acceleration, subject to certain conditions set forth in the senior debt indenture.

The trustee is not required to take any action under the relevant senior debt indenture at the request of any holders unless the holders offer the trustee reasonable protection from expenses and liability. If the trustee is provided with an indemnity reasonably satisfactory to it, the holders of a majority in principal amount of all senior debt securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee with respect to that series. These majority holders may also direct the trustee in performing any other action under the applicable senior debt indenture with respect to the senior debt securities of that series.

Before you bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to any senior debt security, all of the following must occur:

•	The holder of our senior debt securities must give the trustee written notice that an event of default has occurred, and the event of default must not have been cured or waived;

•

The holders of not less than 25% in principal amount of all senior debt securities of your series must make a written request that the trustee take action because of the default, and they or other holders must offer to the trustee indemnity reasonably satisfactory to the trustee against the cost and other liabilities of taking that action;

•	The trustee must not have taken action for 60 days after the above steps have been taken; and

•

During those 60 days, the holders of a majority in principal amount of the senior debt securities of your series must not have given the trustee directions that are inconsistent with the above written request of the holders of not less than 25% in principal amount of the senior debt securities of your series.

You are entitled at any time, however, to bring a lawsuit for the payment of money due on your senior debt security on or after its stated maturity (or, if your senior debt security is redeemable, on or after its redemption date).

Waiver of Default

The holders of not less than a majority in principal amount of the senior debt securities of any series may waive a default for all senior debt securities of that series. If this happens, the default will be treated as if it has not occurred. No one can waive a payment default on your senior debt security, however, without the approval of the particular holder of that senior debt security.

Compliance with Senior Debt Indenture

We will furnish to the trustee every year a written statement certifying that to our knowledge we are in compliance with the applicable senior debt indenture and the senior debt securities issued under it, or else specifying any default under the relevant senior debt indenture.

Book-entry and other indirect owners should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and how to declare or cancel an acceleration of the stated maturity of a series of senior debt securities. Book-entry and other indirect owners are described below under “Legal Ownership and Book-Entry Issuance”.

Modification of the Senior Debt Indenture and Waiver of Covenants

There are four types of changes we can make to our senior debt indenture and the senior debt securities or series of senior debt securities issued under a particular senior debt indenture.

Changes Requiring Holders’ Approval

First, there are changes that cannot be made without the approval of the holder of each senior debt security affected by the change under the applicable senior debt indenture. Here is a list of those types of changes:

•	change the stated maturity for any principal or interest payment on a senior debt security;

•	reduce the principal amount, the amount payable on acceleration of the stated maturity after a default, the interest rate or the redemption price for a senior debt security;

•	permit redemption of a senior debt security if not previously permitted;

•	impair any right a holder may have to require repayment of its senior debt security;

•	impair any right that a holder of an indexed or any other senior debt security may have to convert the senior debt security for or into securities;

•	change the currency of any payment on a senior debt security;

•	change the place of payment on a senior debt security;

•	impair a holder’s right to sue for payment of any amount due on its senior debt security;

•

reduce the percentage in principal amount of the senior debt securities of any one or more affected series, taken separately or together, as applicable, and whether comprising the same or different series or less than all of the senior debt securities of a series, the approval of whose holders is needed to change the senior debt indenture or those senior debt securities;

•

reduce the percentage in principal amount of the senior debt securities of any one or more affected series, taken separately or together, as applicable, and whether comprising the same or different series or less than all of the senior debt securities of a series, the consent of whose holders is needed to waive our compliance with the applicable senior debt indenture or to waive defaults; and

•

change the provisions of the applicable senior debt indenture dealing with modification and waiver in any other respect, except to increase any required percentage referred to above or to add to the provisions that cannot be changed or waived without approval of the holder of each affected senior debt security.

Changes Not Requiring Holders’ Approval

Changes to the senior debt indenture that are limited to clarifications and changes that would not adversely affect any senior debt securities of any series in any material respect do not require the approval of the holders of the affected senior debt securities. Holders’ approval is similarly not necessary to make changes that affect only senior debt securities to be issued under the applicable senior debt indenture after the changes take effect.

We may also make changes or obtain waivers that do not adversely affect a particular senior debt security, even if they affect other senior debt securities. In those cases, we do not need to obtain the approval of the holder of the unaffected senior debt security; we need only obtain any required approvals from the holders of the affected senior debt securities.

Changes Requiring Majority Approval

Any other change to the senior debt indenture and the senior debt securities issued under that senior debt indenture would require the following approval:

•	If the change affects only particular senior debt securities within a series, it must be approved by the holders of a majority in principal amount of such particular senior debt securities.

•

If the change affects multiple senior debt securities of one or more series, it must be approved by the holders of a majority in principal amount of all senior debt securities affected by the change, with all such affected senior debt securities voting together as one class for this purpose (and by the holders of a majority in principal amount of any affected senior debt securities that by their terms are entitled to vote separately as described below).

In each case, the required approval must be given by written consent.

The modification of terms with respect to certain securities of a series issued under the senior debt indenture could be effectuated without obtaining the consent of the holders of a majority in principal amount of other securities of such series that are not affected by such modification.

The same majority approval would be required for us to obtain a waiver of any of our covenants in any senior debt indenture. Our covenants include the promises we make about merging and putting liens on certain of our interests, which we describe above under “—Mergers and Similar Transactions” and “—Restrictions on Certain Liens”. If the holders approve a waiver of a covenant, we will not have to comply with it. The holders, however, cannot approve a waiver of any provision in a particular senior debt security, or in the applicable senior debt indenture as it affects that senior debt security, that we cannot change without the approval of the holder of that senior debt security as described above in “—Changes Requiring Holders’ Approval”, unless that holder approves the waiver.

Book-entry and other indirect owners should consult their banks or brokers for information on how approval may be granted or denied if we seek to change a senior debt indenture or any senior debt securities or request a waiver.

Special Rules for Action by Holders

When holders take any action under our senior debt indenture, such as giving a notice of default, declaring an acceleration, approving any change or waiver or giving the trustee an instruction, we will apply the following rules.

Only Outstanding Senior Debt Securities Are Eligible

Only holders of outstanding senior debt securities or the outstanding senior debt securities of the applicable series, as applicable, will be eligible to participate in any action by holders of such senior debt securities or the senior debt securities of that series. Also, we will count only outstanding senior debt securities in determining whether the various percentage requirements for taking action have been met. For these purposes, a senior debt security will not be “outstanding” if:

•	it has been cancelled or surrendered for cancellation;

•	we have deposited or set aside, in trust for its holder, money for its payment or redemption;

•	we have fully defeased it as described above under “—Defeasance and Covenant Defeasance—Full Defeasance”;

•	it has been issued as a replacement for a mutilated, destroyed, lost or stolen senior debt security; or

•	we or one of our affiliates, such as Nomura Securities International, Inc., is the owner.

Special Class Voting Rights

We may issue particular senior debt securities or a particular series of senior debt securities, as applicable, that are entitled, by their terms, to vote separately on matters (for example, modification or waiver of provisions in the applicable senior debt indenture) that would otherwise require a vote of all affected senior debt securities or all affected series voting together as a single class. Any such senior debt securities or series of senior debt securities would be entitled to vote together with all other affected senior debt securities or affected series voting together as one class, and would also be entitled to vote separately as a class only. In some cases, other parties may be entitled to exercise these special voting rights on behalf of the holders of the relevant senior debt securities or the relevant series. For other senior debt securities or series of senior debt securities that have these rights, the rights will be described in the applicable prospectus supplement. For senior debt securities or series of senior debt securities that do not have these special rights, voting will occur as described in the preceding section, but subject to any separate voting rights of any other senior debt securities or series of senior debt securities having special rights.

We may issue series having these or other special voting rights without obtaining the consent of or giving notice to holders of outstanding senior debt securities or series.

Eligible Principal Amount of Some Senior Debt Securities

In some situations, we may follow special rules in calculating the principal amount of senior debt securities that are to be treated as outstanding for the purposes described above. This may happen, for example, if the principal amount is payable in a non-U.S. dollar currency, increases over time or is not to be fixed until maturity.

For any senior debt security of the kind described below, we will decide how much principal amount to attribute to the senior debt security as follows:

•

For an original issue discount senior debt security, we will use the principal amount that would be due and payable on the date of the holders’ action if the maturity of the senior debt security were accelerated to that date because of a default;

•

For a senior debt security whose principal amount is not known, we will use any amount that we indicate in the prospectus supplement for that senior debt security. The principal amount of a senior debt security may not be known, for example, because it is based on an index that changes from time to time and the principal amount is not to be determined until a later date; or

•

For senior debt securities with a principal amount denominated in one or more non-U.S. dollar currencies or currency units, we will use the U.S. dollar equivalent, which we will determine as of the date of the holders’ action in the manner provided in the prospectus supplement for that senior debt security.

Determining Record Dates for Action by Holders

We will generally be entitled to set any day as a record date for the purpose of determining the holders that are entitled to take action under the senior debt indenture. In certain limited circumstances, only the trustee will be entitled to set a record date for action by holders. If we or the trustee set a record date for an approval or other action to be taken by holders, that vote or action may be taken only by persons or entities who are holders on the record date and must be taken during the period that we specify for this purpose, or that the trustee specifies if it sets the record date. We or the trustee, as applicable, may shorten or lengthen this period from time to time. This period, however, may not extend beyond the 180th day after the record date for the action. In addition, record dates for any global senior debt security may be set in accordance with procedures established by the depositary from time to time. Accordingly, record dates for global senior debt securities may differ from those for other senior debt securities.

Form, Exchange and Transfer of Senior Debt Securities

If any senior debt securities cease to be issued in registered global form, they will be issued:

•	only in fully registered form;

•	without interest coupons; and

•	unless we indicate otherwise in your prospectus supplement, in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Holders may exchange their senior debt securities for senior debt securities of smaller denominations or combined into fewer senior debt securities of larger denominations, as long as the total principal amount is not changed. You may not exchange your senior debt securities for securities of a different series or having different terms, unless your prospectus supplement says you may.

Holders may exchange or transfer their senior debt securities at the office of the trustee. They may also replace lost, stolen, destroyed or mutilated senior debt securities at that office. We have appointed the trustee to act as our agent for registering senior debt securities in the names of holders and transferring and replacing senior debt securities. We may appoint another entity to perform these functions or perform them ourselves.

Holders will not be required to pay a service charge to transfer or exchange their senior debt securities, but they may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The transfer or exchange, and any replacement, will be made only if our transfer agent is satisfied with the holder’s proof of legal ownership. The transfer agent may require an indemnity before replacing any senior debt securities.

If we have designated additional transfer agents for your senior debt security, they will be named in your prospectus supplement. We may appoint additional transfer agents or cancel the appointment of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts.

If the senior debt securities of any series are redeemable and we redeem less than all of those senior debt securities, we may block the transfer or exchange of those senior debt securities during the period beginning 15 calendar days before the day we mail the notice of redemption and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers of or exchange any senior debt security selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any senior debt security being partially redeemed.

If a senior debt security is issued as a global senior debt security, only the depositary, DTC, Euroclear or Clearstream, as applicable, will be entitled to transfer and exchange the senior debt security as described in this subsection, since the depositary will be the sole holder of the senior debt security.

The rules for exchange described above apply to exchange of senior debt securities for other senior debt securities of the same series and kind. If a senior debt security is convertible, exercisable or exchangeable into or for a different kind of security, such as one that we have not issued, or for other property, the rules governing that type of conversion, exercise or exchange will be described in the applicable prospectus supplement.

Payment Mechanics for Senior Debt Securities

Payment and Record Dates for Interest

The dates on which interest will be payable and the regular record date relating to an interest payment date for any fixed rate debt security, floating rate debt security or indexed debt security will be specified in your prospectus supplement. The record dates will apply regardless of whether a particular record date is a “business day”, as defined below. For the purpose of determining the holder at the close of business on a regular record date when business is not being conducted, the close of business will mean 5:00 P.M., New York City time, on that day. Unless we specify otherwise in this prospectus or in the applicable prospectus supplement, the term “days” refers to calendar days.

Receipt of Payment

If interest is due on a senior debt security on an interest payment date, we will pay the interest to the person in whose name the senior debt security is registered at the close of business on the regular record date relating to the interest payment date as described in the applicable prospectus supplement. If interest is due at maturity but on a day that is not an interest payment date, we will pay the interest to the person entitled to receive the principal of the senior debt security. If principal or another amount besides interest is due on a senior debt security at maturity, we will pay the amount to the holder of the senior debt security against surrender of the senior debt security at a proper place of payment or, in the case of a global senior debt security, in accordance with the applicable policies of the depositary, DTC, Euroclear or Clearstream, as applicable.

Business Days

One or more of the following business day definitions shall apply to any senior debt security:

“Euro business day” means each Monday, Tuesday, Wednesday, Thursday and Friday on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) System, or any successor system, is open for business.

“London business day” means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in London generally are authorized or obligated by law, regulation or executive order to close and, in the case of a senior debt security for which LIBOR is an interest rate basis, is also a day on which dealings in the applicable index currency are transacted in the London interbank market.

“New York business day” means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in New York City generally are authorized or obligated by law, regulation or executive order to close.

Additional business days not defined above may apply to any senior debt security and will be described in the applicable prospectus supplement.

Business Day Conventions

As specified in the applicable prospectus supplement, one of the following business day conventions may apply to any senior debt security with regard to any relevant date other than one that falls on the maturity:

“Following business day convention” means, for any interest payment date, other than the maturity, if such date would otherwise fall on a day that is not a business day, then such date will be postponed to the next day that is a business day.

“Modified following business day convention” means, for any interest payment date, other than the maturity, if such date would otherwise fall on a day that is not a business day, then such date will be postponed to the next day that is a business day, except that, if the next business day falls in the next calendar month, then such date will be advanced to the immediately preceding day that is a business day.

“Following unadjusted business day convention” means, for any interest payment date, other than the maturity, that falls on a day that is not a business day, any payment due on such interest payment date will be postponed to the next day that is a business day; provided that interest due with respect to such interest payment date shall not accrue from and including such interest payment date to and including the date of payment of such interest as so postponed.

“Modified following unadjusted business day convention” means, for any interest payment date, other than the maturity, that falls on a day that is not a business day, any payment due on such interest payment date will be postponed to the next day that is a business day; provided that interest due with respect to such interest payment date shall not accrue from and including such interest payment date to and including the date of payment of such interest as so postponed, and provided further that, if such day would fall in the next calendar month, the date of payment with respect to such interest payment date will be advanced to the business day immediately preceding such interest payment date.

In all cases, if the stated maturity or any earlier redemption date or repayment date with respect to a senior debt security falls on a day that is not a business day, any payment of principal, premium, if any, and interest otherwise due on such day will be made on the next succeeding business day, and no interest on such payment shall accrue for the period from and after such stated maturity, redemption date or repayment date, as the case may be.

Payments Due in U.S. Dollars

We will follow the practice described in this subsection when paying amounts due in U.S. dollars. Payments of amounts due in other currencies will be made as described in the next subsection.

Payments on Global Senior Debt Securities. We will make payments on a global senior debt security in accordance with the applicable policies of the depositary, which will be DTC, Euroclear or Clearstream, as applicable, as in effect from time to time. Under those policies, we will pay directly to the depositary, or its nominee, and not to any indirect owners who own beneficial interests in the global senior debt security. An indirect owner’s right to receive those payments will be governed by the rules and practices of the depositary and its participants, as described below in the section entitled “Legal Ownership and Book-Entry Issuance—Global Security”.

Payments on Non-Global Senior Debt Securities. We will make payments on a senior debt security in non-global, registered form as follows. We will pay interest that is due on an interest payment date by check mailed on the interest payment date to the holder at his or her address shown on the trustee’s records as of the close of business on the regular record date. We will make all other payments by check or via wire transfer at the paying agent described below, against surrender of the senior debt security. All payments by check will be made in next-day funds—i.e., funds that become available on the day after the check is cashed or wire transfer is completed.

Alternatively, if a non-global senior debt security has a principal amount of at least $1,000,000 (and the equivalent in another currency) and the holder asks us to do so, we will pay any amount that becomes due on the senior debt security by wire transfer of immediately available funds to an account at a bank in New York City, on the due date. To request wire payment, the holder must give the paying agent appropriate wire transfer instructions at least five business days before the requested wire payment is due. In the case of any interest payment due on an interest payment date, the instructions must be given by the person or entity who is the holder on the relevant regular record date. In the case of any other payment, payment will be made only after the senior debt security is surrendered to the paying agent. Any wire instructions, once properly given, will remain in effect unless and until new instructions are given in the manner described above.

Book-entry and other indirect owners should consult their banks or brokers for information on how they will receive payments on their senior debt securities.

Payments Due in non-U.S. Currencies

We will follow the practice described in this subsection when paying amounts that are due in a specified currency other than U.S. dollars.

Payments on Global Senior Debt Securities. We will make payments on a global senior debt security in the applicable specified currency in accordance with the applicable policies as in effect from time to time of the depositary, which will be DTC, Euroclear or Clearstream, as applicable. Unless we specify otherwise in the applicable prospectus supplement, DTC will be the depositary for all senior debt securities in global form.

Indirect owners of a global senior debt security denominated in a currency other than U.S. dollars should consult their banks or brokers for information on how to request payment in the specified currency in cases where holders have a right to do so.

Payments on Non-Global Senior Debt Securities. Except as described in the third paragraph under this heading, we will make payments on a senior debt security in non-global form in the applicable specified currency. We will make these payments by wire transfer of immediately available funds to any account that is maintained in the applicable specified currency at a bank designated by the holder and is acceptable to us and the trustee. To designate an account for wire payment, the holder must give the paying agent appropriate wire instructions at least five business days before the requested wire payment is due. In the case of any interest payment due on an interest payment date, the instructions must be given by the person or entity who is the holder on the regular record date. In the case of any other payment, the payment will be made only after the senior debt security is surrendered to the paying agent. Any instructions, once properly given, will remain in effect unless and until new instructions are properly given in the manner described above.

If a holder fails to give instructions as described above, we will notify the holder at the address in the trustee’s records and will make the payment within five business days after the holder provides appropriate instructions. Any late payment made in these circumstances will be treated under the applicable senior debt indenture as if made on the due date, and no interest will accrue on the late payment from the due date to the date paid.

Although a payment on a senior debt security in non-global form may be due in a specified currency other than U.S. dollars, we will make the payment in U.S. dollars if your prospectus supplement specifies that holders may ask us to do so and you make such a request. To request U.S. dollar payment in these circumstances, the holder must provide appropriate written notice to the trustee at least five business days before the next due date for which payment in U.S. dollars is requested. In the case of any interest payment due on an interest payment date, the request must be made by the person or entity who is the holder on the regular record date. Any request, once properly made, will remain in effect unless and until revoked by notice properly given in the manner described above.

Book-entry and other indirect owners of a senior debt security with a specified currency other than U.S. dollars should contact their banks or brokers for information about how to receive payments in the specified currency or in U.S. dollars.

Conversion to U.S. dollars. Unless otherwise indicated in your prospectus supplement, holders are not entitled to receive payments in U.S. dollars of an amount due in another currency, either on a global senior debt security or a non-global senior debt security.

If your prospectus supplement specifies that holders may request that we make payments in U.S. dollars of an amount due in another currency, the exchange rate agent described below will calculate the U.S. dollar amount the holder receives in the exchange rate agent’s discretion. A holder that requests payment in U.S. dollars will bear all associated currency exchange costs, which will be deducted from the payment.

When the Specified Currency Is Not Available. If we are obligated to make any payment in a specified currency other than U.S. dollars, and the specified currency or any successor currency is not available to us due to circumstances beyond our control—such as the imposition of exchange controls or a disruption in the currency markets—we will be entitled to satisfy our obligation to make the payment in that specified currency by making the payment in U.S. dollars, on the basis of the exchange rate determined by the exchange rate agent described below, in its discretion.

The foregoing will apply to any senior debt security, whether in global or non-global form, and to any payment, including a payment at maturity. Any payment made under the circumstances and in a manner described above will not result in a default under any senior debt security or the applicable senior debt indenture.

Exchange Rate Agent. If we issue a senior debt security in a specified currency other than dollars, we will appoint a financial institution to act as the exchange rate agent and will name the institution initially appointed when the senior debt security is originally issued in the applicable prospectus supplement. We may select one of our affiliates to perform this role. We may change the exchange rate agent from time to time after the original issue date of the senior debt security without your consent and without notifying you of the change.

All determinations made by the exchange rate agent will be in its sole discretion unless we state in the applicable prospectus supplement that any determination requires our approval. In the absence of manifest error, those determinations will be conclusive for all purposes and binding on you and us, without any liability on the part of the exchange rate agent.

Payment When Offices Are Closed

Unless specified otherwise in the applicable prospectus supplement, if any payment is due on a senior debt security on a day that is not a business day, we will make the payment on the next business day. Payments postponed to the next business day in this situation will be treated under the applicable senior debt indenture as if they were made on the original due date. Postponement of this kind will not result in a default under any senior debt security or the applicable senior debt indenture, and, unless otherwise specified on the applicable prospectus supplement, no interest will accrue on the postponed amount from the original due date to the next business day.

Paying Agent

We may appoint one or more financial institutions to act as our paying agents, at whose designated offices senior debt securities in non-global entry form may be surrendered for payment at their maturity. We call each of those offices a paying agent. We may add, replace or terminate paying agents from time to time. We may also choose to act as our own paying agent. Initially, we have appointed the trustee, at its corporate trust office in New York City, as the paying agent. We must notify the trustee of changes in the paying agents.

Unclaimed Payments

Regardless of who acts as paying agent, all money paid by us to a paying agent that remains unclaimed at the end of two years after the amount is due to a holder will be repaid to us. After that two-year period, the holder may look only to us for payment and not to the trustee, any other paying agent or anyone else.

Notices

Notices to be given to holders of a global senior debt security will be given only to the depositary, in accordance with its applicable policies as in effect from time to time. Notices to be given to holders of senior debt securities not in global form will be sent by mail to the respective addresses of the holders as they appear in the trustee’s records, and will be deemed given when mailed. Neither the failure to give any notice to a particular holder, nor any defect in a notice given to a particular holder, will affect the sufficiency of any notice given to another holder.

Book-entry and other indirect owners should consult their banks or brokers for information on how they will receive notices.

Concerning the Trustee

Deutsche Bank Trust Company Americas, whose offices are located at 60 Wall Street, New York, New York 10005, is initially serving as the trustee for the senior debt securities. Under the senior debt indenture, we are required to file with the trustee any information, documents and other reports, or summaries thereof, as may be required under the Trust Indenture Act, at the times and in the manner provided under the Trust Indenture Act. However, in case of documents filed with the SEC pursuant to Section 13 or 15(d) of the Exchange Act, any such filing with the trustee need not be made until the 15th day after such filing is actually made with the SEC.

Indemnification of Trustee for Actions Taken on Your Behalf

The senior debt indenture provides that we will indemnify the trustee for, and hold it harmless against, any loss, claim, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the trust or trusts under the senior debt indenture, including the reasonable costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties under the senior debt indenture. Subject to these provisions and specified other limitations, the holders of a majority in aggregate principal amount of each series of outstanding senior debt securities of each affected series, voting as one class, may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee.

LEGAL OWNERSHIP AND BOOK-ENTRY ISSUANCE

The following section describes the special considerations that will apply to registered securities issued in global, or book-entry, form.

Legal Owner of a Registered Security

Each senior debt security in registered form will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. We refer to those who have securities registered in their own names, on the books that we or the trustee or other agent maintain for this purpose, as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those who, indirectly through others, own beneficial interests in securities that are not registered in their own names as indirect owners of those securities. As we discuss below, indirect owners are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect owners.

Book-Entry Owners

We intend to initially issue each security in book-entry form only. This means securities will be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

Under the senior debt indenture, only the person in whose name a security is registered is recognized as the holder of that security. Consequently, for securities issued in global form, we will recognize only the depositary as the holder of the securities and we will make all payments on the securities, including deliveries of any property other than cash, to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

As a result, investors will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect owners, and not holders, of the securities.

Street Name Owners

In the future we may terminate a global security or issue securities in non-global form. In these cases, investors may choose to hold their securities in their own names or in street name. Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

For securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities and we will make all payments on those securities, including deliveries of any property other than cash, to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect owners, not holders, of those securities.

Legal Holders

Our obligations and the obligations of the trustee under the senior debt indenture and the obligations, if any, of any other third parties employed by us, the trustee or any of those agents, run only to the holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect owner of a security or has no choice because we are issuing the securities only in global form.

For example, once we make a payment or give a notice to the holder, we have no further responsibility for that payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect owners but does not do so. Similarly, if we want to obtain the approval of the holders for any purpose—e.g., to amend the senior debt indenture for a series of senior debt securities or to relieve us of the consequences of a default or of our obligation to comply with a particular provision of an indenture—we would seek the approval only from the holders, and not the indirect owners, of the relevant securities. Whether and how the holders contact the indirect owners is up to the holders.

Special Considerations for Indirect Owners

If you hold securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

•	how it handles securities payments and notices;

•	whether it imposes fees or charges;

•	how it would handle a request for the holders’ consent, if ever required;

•	whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

•	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

•	if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Global Security

We intend to initially issue each security in book-entry form only. Each security issued in book-entry form will be represented by one or more global securities that we deposit with and register in the name of one or more financial institutions or clearing systems, or their nominees, which we select. A financial institution or clearing system that we select for any security for this purpose is called the “depositary” for that security. A security will usually have only one depositary but it may have more.

Each series of securities will have one or more of the following as the depositaries:

•	DTC;

•	a financial institution holding the securities on behalf of Euroclear;

•	a financial institution holding the securities on behalf of Clearstream; and

•	any other clearing system or financial institution named in the applicable prospectus supplement.

The depositaries named above may also be participants in one another’s clearing systems. Thus, for example, if DTC is the depositary for a global security, investors may hold beneficial interests in that security through Euroclear or Clearstream, as DTC participants. The depositary or depositaries for your securities will be named in your prospectus supplement; if none is named, the depositary will be DTC.

A global security may represent one or any other number of individual securities. Generally, all securities represented by the same global security will have the same terms. We may, however, issue a global security that represents multiple securities of the same kind, such as senior debt securities, that have different terms and are issued at different times. We call this kind of global security a master global security. Your prospectus supplement will not indicate whether your securities are represented by a master global security.

A global security may not be transferred to or registered in the name of anyone other than the depositary or its nominee, unless special termination situations arise. We describe those situations below under “—Holder’s Option to Obtain a Non-Global Security; Special Situations When a Global Security Will Be Terminated”. As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only indirect interests in a global security. Indirect interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect owner of an interest in the global security.

If the prospectus supplement for a particular security indicates that the security will be issued in global form only, then the security will be represented by one or more global securities at all times unless and until the global securities are terminated. We describe the situations in which this can occur below under “—Holder’s Option to Obtain a Non-Global Security; Special Situations When a Global Security Will Be Terminated”. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations for Global Securities

As an indirect owner, an investor’s rights relating to a global security will be governed by the account rules of the depositary and those of the investor’s financial institution or other intermediary through which it holds its interest (e.g., Euroclear or Clearstream, if DTC is the depositary), as well as general laws relating to securities transfers. We do not recognize this type of investor or any intermediary as a holder of securities and instead deal only with the depositary that holds the global security.

If securities are issued only in the form of a global security, an investor should be aware of the following:

•

An investor cannot cause the securities to be registered in his or her own name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

•

An investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above under “—Legal Owner of a Registered Security”;

•	An investor may not be able to sell interests in the securities to some insurance companies and other institutions that are required by law to own their securities in non-book-entry form;

•

An investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

•

The depositary’s policies will govern payments, deliveries, transfers, exchanges, notices and other matters relating to an investor’s interest in a global security, and those policies may change from time to time. We, and the trustee will have no responsibility for any aspect of the depositary’s policies, actions or records of ownership interests in a global security. We and the trustee also do not supervise the depositary in any way;

•

The depositary will require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds and your broker or bank may require you to do so as well; and

•

Financial institutions that participate in the depositary’s book-entry system and through which an investor holds its interest in the global securities, directly or indirectly, may also have their own policies affecting payments, deliveries, transfers, exchanges, notices and other matters relating to the securities, and those policies may change from time to time. For example, if you hold an interest in a global security through Euroclear or Clearstream, when DTC is the depositary, Euroclear or Clearstream, as applicable, will require those who purchase and sell interests in that security through them to use immediately available funds and comply with other policies and procedures, including deadlines for giving instructions as to transactions that are to be effected on a particular day. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the policies or actions or records of ownership interests of any of those intermediaries.

Holder’s Option to Obtain a Non-Global Security; Special Situations When a Global Security Will Be Terminated

If we issue any series of securities in book-entry form but we choose to give the beneficial owners of that series the right to obtain non-global securities, any beneficial owner entitled to obtain non-global securities may do so by following the applicable procedures of the depositary, any transfer agent or registrar for that series and that owner’s bank, broker or other financial institution through which that owner holds its beneficial interest in the securities. For example, in the case of a global security representing preferred stock or depositary shares, a beneficial owner will be entitled to obtain a non-global security representing its interest by making a written request to the transfer agent or other agent designated by us. If you are entitled to request a non-global certificate and wish to do so, you will need to allow sufficient lead time to enable us or our agent to prepare the requested certificate.

In addition, in a few special situations described below, a global security will be terminated and interests in it will be exchanged for certificates in non-global form representing the securities it represented. After that exchange, the choice of whether to hold the securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in a global security transferred on termination to their own names, so that they will be holders. We have described the rights of holders and street name investors above under “—Legal Owner of a Registered Security”.

The special situations for termination of a global security are as follows:

•

if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 60 days;

•	if we notify the trustee that we wish to terminate that global security; or

•

in the case of a global security representing senior debt securities issued under a senior debt indenture, if an event of default has occurred with regard to these senior debt securities or warrants and has not been cured or waived.

If a global security is terminated, only the depositary, and not we or the trustee, is responsible for deciding the names of the institutions in whose names the securities represented by the global security will be registered and, therefore, who will be the holders of those securities.

Considerations Relating to Euroclear and Clearstream

Euroclear and Clearstream are securities clearing systems in Europe. Both systems clear and settle securities transactions between their participants through electronic, book-entry delivery of securities against payment.

Euroclear and Clearstream may be depositaries for a global security. In addition, if DTC is the depositary for a global security, Euroclear and Clearstream may hold interests in the global security as participants in DTC.

As long as any global security is held by Euroclear or Clearstream, as depositary, you may hold an interest in the global security only through an organization that participates, directly or indirectly, in Euroclear or Clearstream. If Euroclear or Clearstream is the depositary for a global security and there is no depositary in the United States, you will not be able to hold interests in that global security through any securities clearance system in the United States.

Payments, deliveries, transfers, exchanges, notices and other matters relating to the securities made through Euroclear or Clearstream must comply with the rules and procedures of those systems. Those clearing systems could change their rules and procedures at any time. We do not have control over those systems or their participants, and we do not take responsibility for their activities. Transactions between participants in Euroclear or Clearstream, on one hand, and participants in DTC, on the other hand, when DTC is the depositary, would also be subject to DTC’s rules and procedures.

Special Timing Considerations for Transactions in Euroclear and Clearstream

Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers, exchanges, notices and other transactions involving any securities held through those clearing systems only on days when those systems are open for business. These clearing systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

In addition, because of time-zone differences, U.S. investors who hold their interests in the securities through these clearing systems and wish to transfer their interests, or to receive or make a payment or delivery or exercise any other right with respect to their interests, on a particular day may find that the transaction will not be effected until the next business day in Luxembourg or Brussels, as applicable. Thus, investors who wish to exercise rights that expire on a particular day may need to act before the expiration date. In addition, investors who hold their interests through both DTC and Euroclear or Clearstream may need to make special arrangements to finance any purchases or sales of their interests between the U.S. and European clearing systems, and those transactions may settle later than would be the case for transactions within one clearing system.

TAXATION

The prospectus supplement may contain a summary of the material U.S. federal income tax consequences, if any, to persons investing in the senior debt securities offered by that prospectus supplement. In addition, if the tax laws of any foreign country are material to a particular series of senior debt securities, a prospectus supplement may describe the principal income tax consequences under such laws of the acquisition, ownership and disposition of such series of senior debt securities. The summary of tax consequences contained in the applicable prospectus supplement will be presented for informational purposes only, however, and will not be intended as legal or tax advice to prospective purchasers. You should consult your own tax advisor prior to any acquisition of senior debt securities.

Japanese Taxation

The following description is a summary of Japanese tax consequences (limited to national taxes) to holders of the debt securities, principally relating to such holders that are individual non-residents of Japan or non-Japanese corporations, having no permanent establishment in Japan, and applicable to interest and issue differential (as defined below) with respect to debt securities that have been or will be issued by Nomura outside Japan on or after April 1, 2010 and interest on which will be payable outside Japan, as well as to certain aspects of capital gains, inheritance and gift taxes. For information about the tax consequences to debt securities issued before that date, see “Japanese Tax Consequences with respect to Debt Securities Issued on or before March 31, 2010” below in this section.

The statements regarding Japanese tax laws set out below are based on the laws in force and as interpreted by the Japanese taxation authorities as at the date hereof and are subject to changes in the applicable Japanese laws or tax treaties, conventions or agreements or in the interpretation thereof after that date. Prospective investors should note that the following description of Japanese taxation is not exhaustive.

Special Additional Tax for Reconstruction from the Great East Japan Earthquake

Due to the imposition of a special additional income tax to secure funds for reconstruction from the Great East Japan Earthquake, the withholding tax rate in respect of interest on the debt securities will be increased during the period beginning on January 1, 2013 and ending on December 31, 2037 and certain special additional taxes will be added for a certain period to regular income tax or corporate tax with respect to interest on the debt securities and the issue differential, as more fully described below.

Interest and issue differential

Interest payments on the debt securities will be subject to Japanese withholding tax unless the holder establishes that the debt security is held by or for the account of a holder that is (i) for Japanese tax purposes, neither (x) an individual resident of Japan or a Japanese corporation, nor (y) an individual non-resident of Japan or a non-Japanese corporation that in either case is a person having a special relationship with us as described in Article 6, paragraph 4 of the Special Taxation Measures Act (a “specially-related person of ours”), or (ii) a Japanese designated financial institution as described in Article 6, paragraph 9 of the Special Taxation Measures Act which complies with the requirement for tax exemption under that paragraph.

Interest payments on the debt securities to an individual resident of Japan, to a Japanese corporation not described in item (ii) of the preceding paragraph, or to an individual non-resident of Japan or a non-Japanese corporation that in either case is a specially-related person of ours will be subject to deduction in respect of Japanese income tax at a rate of 15% (from January 1, 2013 to December 31, 2037, such income tax at the rate of 15% and special additional income tax at the rate of 0.135%, together being at the rate of 15.315%). of the amount specified in subparagraphs (a) or (b) below, as applicable:

(a)	if interest is paid to an individual resident of Japan, to a Japanese corporation, or to an individual non-resident of Japan or a non-Japanese corporation that in either case is a specially-related person of ours (except as provided in subparagraph (b) below), the amount of such interest; or

(b)	if interest is paid to a public corporation, a financial institution, a financial instruments business operator or certain other entities through a Japanese payment handling agent, as provided in Article 3-3, paragraph 6 of the Special Taxation Measures Act in compliance with the requirement for tax exemption under that paragraph, the amount of such interest minus the amount provided in the cabinet order relating to the said paragraph 6.

A legend containing a statement to the same effect as set forth in the preceding paragraphs will be printed on the relevant debt securities or global debt security, as applicable, in compliance with the requirements of the Special Taxation Measures Act and regulations thereunder.

If the recipient of interest on the debt securities is a holder that is an individual non-resident of Japan or a non-Japanese corporation, having no permanent establishment in Japan, that in either case is not a specially-related person of ours, no Japanese income tax or corporation tax will be payable with respect to such interest whether by way of withholding or otherwise, if such recipient complies with certain requirements, inter alia:

(a)	if the relevant debt securities are held through a participant in an international clearing organization, such as DTC, Euroclear and Clearstream, Luxembourg, or through a financial intermediary, in each case, as prescribed by the Special Taxation Measures Act (each such participant or financial intermediary being referred to as a “Participant”), the requirement to provide certain information prescribed by the Special Taxation Measures Act to enable the Participant to establish that the recipient is exempt from the requirement for Japanese tax to be withheld or deducted; and

(b)	if the relevant debt securities are held not through a Participant, the requirement to submit to the relevant paying agent that makes payment of interest on the debt securities a claim for exemption from withholding tax (hikazei tekiyo shinkokusho), together with certain documentary evidence, at or prior to each time of receiving interest.

The above-described exemption from Japanese income tax or corporation tax with respect to interest on the debt securities will not be applicable to any debt securities on which interest is calculated based on any of certain indices, including the amount of profits or assets of ours or a specially-related person of ours, as described in Article 6, paragraph 4 of the Special Taxation Measures Act and the cabinet order relating to the said paragraph 4 (“Taxable Linked Securities”).

If a recipient of interest on the debt securities is an individual non-resident of Japan or a non-Japanese corporation, having no permanent establishment in Japan, which is subject to Japanese withholding tax due to its status as a specially-related person of ours or for any other reason, (i) the rate of withholding tax may be reduced, generally to 10%, under applicable tax treaty, convention or agreement, and (ii) if such recipient is not subject to Japanese tax under applicable tax treaty, convention or agreement due to its status as a registered securities dealer in the relevant country, such as the United Kingdom, or for any other reason, no Japanese income tax or corporation tax will be payable with respect to such interest whether by way of withholding or otherwise; provided that, in either case (i) or (ii) above, such recipient shall submit required documents and information (if any) to the relevant tax authority.

If the recipient of any difference between the issue price and the redemption price of the debt securities (the “issue differential”), is a holder that is an individual non-resident of Japan or a non-Japanese corporation, having no permanent establishment in Japan, that in either case is not a specially-related person of ours, no income tax or corporation tax will be payable with respect to such issue differential.

Capital Gains, Inheritance and Gift Taxes

Gains derived from the sale of the debt securities, whether within or outside Japan, by a holder that is an individual non-resident of Japan or a non-Japanese corporation, having no permanent establishment in Japan, will be, in general, not subject to Japanese income or corporation tax.

Japanese inheritance and gift taxes at progressive rates may be payable by an individual who has acquired the debt securities as a legatee, heir or donee, even if the individual is not a Japanese resident.

No stamp, issue, registration or similar taxes or duties will, under present Japanese law, be payable by holders of the debt securities in connection with the issue of the debt securities outside Japan.

Japanese Tax Consequences with respect to Debt Securities Issued on or before March 31, 2010

Japanese tax consequences applicable to debt securities issued on or before March 31, 2010 are substantially similar to those as summarized above in this section, except that the references to specially-related persons of ours do not apply.

United States Taxation

This section describes the material United States federal income tax consequences of acquiring, owning and disposing of certain of the debt securities we may offer. The material United States federal income tax consequences of acquiring, owning and disposing of securities that contain any material term not described in this prospectus will be described in the applicable prospectus supplement. This section is the opinion of Sullivan & Cromwell LLP, United States tax counsel to Nomura. It applies to you only if you acquire debt securities in an initial offering governed by this prospectus and you hold your debt securities as capital assets for tax purposes. This section does not apply to you if you are a member of a class of holders subject to special rules, such as:

•	a dealer in securities or currencies,

•	a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings,

•	a bank,

•	a life insurance company,

•	a tax-exempt organization,

•	a person liable for the alternative minimum tax,

•	a person that owns debt securities that are a hedge or that are hedged against interest rate or currency risks,

•	a person that owns debt securities as part of a straddle or conversion transaction for tax purposes,

•	a person that purchases or sells notes as part of a wash sale for tax purposes, or

•	a United States holder (as defined below) whose functional currency for tax purposes is not the U.S. dollar.

This section deals only with debt securities that are due to mature 30 years or less from the date on which they are issued. The United States federal income tax consequences of acquiring, owning and disposing of debt securities that are due to mature more than 30 years from their date of issue will be discussed in the applicable prospectus supplement.

This section is based on the United States Internal Revenue Code of 1986, as amended, its legislative history, existing and proposed regulations under the Internal Revenue Code, published rulings and court decisions, as well as the Convention between the Government of the United States of America and the Government of Japan for the Avoidance of Double Taxation and the Prevention of Fiscal Evasion with respect to Taxes on Income, all as currently in effect. These laws are subject to change, possibly on a retroactive basis.

If a partnership holds the debt securities, the United States federal income tax treatment of a partner will generally depend on the status of the partner and the tax treatment of the partnership. A partner in a partnership holding the debt securities should consult its tax advisor with regard to the United States federal income tax treatment of an investment in the debt securities.

You should consult your own tax advisor regarding the United States federal, state and local and other tax consequences of acquiring, owning and disposing of debt securities in your particular circumstances.

United States Holders

This subsection describes the tax consequences to a United States holder of acquiring, owning, and disposing of debt securities that we may issue. You are a United States holder if you are a beneficial owner of a debt security and you are:

•	a citizen or individual resident of the United States,

•	a domestic corporation,

•	an estate whose income is subject to United States federal income tax regardless of its source, or

•

a trust if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust or a trust that has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person.

If you are not a United States holder this subsection does not apply to you and you should refer to “—Non-United States Holders” below.

Payments of Interest

Except as described below in the case of interest on an original issue discount debt security that is not qualified stated interest, each as defined below under “—United States Holders—Original Issue Discount—General”, you will be taxed on any interest on your debt security, whether payable in U.S. dollars or a non-U.S. dollar currency, including a composite currency or basket of currencies other than U.S. dollars, as ordinary income at the time you receive the interest or when it accrues, depending on your method of accounting for tax purposes.

You must include any tax withheld from the interest payment as ordinary income even though you do not in fact receive the amount withheld. You will also be required to include in income as interest any additional amounts paid with respect to withholding tax on the debt securities, including tax withheld from the payment of such additional amounts. You may be entitled to deduct or credit the withholding tax, subject to applicable limits. Interest paid by us on your debt security and the original issue discount, if any, accrued with respect to your debt security (as described below under “—United States Holders—Original Issue Discount”) and any amounts paid with respect to withholding tax on the notes, including tax withheld on such additional amounts are generally income from sources outside the United States, and will, depending on your circumstances, generally be “passive” income for purposes of computing the foreign tax credit allowable to a United States holder. The rules governing foreign tax credits are complex and you should consult your tax advisor regarding the availability of the foreign tax credit in your situation.

Cash Basis Taxpayers. If you are a taxpayer that uses the cash receipts and disbursements method of accounting for tax purposes and you receive an interest payment that is denominated in, or determined by reference to, a non-U.S. dollar currency, you must recognize income equal to the U.S. dollar value of the interest payment, based on the exchange rate in effect on the date of receipt, regardless of whether you actually convert the payment into U.S. dollars.

Accrual Basis Taxpayers. If you are a taxpayer that uses an accrual method of accounting for tax purposes, you may determine the amount of income that you recognize with respect to an interest payment denominated in, or determined by reference to, a non-U.S. dollar currency by using one of two methods. Under the first method, you will determine the amount of income accrued based on the average exchange rate in effect during the interest accrual period or, with respect to an accrual period that spans two taxable years, that part of the period within the taxable year.

If you elect the second method, you would determine the amount of income accrued on the basis of the exchange rate in effect on the last day of the accrual period, or, in the case of an accrual period that spans two taxable years, the exchange rate in effect on the last day of the taxable year. Additionally, under this second method, if you receive a payment of interest within five business days of the last day of your accrual period, you may instead translate the interest accrued into U.S. dollars at the exchange rate in effect on the day that you actually receive the interest payment. If you elect the second method, it will apply to all debt instruments that you hold at the beginning of the first taxable year to which the election applies and to all debt instruments that you subsequently acquire. You may not revoke this election without the consent of the United States Internal Revenue Service.

When you actually receive an interest payment, including a payment attributable to accrued but unpaid interest upon the sale or retirement of your debt security, denominated in, or determined by reference to, a non-U.S. dollar currency for which you accrued an amount of income, you will recognize ordinary income or loss measured by the difference, if any, between the exchange rate that you used to accrue interest income and the exchange rate in effect on the date of receipt, regardless of whether you actually convert the payment into U.S. dollars.

Original Issue Discount

General. If you own a debt security, other than a short-term debt security with a term of one year or less, it will be treated as an original issue discount debt security if the amount by which the debt security’s stated redemption price at maturity exceeds its issue price is equal to or more than a de minimis amount. Generally, a debt security’s issue price will be the first price at which a substantial amount of debt securities included in the issue of which the debt security is a part is sold to persons other than bond houses, brokers or similar persons, or organizations acting in the capacity of underwriters, placement agents or wholesalers. A debt security’s stated redemption price at maturity is the total of all payments provided by the debt security that are not payments of qualified stated interest. Generally, an interest payment on a debt security is qualified stated interest if it is one of a series of stated interest payments on a debt security that are unconditionally payable at least annually at a single fixed rate, with certain exceptions for lower rates paid during some periods, applied to the outstanding principal amount of the debt security. There are special rules for variable rate debt securities that are discussed below under “—Variable Rate Debt Securities”. We will state in the applicable prospectus supplement if we determine that a particular debt security will be an original issue discount debt security.

In general, your debt security is not an original issue discount debt security if the amount by which its stated redemption price at maturity exceeds its issue price is less than the de minimis amount of 0.25 percent of its stated redemption price at maturity multiplied by the number of complete years to its maturity. Your debt security will have de minimis original issue discount if the amount of the excess is less than the de minimis amount. If your debt security has de minimis original issue discount, you must include the de minimis amount in income as stated principal payments are made on the debt security, unless you make the election described below under “—Election to Treat All Interest as Original Issue Discount”. You can determine the includible amount with respect to each such payment by multiplying the total amount of your debt security’s de minimis original issue discount by a fraction equal to:

•	the amount of the principal payment made

divided by:

•	the stated principal amount of the debt security.

Any amount of de minimis original issue discount includable in income will be treated as capital gain.

Generally, if your original issue discount debt security matures more than one year from its date of issue, you must include original issue discount in income before you receive cash attributable to that income. The amount of original issue discount that you must include in income is calculated using a constant-yield method, and generally you will include increasingly greater amounts of original issue discount in income over the life of your debt security. More specifically, you can calculate the amount of original issue discount that you must include in income by adding the daily portions of original issue discount with respect to your original issue discount debt security for each day during the taxable year or portion of the taxable year that you hold your original issue discount debt security. You can determine the daily portion by allocating to each day in any accrual period a pro rata portion of the original issue discount allocable to that accrual period. You may select an accrual period of any length with respect to your original issue discount debt security and you may vary the length of each accrual period over the term of your original issue discount debt security. However, no accrual period may be longer than one year and each scheduled payment of interest or principal on the original issue discount debt security must occur on either the first or final day of an accrual period.

You can determine the amount of original issue discount allocable to an accrual period by:

•	multiplying your original issue discount debt security’s adjusted issue price at the beginning of the accrual period by your debt security’s yield to maturity; and then

•	subtracting from this figure the sum of the payments of qualified stated interest on your debt security allocable to the accrual period.

You must determine the original issue discount debt security’s yield to maturity on the basis of compounding at the close of each accrual period and adjusting for the length of each accrual period. Further, you determine your original issue discount debt security’s adjusted issue price at the beginning of any accrual period by:

•

adding your original issue discount debt security’s issue price and any accrued original issue discount for each prior accrual period (determined without regard to the amortization of any acquisition or bond premium, as described below); and then

•	subtracting any payments previously made on your original issue discount debt security that were not qualified stated interest payments.

If an interval between payments of qualified stated interest on your original issue discount debt security contains more than one accrual period, then, when you determine the amount of original issue discount allocable to an accrual period, you must allocate the amount of qualified stated interest payable at the end of the interval, including any qualified stated interest that is payable on the first day of the accrual period immediately following the interval, pro rata to each accrual period in the interval based on their relative lengths. In addition, you must increase the adjusted issue price at the beginning of each accrual period in the interval by the amount of any qualified stated interest that has accrued prior to the first day of the accrual period but that is not payable until the end of the interval. You may compute the amount of original issue discount allocable to an initial short accrual period by using any reasonable method if all other accrual periods, other than a final short accrual period, are of equal length.

The amount of original issue discount allocable to the final accrual period is equal to the difference between:

•	the amount payable at the maturity of your debt security, other than any payment of qualified stated interest; and

•	your debt security’s adjusted issue price as of the beginning of the final accrual period.

Acquisition Premium

If you purchase your debt security for an amount that is less than or equal to the sum of all amounts, other than qualified stated interest, payable on your debt security after the purchase date but is greater than the amount of your debt security’s adjusted issue price, as determined above under “—General”, the excess is acquisition premium. If you do not make the election described below under “—Election to Treat All Interest as Original Issue Discount”, then you must reduce the daily portions of original issue discount by a fraction equal to:

•	the excess of your adjusted basis in the debt security immediately after purchase over the adjusted issue price of the debt security divided by:

•	the excess of the sum of all amounts payable, other than qualified stated interest, on the debt security after the purchase date over the adjusted issue price of the debt security.

Pre-Issuance Accrued Interest

An election may be made to decrease the issue price of your debt security by the amount of pre-issuance accrued interest if:

•	a portion of the initial purchase price of your debt security is attributable to pre-issuance accrued interest;

•	the first stated interest payment on your debt security is to be made within one year of your debt security’s issue date; and

•	the payment will equal or exceed the amount of pre-issuance accrued interest.

If this election is made, a portion of the first stated interest payment will be treated as a return of the excluded pre-issuance accrued interest and not as an amount payable on your debt security.

Debt Securities Subject to Contingencies Including Optional Redemption

Your debt security is subject to a contingency if it provides for an alternative payment schedule or schedules applicable upon the occurrence of a contingency or contingencies, other than a remote or incidental contingency, whether such contingency relates to payments of interest or of principal. In such a case, you must determine the yield and maturity of your debt security by assuming that the payments will be made according to the payment schedule most likely to occur if:

•	the timing and amounts of the payments that comprise each payment schedule are known as of the issue date; and

•	one of such schedules is significantly more likely than not to occur.

If there is no single payment schedule that is significantly more likely than not to occur, other than because of a mandatory sinking fund, you must include income on your debt security in accordance with the general rules that govern contingent payment obligations. These rules will be discussed in the applicable prospectus supplement.

Notwithstanding the general rules for determining yield and maturity, if your debt security is subject to contingencies, and either you or we have an unconditional option or options that, if exercised, would require payments to be made on the debt security under an alternative payment schedule or schedules, then:

•

in the case of an option or options that we may exercise, we will be deemed to exercise or not exercise an option or combination of options in the manner that minimizes the yield on your debt security; and

•

in the case of an option or options that you may exercise, you will be deemed to exercise or not exercise an option or combination of options in the manner that maximizes the yield on your debt security.

If both you and we hold options described in the preceding sentence, those rules will apply to each option in the order in which they may be exercised. You may determine the yield on your debt security for the purposes of those calculations by using any date on which your debt security may be redeemed or repurchased as the maturity date and the amount payable on the date that you chose in accordance with the terms of your debt security as the principal amount payable at maturity.

If a contingency, including the exercise of an option, actually occurs or does not occur contrary to an assumption made according to the above rules then, except to the extent that a portion of your debt security is repaid as a result of this change in circumstances and solely to determine the amount and accrual of original issue discount, you must redetermine the yield and maturity of your debt security by treating your debt security as having been retired and reissued on the date of the change in circumstances for an amount equal to your debt security’s adjusted issue price on that date.

Election to Treat All Interest as Original Issue Discount

You may elect to include in gross income all interest that accrues on your debt security using the constant-yield method described above under “—General”, with the modifications described below. For purposes of this election, interest will include stated interest, original issue discount, de minimis original issue discount, market discount, de minimis market discount and unstated interest, as adjusted by any amortizable bond premium, described below under “—Debt Securities Purchased at a Premium”, or acquisition premium.

If you make this election for your debt security, then, when you apply the constant-yield method:

•	the issue price of your debt security will equal your adjusted basis immediately after the acquisition;

•	the issue date of your debt security will be the date you acquired it; and

•	no payments on your debt security will be treated as payments of qualified stated interest.

Generally, this election will apply only to the debt security for which you make it; however, if the debt security has amortizable bond premium, you will be deemed to have made an election to apply amortizable bond premium against interest for all debt instruments with amortizable bond premium, other than debt instruments the interest on which is excludible from gross income, that you hold as of the beginning of the taxable year to which the election applies or any taxable year thereafter. Additionally, if you make this election for a market discount debt security, you will be treated as having made the election discussed below under “—Market Discount” to include market discount in income currently over the life of all debt instruments that you acquire on or after the first day of the taxable year to which the election applies. You may not revoke any election to apply the constant-yield method to all interest on a debt security or the deemed elections with respect to amortizable bond premium or market discount debt securities without the consent of the United States Internal Revenue Service.

Variable Rate Debt Securities

Your debt security will be a variable rate debt security if:

•	your debt security’s issue price does not exceed the total non-contingent principal payments by more than the lesser of:

(1)	0.015 multiplied by the product of the total non-contingent principal payments and the number of complete years to maturity from the issue date; or

(2)	15 percent of the total non-contingent principal payments; and

•	your debt security provides for stated interest, compounded or paid at least annually, only at:

(1)	one or more qualified floating rates;

(2)	a single fixed rate and one or more qualified floating rates;

(3)	a single objective rate; or

(4)	a single fixed rate and a single objective rate that is a qualified inverse floating rate.

Your debt security will have a variable rate that is a qualified floating rate if:

•	variations in the value of the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which your debt security is denominated; or

•	the rate is equal to such a rate multiplied by either:

(1)	a fixed multiple that is greater than 0.65 but not more than 1.35; or

(2)	a fixed multiple greater than 0.65 but not more than 1.35, increased or decreased by a fixed rate; and

•

the value of the rate on any date during the term of your debt security is set no earlier than three months prior to the first day on which that value is in effect and no later than one year following that first day.

If your debt security provides for two or more qualified floating rates that are within 0.25 percentage points of each other on the issue date or can reasonably be expected to have approximately the same values throughout the term of the debt security, the qualified floating rates together constitute a single qualified floating rate.

Your debt security will not have a qualified floating rate, however, if the rate is subject to certain restrictions (including caps, floors, governors or other similar restrictions) unless such restrictions are fixed throughout the term of the debt security or are not reasonably expected to significantly affect the yield on the debt security.

Your debt security will have a variable rate that is a single objective rate if:

•	the rate is not a qualified floating rate;

•

the rate is determined using a single, fixed formula that is based on objective financial or economic information that is not within the control of or unique to the circumstances of the issuer or a related party; and

•

the value of the rate on any date during the term of your debt security is set no earlier than three months prior to the first day on which that value is in effect and no later than one year following that first day.

Your debt security will not have a variable rate that is an objective rate, however, if it is reasonably expected that the average value of the rate during the first half of your debt security’s term will be either significantly less than or significantly greater than the average value of the rate during the final half of your debt security’s term.

An objective rate as described above is a qualified inverse floating rate if:

•	the rate is equal to a fixed rate minus a qualified floating rate; and

•	the variations in the rate can reasonably be expected to inversely reflect contemporaneous variations in the cost of newly borrowed funds.

Your debt security will also have a single qualified floating rate or an objective rate if interest on your debt security is stated at a fixed rate for an initial period of one year or less followed by either a qualified floating rate or an objective rate for a subsequent period, and either:

•	the fixed rate and the qualified floating rate or objective rate have values on the issue date of the debt security that do not differ by more than 0.25 percentage points; or

•	the value of the qualified floating rate or objective rate is intended to approximate the fixed rate.

In general, if your variable rate debt security provides for stated interest at a single qualified floating rate or objective rate, or one of those rates after a single fixed rate for an initial period, all stated interest on your debt security is qualified stated interest. In this case, the amount of original issue discount, if any, is determined by using, in the case of a qualified floating rate or qualified inverse floating rate, the value as of the issue date of the qualified floating rate or qualified inverse floating rate or, for any other objective rate, a fixed rate that reflects the yield reasonably expected for your debt security.

If your variable rate debt security does not provide for stated interest at a single qualified floating rate or a single objective rate, and also does not provide for interest payable at a fixed rate other than a single fixed rate for an initial period, you generally must determine the interest and original issue discount accruals on your debt security by:

•	determining a fixed rate substitute for each variable rate provided under your variable rate debt security;

•	constructing the equivalent fixed rate debt instrument, using the fixed rate substitute described above;

•	determining the amount of qualified stated interest and original issue discount with respect to the equivalent fixed rate debt instrument; and

•	adjusting for actual variable rates during the applicable accrual period.

When you determine the fixed rate substitute for each variable rate provided under the variable rate debt security, you generally will use the value of each variable rate as of the issue date or, for an objective rate that is not a qualified inverse floating rate, a rate that reflects the reasonably expected yield on your debt security.

If your variable rate debt security provides for stated interest either at one or more qualified floating rates or at a qualified inverse floating rate, and also provides for stated interest at a single fixed rate other than at a single fixed rate for an initial period, you generally must determine interest and original issue discount accruals by using the method described in the previous paragraph. However, your variable rate debt security will be treated, for purposes of the first three steps of the determination, as if your debt security had provided for a qualified floating rate, or a qualified inverse floating rate, rather than the fixed rate. The qualified floating rate, or qualified inverse floating rate, that replaces the fixed rate must be such that the fair market value of your variable rate debt security as of the issue date approximates the fair market value of an otherwise identical debt instrument that provides for the qualified floating rate, or qualified inverse floating rate, rather than the fixed rate.

Short-Term Debt Securities

In general, if you are an individual or other cash basis United States holder of a short-term debt security, you are not required to accrue original issue discount, as specially defined below for the purposes of this paragraph, for United States federal income tax purposes unless you elect to do so (although it is possible that you may be required to include any stated interest in income as you receive it). If you are an accrual basis taxpayer, a taxpayer in a special class, including, but not limited to, a regulated investment company, common trust fund or a certain type of pass-through entity, or a cash basis taxpayer who so elects, you will be required to accrue original issue discount on short-term debt securities on either a straight-line basis or under the constant-yield method, based on daily compounding. If you are not required and do not elect to include original issue discount in income currently, any gain you realize on the sale or retirement of your short-term debt security will be ordinary income to the extent of the accrued original issue discount, which will be determined on a straight- line basis unless you make an election to accrue the original issue discount under the constant-yield method, through the date of sale or retirement. However, if you are not required and do not elect to accrue original issue discount on your short-term debt securities, you will be required to defer deductions for interest on borrowings allocable to your short-term debt securities in an amount not exceeding the deferred income until the deferred income is realized.

When you determine the amount of original issue discount subject to these rules, you must include all interest payments on your short-term debt security, including stated interest, in your short-term debt security’s stated redemption price at maturity.

Non-U.S. Dollar Debt Securities

If your original issue discount debt security is denominated in, or determined by reference to, a non-U.S. dollar currency, you must determine original issue discount for any accrual period on your original issue discount debt security in the non-U.S. dollar currency and then translate the amount of original issue discount into U.S. dollars in the same manner as stated interest accrued by an accrual basis United States holder, as described above under “—United States Holders—Payments of Interest”. You may recognize ordinary income or loss when you receive an amount attributable to original issue discount in connection with a payment of interest or the sale or retirement of your debt security.

Market Discount

You will be treated as if you purchased your debt security, other than a short-term debt security, at a market discount, and your debt security will be a market discount debt security if:

•	you purchase your debt security for less than its issue price as determined above under “—Original Issue Discount—General”; and

•

the difference between the debt security’s stated redemption price at maturity or, in the case of an original issue discount debt security, the debt security’s revised issue price, and the price you paid for your debt security is equal to or greater than 0.25 percent of your debt security’s stated redemption price at maturity or revised issue price, respectively, multiplied by the number of complete years to the debt security’s maturity. To determine the revised issue price of your debt security for these purposes, you generally add any original issue discount that has accrued on your debt security to its issue price.

If your debt security’s stated redemption price at maturity or, in the case of an original issue discount debt security, its revised issue price, exceeds the price you paid for the debt security by less than 0.25 percent multiplied by the number of complete years to the debt security’s maturity, the excess constitutes de minimis market discount, and the rules discussed below are not applicable to you.

You must treat any partial principal payment on, or gain you recognize on the maturity or disposition of, your market discount debt security as ordinary income to the extent of the accrued market discount on your debt security. Alternatively, you may elect to include market discount in income currently as it accrues over the life of your debt security. If you make this election, it will apply to all debt instruments with market discount that you acquire on or after the first day of the first taxable year to which the election applies. You may not revoke this election without the consent of the United States Internal Revenue Service. If you own a market discount debt security and do not make this election, you will generally be required to defer deductions for interest on borrowings allocable to your debt security in an amount not exceeding the accrued market discount on your debt security until the maturity or disposition of your debt security.

If you own a market discount debt security, the market discount will accrue on a straight-line basis unless you elect to accrue market discount using a constant-yield method. If you make this election, it will apply only to the debt security with respect to which it is made and you may not revoke it. You would, however, not include accrued market discount in income until you elect to do so as described above.

Debt Securities Purchased at a Premium

If you purchase your debt security for an amount in excess of its principal amount (or, in the case of an original issue discount debt security, in excess of its stated redemption price at maturity), you may elect to treat the excess as amortizable bond premium. If you make this election, you will reduce the amount required to be included in your income each year with respect to interest on your debt security by the amount of amortizable bond premium allocable to that year, based on your debt security’s yield to maturity. If your debt security is denominated in, or determined by reference to, a non-U.S. dollar currency, you will compute your amortizable bond premium in units of the non-U.S. dollar currency and your amortizable bond premium will reduce your interest income in units of the non-U.S. dollar currency. Gain or loss recognized that is attributable to changes in exchange rates between the time your amortized bond premium offsets interest income and the time of the acquisition of your debt security is generally taxable as ordinary income or loss. If you make an election to amortize bond premium, it will apply to all debt instruments, other than debt instruments the interest on which is excludible from gross income, that you hold at the beginning of the first taxable year to which the election applies or that you thereafter acquire, and you may not revoke it without the consent of the United States Internal Revenue Service. If you do not elect to amortize bond premium, that premium will decrease the gain or increase the loss you would otherwise recognize on sale or disposition of your debt security. See also “—United States Holders—Original Issue Discount—Election to Treat All Interest as Original Issue Discount”.

Purchase, Sale and Retirement of the Debt Securities

Your tax basis in your debt security will generally be the U.S. dollar cost, as defined below, of your debt security, adjusted by:

•	adding any original issue discount or market discount previously included in income with respect to your debt security, and then

•	subtracting any payments on your debt security that are not qualified stated interest payments and any amortizable bond premium applied to reduce interest on your debt security.

If you purchase your debt security with non-U.S. dollar currency, the U.S. dollar cost of your debt security will generally be the U.S. dollar value of the purchase price on the date of purchase. However, if you are a cash method taxpayer or an electing accrual method taxpayer and the debt securities are traded on an established securities market, as defined in the applicable Treasury regulations, the U.S. dollar cost of your note would be the U.S. dollar value of the purchase price on the settlement date of your purchase.

You will generally recognize gain or loss on the sale or retirement of your debt security equal to the difference between the amount you realize on the sale or retirement, excluding any amounts attributable to accrued but unpaid interest (which will be treated as interest income to the extent not previously included in income), and your tax basis in your debt security. If your debt security is sold or retired for an amount in non-U.S. dollar currency, the amount you realize would be the U.S. dollar value of such amount on the date the debt security is disposed of or retired, except that in the case of a debt security that is traded on an established securities market, as defined in the applicable Treasury regulations, a cash basis taxpayer, or an accrual basis taxpayer that so elects, would determine the amount realized based on the U.S. dollar value of the non-U.S. dollar currency on the settlement date of the sale.

You will recognize capital gain or loss when you sell or retire your debt securities, except to the extent:

•	described above under “—Short-Term Debt Securities” or “—Market Discount”,

•	the rules governing contingent payment obligations apply, or

•	attributable to changes in exchange rates as described below.

Capital gain of a noncorporate United States holder is generally taxed at preferential rates where the property is held for more than one year. The deductibility of capital losses is subject to limitations.

You must treat any portion of the gain or loss that you recognize on the sale or retirement of a debt security as United States source ordinary income or loss to the extent attributable to changes in exchange rates. However, you take exchange gain or loss into account only to the extent of the total gain or loss you realize on the transaction.

Exchange of Amounts in Other Than U.S. Dollars

If you receive non-U.S. dollar currency as interest on your debt securities or on the sale or retirement of your debt securities, your tax basis in the non-U.S. dollar currency will equal its U.S. dollar value when the interest is received or at the time of the sale or retirement. If you purchase non-U.S. dollar currency, you generally will have a tax basis equal to the U.S. dollar value of the non-U.S. dollar currency on the date of your purchase. If you sell or dispose of a non-U.S. dollar currency, including if you use it to purchase debt securities or exchange it for U.S. dollars, any gain or loss recognized generally will be United States source ordinary income or loss.

Medicare Tax

A United States holder that is an individual or estate, or a trust that does not fall into a special class of trusts that is exempt from such tax, will be subject to a 3.8% tax on the lesser of (1) the United States holder’s “net investment income” for the relevant taxable year or (2) the excess of the United States holder’s modified adjusted gross income for the taxable year over a certain threshold (which in the case of individuals will be between $125,000 and $250,000, depending on the individual’s circumstances). A holder’s net investment income will generally include its interest income and its net gains from the disposition of debt securities, unless such interest income or net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). If you are a United States holder that is an individual, estate or trust, you are urged to consult your tax advisors regarding the applicability of the Medicare tax to your income and gains in respect of your investment in the debt securities.

Indexed Debt Securities and Renewable, Extendible and Amortizing Debt Securities

The applicable prospectus supplement will discuss any special United States federal income tax rules with respect to (1) debt securities the payments on which are determined by reference to any index, (2) debt securities that are subject to the rules governing contingent payment obligations, (3) any renewable or extendible debt securities, and (4) with respect to any securities providing for the periodic payment of principal over the life of the debt security.

Treasury Regulations Requiring Disclosure of Reportable Transactions

Treasury regulations require United States taxpayers to report certain transactions that give rise to a loss in excess of certain thresholds, or a Reportable Transaction. Under these regulations, if the debt securities are denominated in a foreign currency, a United States holder (or a Non-United States Holder that holds the debt securities in connection with a U.S. trade or business) that recognizes a loss with respect to the debt securities that is characterized as an ordinary loss due to changes in currency exchange rates (under any of the rules discussed above) would be required to report the loss on Internal Revenue Service Form 8886 (Reportable Transaction Statement) if the loss exceeds the thresholds set forth in the regulations. For individuals and trusts, this loss threshold is $50,000 in any single taxable year. For other types of taxpayers and other types of losses, the thresholds are higher. You should consult with your tax advisor regarding any tax filing and reporting obligations that may apply in connection with acquiring, owning and disposing of the debt securities.

Non-United States Holders

Subject to the discussion of backup withholding below, interest on the debt securities is currently exempt from United States federal income tax if paid to:

•	an individual who is not a citizen or resident of the United States, whether or not such individual is engaged in trade or business in the United States; or

•

a corporation organized under the laws of a country other than the United States or an estate or trust that in either case is not subject to United States federal income tax on a net income basis in respect of a debt security, whether or not such corporation, estate or trust is engaged in trade or business in the United States, unless:

•	the corporation is an insurance company carrying on a United States insurance business to which the interest is attributable, within the meaning of the United States Internal Revenue Code;

•

the corporation has an office or other fixed place of business in the United States to which the interest is attributable and the corporation has a principal business of trading in stocks and securities for its own account; or

•

the individual, corporation, estate or trust has an office or other fixed place of business in the United States to which the interest is attributable and the interest is derived in the active conduct of a banking, financing or similar business within the United States.

A beneficial owner of a debt security will not be subject to United States federal income tax on any gain realized on the sale or retirement of a debt security if the beneficial owner is:

•	a non-resident alien individual; or

•	a foreign corporation or an estate or trust that in either case is not subject to United States federal income tax on a net income basis in respect of a debt security,

unless:

•

such gain is effectively connected with the conduct by the holder of a United States trade or business (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment); or

•

in the case of an individual, the holder is present in the United States for 183 days or more during the taxable year in which such gain is realized and either the holder has a “tax home” in the United States or the gain is attributable to an office or other fixed place of business maintained by the holder in the United States.

The debt securities are not includible in the gross estate for purposes of the United States estate tax in the case of a nonresident of the United States who was not a citizen of the United States at the time of death.

Foreign Account Tax Compliance Withholding

A 30% withholding tax will be imposed on certain payments to certain non-U.S. financial institutions that fail to comply with information reporting requirements or certification requirements in respect of their direct and indirect United States shareholders and/or United States accountholders. United States accountholders subject to such information reporting or certification requirements may include holders of the notes. To avoid becoming subject to the 30% withholding tax on payments to them, the issuer and other non-U.S. financial institutions may be required to report information to the IRS regarding the holders of notes and, in the case of holders who (i) fail to provide the relevant information, (ii) are non-U.S. financial institutions that have not agreed to comply with these information reporting requirements, or (iii) hold notes directly or indirectly through such non-compliant non-U.S. financial institutions, withhold on a portion of payments under the notes. However, such withholding would generally not apply to payments made before January 1, 2017. Moreover, such withholding would only apply to notes issued at least six months after the date on which final regulations implementing such rule are enacted. Holders are urged to consult their tax advisors and any banks or brokers through which they will hold notes as to the consequences (if any) of these rules to them.

Information with Respect to Foreign Financial Assets

Owners of “specified foreign financial assets” with an aggregate value in excess of $50,000 (and in some circumstances, a higher threshold) may be required to file an information report with respect to such assets with their tax returns. “Specified foreign financial assets” include any financial accounts maintained by foreign financial institutions, as well as any of the following, but only if they are not held in accounts maintained by financial institutions: (i) stocks and securities issued by non-United States persons, (ii) financial instruments and contracts held for investment that have non-United States issuers or counterparties, and (iii) interests in foreign entities. Holders are urged to consult their tax advisors regarding the application of this reporting requirement to their ownership of the debt securities.

Backup Withholding and Information Reporting

If you are a noncorporate United States holder, information reporting requirements, on Internal Revenue Service Form 1099, generally will apply to:

•	payments of principal and interest on a note within the United States, including payments made by wire transfer from outside the United States to an account you maintain in the United States, and

•	the payment of the proceeds from the sale of a note effected at a United States office of a broker.

Additionally, backup withholding will apply to such payments if you are a noncorporate United States holder that:

•	fails to provide an accurate taxpayer identification number,

•	is notified by the Internal Revenue Service that you have failed to report all interest and dividends required to be shown on your federal income tax returns, or

•	in certain circumstances, fails to comply with applicable certification requirements.

If you are a Non-United States holder, you are generally exempt from backup withholding and information reporting requirements with respect to:

•	payments of principal and interest made to you outside the United States by us or another non-United States payor and

•

other payments of principal and interest and the payment of the proceeds from the sale of a debt security effected at a United State office of a broker, as long as the income associated with such payments is otherwise exempt from United States federal income tax, and

•	the payor or broker does not have actual knowledge or reason to know that you are a United States person and you have furnished to the payor or broker;

•	an Internal Revenue Service Form W-8BEN or an acceptable substitute form upon which you certify, under penalties of perjury, that you are a non-United States person, or

•	other documentation upon which it may rely to treat the payments as made to a non-United States person in accordance with U.S. Treasury regulations, or

•	you otherwise establish an exemption.

Payment of the proceeds from the sale of a debt security effected at a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, a sale of a note that is effected at a foreign office of a broker will be subject to information reporting and backup withholding if:

•	the proceeds are transferred to an account maintained by you in the United States,

•	the payment of proceeds or the confirmation of the sale is mailed to you at a United States address, or

•	the sale has some other specified connection with the United States as provided in U.S. Treasury regulations,

unless the broker does not have actual knowledge or reason to know that you are a United States person and the documentation requirements described above are met or you otherwise establish an exemption.

In addition, a sale of a note effected at a foreign office of a broker will be subject to information reporting if the broker is:

•	a United States person,

•	a controlled foreign corporation for United States tax purposes,

•	a foreign person 50% or more of whose gross income is effectively connected with the conduct of a United States trade or business for a specified three-year period, or

•	a foreign partnership, if at any time during its tax year:

•	one or more of its partners are “United States persons”, as defined in U.S. Treasury regulations, who in the aggregate hold more than 50% of the income or capital interest in the partnership, or

•	such foreign partnership is engaged in the conduct of a United States trade or business,

unless the broker does not have actual knowledge or reason to know that you are a United States person and the documentation requirements described above are met or you otherwise establish an exemption. Backup withholding will apply if the sale is subject to information reporting and the broker has actual knowledge that you are a United States person.

PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)

General

We may sell senior debt securities:

•	to or through underwriting syndicates represented by managing underwriters;

•	through one or more underwriters without a syndicate for them to offer and sell to the public;

•	through the issuance of subscription rights to our existing securityholders;

•	through dealers or agents; and

•	to investors directly in negotiated sales or in competitively bid transactions.

Any underwriter or agent involved in the offer and sale of any series of the senior debt securities will be named in the prospectus supplement. Nomura Securities International, Inc., or other of our subsidiaries, may act as an underwriter or agent.

The prospectus supplement for each series of senior debt securities will describe:

•	the terms of the offering of these senior debt securities, including the name or names of any agent or agents or the name or names of any underwriters;

•	the public offering or purchase price;

•	any discounts and commissions to be allowed or paid to any agents or underwriters and all other items constituting underwriting compensation;

•	any securities exchanges on which the senior debt securities may be listed;

•	any discounts and commissions to be allowed or paid to dealers; and

•	other specific terms of the particular offering or sale.

If underwriters are used in the sale, we will execute an underwriting agreement with those underwriters relating to the senior debt securities that we will offer. Unless otherwise set forth in the prospectus supplement, the obligations of the underwriters to purchase these senior debt securities will be subject to conditions. The underwriters will be obligated to purchase all of these senior debt securities if any are purchased.

The senior debt securities subject to the underwriting agreement will be acquired by the underwriters for their own account and may be resold by them from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from the purchasers of these senior debt securities for whom they may act as agent. Underwriters may sell these senior debt securities to or through dealers. These dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

We also may sell the senior debt securities in connection with a remarketing upon their purchase, in connection with a redemption or repayment, by a remarketing firm acting as principal for its own account or as our agent. Remarketing firms may be deemed to be underwriters in connection with the senior debt securities that they remarket.

We may authorize underwriters to solicit offers by institutions to purchase the senior debt securities subject to the underwriting agreement from us, at the public offering price stated in the prospectus supplement under delayed delivery contracts providing for payment and delivery on a specified date in the future. If we sell senior debt securities under these delayed delivery contracts, the prospectus supplement will state that as well as the conditions to which these delayed delivery contracts will be subject and the commissions payable for that solicitation.

In connection with underwritten offerings of the senior debt securities offered by this prospectus and in accordance with applicable law and industry practice, underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of the senior debt securities offered by this prospectus at levels above those that might otherwise prevail in the open market, including by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids, each of which is described below.

•	A stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security.

•

A syndicate covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering.

•

A penalty bid means an arrangement that permits the managing underwriter to reclaim a selling concession from a syndicate member in connection with the offering when offered senior debt securities originally sold by the syndicate member are purchased in syndicate covering transactions.

These transactions may be effected on an exchange or automated quotation system, if the senior debt securities are listed on that exchange or admitted for trading on that automated quotation system, or in the over-the-counter market or otherwise. Underwriters are not required to engage in any of these activities or to continue these activities if commenced.

Senior debt securities may be sold directly by us to one or more institutional purchasers, or through agents designated by us from time to time, at a fixed price or prices, which may be changed, or at varying prices determined at the time of sale. Any agent involved in the offer or sale of the senior debt securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to the agent will be set forth, in the prospectus supplement relating to that offering. Unless otherwise indicated in the applicable prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment.

Underwriters, dealers and agents may be entitled, under agreements with us, to indemnification by us relating to material misstatements or omissions. Underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, us and our subsidiaries or affiliates in the ordinary course of business.

Each series of senior debt securities offered by this prospectus will be a new issue of senior debt securities and will have no established trading market. Any underwriters to whom offered senior debt securities are sold for public offering and sale may make a market in the offered senior debt securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The senior debt securities offered by this prospectus may or may not be listed on a national securities exchange. No assurance can be given that there will be a market for any senior debt securities offered by this prospectus.

Market-Making Resales by Affiliates

This prospectus may be used by Nomura Securities International, Inc. in connection with offers and sales of the senior debt securities in market-making transactions. In a market-making transaction, Nomura Securities International, Inc. may resell a security it acquires from other holders, after the original offering and sale of the senior debt security. Resales of this kind may occur in the open market or may be privately negotiated, at prevailing market prices at the time of resale or at related or negotiated prices. In these transactions, Nomura Securities International, Inc. may act as principal or agent, including as agent for the counterparty in a transaction in which Nomura Securities International, Inc. acts as principal, or as agent for both counterparties in a transaction in which Nomura Securities International, Inc. does not act as principal. Nomura Securities International, Inc. may receive compensation in the form of discounts and commissions, including from both counterparties in some cases. Other of our affiliates may also engage in transactions of this kind and may use this prospectus for this purpose.

We do not expect to receive any proceeds from market-making transactions. We do not expect that Nomura Securities International, Inc. or any other affiliate that engages in these transactions will pay any proceeds from its market-making resales to us.

Information about the trade and settlement dates, as well as the purchase price, for a market-making transaction will be provided to the purchaser in a separate confirmation of sale. Unless we or an agent inform you in your confirmation of sale that your senior debt security is being purchased in its original offering and sale, you may assume that you are purchasing your senior debt security in a market-making transaction.

Conflicts of Interest

To the extent an initial offering of the senior debt securities will be distributed by one of our affiliates, each such offering of senior debt securities will be conducted in compliance with the requirements of Rule 5121 of FINRA, regarding a FINRA member firm’s distribution of securities of an affiliate and related conflicts of interest. No underwriter, selling agent or dealer utilized in the initial offering of senior debt securities who is one of our affiliates will confirm sales to accounts over which it exercises discretionary authority without the prior specific written approval of its customer.

Following the initial distribution of any of the senior debt securities, our affiliates may offer and sell these senior debt securities in the course of their businesses. Such affiliates may act as principals or agents in these transactions and may make any sales at varying prices related to prevailing market prices at the time of sale or otherwise. Such affiliates may also use this prospectus in connection with these transactions. None of our affiliates is obligated to make a market in any of these senior debt securities and may discontinue any market-making activities at any time without notice.

VALIDITY OF THE SECURITIES

In connection with particular offerings of the securities in the future, and if stated in the applicable prospectus supplement, the validity of those securities may be passed upon for us by Sullivan & Cromwell LLP as to matters of New York law and by Anderson Mori & Tomotsune as to matters of Japanese law, and for any underwriters or agents by Sullivan & Cromwell LLP or other counsel named in the applicable prospectus supplement.

EXPERTS

Our consolidated financial statements appearing in our annual report on Form 20-F for the year ended March 31, 2012, and the effectiveness of our internal control over financial reporting as of March 31, 2012, have been audited by Ernst & Young ShinNihon LLC, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

With respect to our unaudited interim consolidated financial statements for the six-month periods ended September 30, 2012 and 2011, incorporated by reference in this prospectus, Ernst & Young ShinNihon LLC reported that they have applied limited procedures in accordance with professional standards for a review of such financial statements. However, their separate report dated December 21, 2012, included in our current report on Form 6-K submitted to the SEC on December 21, 2012, and incorporated by reference herein, states that they did not audit and they do not express an opinion on the interim consolidated financial statements. Accordingly, the degree of reliance on their report on such financial statements should be restricted in light of the limited nature of the review procedures applied. Ernst & Young ShinNihon LLC is not subject to the liability provisions of Section 11 of the Securities Act for their report on the interim consolidated financial statements because that report is not a “report” or a “part” of the Registration Statement prepared or certified by Ernst & Young ShinNihon LLC within the meaning of Sections 7 and 11 of the Securities Act.

The consolidated financial statements of Nomura Research Institute, Ltd. and subsidiaries as of and for the year ended March 31, 2012 appearing in our annual report on Form 20-F for the year ended March 31, 2012 have been audited by Ernst & Young ShinNihon LLC, independent auditors, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing. With respect to the consolidated financial statements of Nomura Research Institute, Ltd., the consolidated balance sheet as of March 31, 2011, and the related consolidated statements of income and comprehensive income, changes in net assets and cash flows for each of the two years in the period ended then, incorporated by reference in this prospectus, Ernst & Young ShinNihon LLC have not audited such financial statements and, accordingly, they do not express an opinion on them in accordance with auditing standards generally accepted in the United States.

ENFORCEMENT OF CIVIL LIABILITIES

We are a joint stock company incorporated in Japan. Most or all of our directors and executive officers are residents of countries other than the United States. Although some of our affiliates have substantial assets in the United States, substantially all of our assets and the assets of our directors and executive officers (and certain experts named herein) are located outside the United States. As a result, it may not be possible for investors to effect service of process within the United States upon us or our directors and executive officers or to enforce against us or these persons judgments obtained in the United States courts predicated upon the civil liability provisions of United States securities laws. We have been advised by our Japanese counsel, Anderson Mori & Tomotsune, that there is doubt as to the enforceability in Japan, in original actions or in actions to enforce judgments of United States courts, of civil liabilities based solely on United States securities laws.

Our agent for service of process is Nomura Holding America Inc.

CLEARANCE AND SETTLEMENT

General

The principal clearing systems we will use are the book-entry systems operated by DTC in the United States, Clearstream in Luxembourg and Euroclear in Belgium. These systems have established electronic securities and payment, transfer, processing, depositary and custodial links among themselves and others, either directly or indirectly through custodians and depositaries. These links allow securities to be issued, held and transferred among the clearing systems without the physical transfer of certificates.

Special procedures to facilitate clearance and settlement have been established among these clearing systems to trade securities across borders in the secondary market. Where payments for senior debt securities we issue in global form will be made in U.S. dollars, these procedures can be used for cross-market transfers and the senior debt securities will be cleared and settled on a delivery against payment basis.

If we issue senior debt securities to you outside of the United States, its territories and possessions, you must initially hold your interests through Euroclear, Clearstream or the clearance system that is described in the applicable prospectus supplement. Cross-market transfers of securities that are not in global form may be cleared and settled in accordance with other procedures that may be established among the clearing systems for these securities.

Clearstream and Euroclear hold interests on behalf of their participants through customers’ securities accounts in the names of Clearstream and Euroclear on the books of their respective depositories, which, in the case of securities for which a global security in registered form is deposited with DTC, in turn hold such interests in customers’ securities accounts in the depositories’ names on the books of DTC.

The policies of DTC, Clearstream and Euroclear will govern payments, transfers, exchanges and other matters relating to your interest in securities held by them. This is also true for any other clearance system that may be named in a prospectus supplement. We have no responsibility for any aspect of the actions of DTC, Clearstream or Euroclear or any of their direct or indirect participants. We have no responsibility for any aspect of the records kept by DTC, Clearstream or Euroclear or any of their direct or indirect participants. We also do not supervise these systems in any way. This is also true for any other clearing system indicated in a prospectus supplement.

DTC, Clearstream, Euroclear and their participants perform these clearance and settlement functions under agreements they have made with one another or with their customers. You should be aware that they are not obligated to perform these procedures and may modify them or discontinue them at any time. The description of the clearing systems in this section reflects our understanding of the rules and procedures of DTC, Clearstream and Euroclear as they are currently in effect. Those systems could change their rules and procedures at any time.

DTC

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities deposited with it by its participants and facilitates the settlement of transactions among its participants in such securities through electronic computerized book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC’s participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is partially owned by these participants or their representatives. Access to DTC’s book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant of DTC, either directly or indirectly. According to DTC, the foregoing information with respect to

DTC has been provided to the financial community for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind. The rules applicable to DTC and DTC participants are on file with the SEC.

If the senior debt securities are issued in the form of registered global securities, such senior debt security will be deposited with DTC on the closing date. This means that we will not issue certificates to each holder. If we issue one global note with respect to each series of senior debt securities to DTC, DTC will keep a computerized record of its participants whose clients have purchased the senior debt securities. The participant will then keep a record of its clients who purchased the securities. Unless it is exchanged in whole or in part for a certificated senior debt security, a global security may not be transferred; except that DTC, its nominees, and their successors may transfer a global security as a whole to one another.

Beneficial interests in the global securities will be shown on, and transfers of the global securities will be made only through, records maintained by DTC and its participants. We will wire principal and interest payments to DTC’s nominee. We and the trustee will treat DTC’s nominee as the owner of the global securities for all purposes. Accordingly, we, the trustee and any paying agent will have no direct responsibility or liability to pay amounts due on the global securities to owners of beneficial interests in the global security.

It is DTC’s current practice, upon receipt of any payment of principal or interest, to credit direct participants’ accounts on the payment date according to their respective holdings of beneficial interest in the global security as shown on DTC’s records. In addition, it is DTC’s current practice to assign any consenting or voting right to direct participants whose accounts are credited with securities on a record date, by using an omnibus proxy. Payments by participants to owners of beneficial interest in the global security, and voting by participants, will be governed by the customary practices between the participants and owners of beneficial interest, as is the case with securities held for the account of customers registered in “street name”. However, payments will be the responsibility of the participants and not of DTC, the trustee or us.

Clearstream

Clearstream was incorporated as a limited liability company under Luxembourg law. Clearstream holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream customers through electronic book-entry changes in accounts of Clearstream customers, thus eliminating the need for physical movement of certificates. Clearstream provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities, securities lending and borrowing and collateral management. Clearstream interfaces with domestic markets in a number of countries. Clearstream has established an electronic bridge with Euroclear Bank S.A./N.V., the operator of the Euroclear System, to facilitate settlement of trades between Clearstream and Euroclear.

As a registered bank in Luxembourg, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector. Clearstream customers are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. In the United States, Clearstream customers are limited to securities brokers and dealers and banks, and may include the underwriters for the senior debt securities offered under any prospectus supplement. Other institutions that maintain a custodial relationship with a Clearstream customer may obtain indirect access to Clearstream. Clearstream is an indirect participant in DTC.

Distributions with respect to the senior debt securities held beneficially through Clearstream will be credited to cash accounts of Clearstream customers in accordance with its rules and procedures, to the extent received by Clearstream.

Euroclear

Euroclear was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thus eliminating the need for physical movement of certificates and risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in many currencies, including United States dollars and Japanese yen. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described below.

Euroclear is operated by Euroclear Bank S.A./N.V., or the Euroclear Operator, under contract with Euroclear Clearance System plc, a U.K. corporation, or the Euroclear Clearance System. The Euroclear Operator conducts all operations, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Euroclear Clearance System. The Euroclear Clearance System establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters for the senior debt securities offered under any prospectus supplement. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly. Euroclear is an indirect participant in DTC.

Distributions with respect to the securities held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with the Euroclear terms and conditions, to the extent received by the Euroclear Operator and by Euroclear.

Settlement

You will be required to make your initial payment for the senior debt securities in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds using DTC’s Same-Day Funds Settlement System. Secondary market trading between Clearstream participants and/or Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its U.S. depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (based on European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving senior debt securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream participants and Euroclear participants may not deliver instructions directly to their respective U.S. depositaries.

Because of time-zone differences, credits of securities received in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Clearstream participants or Euroclear participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream customer or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time. The securities have been accepted for clearance through DTC, Clearstream and Euroclear.

Other Clearing Systems

We may choose any other clearing system for a particular series of senior debt securities. The clearance and settlement procedures for the clearing system we choose will be described in the applicable prospectus supplement.

BENEFIT PLAN INVESTOR CONSIDERATIONS

A fiduciary of a pension, profit-sharing or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended, or ERISA, (each an “ERISA Plan”) should consider the fiduciary standards of ERISA in the context of the ERISA Plan’s particular circumstances before authorizing an investment in the senior debt securities. Among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the ERISA Plan, and whether the investment would involve a prohibited transaction under Title I of ERISA or Section 4975 of the U.S. Internal Revenue Code of 1986, as amended, or the Code.

Section 406 of ERISA and Section 4975 of the Code prohibit ERISA Plans, as well as individual retirement accounts, Keogh plans and other plans that are subject to Section 4975 of the Code (together with ERISA Plans, “Plans”), and entities whose underlying assets include “plan assets” by reason of any Plan’s investment in such entity (referred to herein as a Plan Asset Entity), from engaging in certain transactions involving “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to the Plan or Plan Asset Entity. A violation of these prohibited transaction rules may result in excise tax or other liabilities under Title I of ERISA or Section 4975 of the Code for those persons, unless exemptive relief is available under an applicable statutory, regulatory or administrative exemption.

Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and non-U.S. plans (as described in Section 4(b)(4) of ERISA) (“Non-ERISA Arrangements”), are not subject to the prohibited transaction restrictions of Section 406 of ERISA or Section 4975 of the Code but may be subject to similar provisions under applicable federal, state, local, non-U.S. or other laws (“Similar Laws”).

The acquisition or holding of the senior debt securities by a Plan or a Plan Asset Entity with respect to which we or certain of our affiliates is or becomes a party in interest or disqualified person may result in a prohibited transaction under Title I of ERISA or Section 4975 of the Code, unless the senior debt securities are acquired and held pursuant to an applicable exemption. The U.S. Department of Labor has issued prohibited transaction class exemptions, or PTCEs, that may provide exemptive relief for direct or indirect prohibited transactions that may arise from the acquisition or holding of the senior debt securities. These exemptions include PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers), PTCE 90-1 (for certain transactions involving insurance company pooled separate accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 95-60 (for transactions involving certain insurance company general accounts), and PTCE 96-23 (for transactions managed by in-house asset managers). In addition, ERISA Section 408(b)(17) and Code Section 4975(d)(20) provide an exemption (the “service provider exemption”) for the acquisition and disposition of securities, provided that neither the issuer of securities nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any Plan involved in the transaction, and provided further that the Plan pays no more and receives no less than “adequate consideration” (within the meaning of the service provider exemption) in connection with the transaction. There can be no assurance that all of the conditions of any such exemptions will be satisfied.

Because of the foregoing, the senior debt securities should not be acquired or held by any person investing “plan assets” of any Plan, Plan Asset Entity or Non-ERISA Arrangement, unless such acquisition and holding will not constitute a non-exempt prohibited transaction under ERISA and the Code or a similar violation of any applicable Similar Laws.

Any acquiror or holder of the senior debt securities or any interest therein will be deemed to have represented by its acquisition and holding of the senior debt securities that it either (1) is not a Plan, a Plan Asset Entity or a Non-ERISA Arrangement and is not acquiring the senior debt securities on behalf of or with the assets of any Plan, Plan Asset Entity or Non-ERISA Arrangement or (2) the acquisition and holding of the senior debt securities will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a similar violation under any applicable Similar Laws.

The foregoing discussion is general in nature and is not intended to be all inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is important that fiduciaries or other persons considering purchasing the senior debt securities on behalf of or with the assets of any Plan, Plan Asset Entity or Non-ERISA Arrangement consult with their counsel regarding the availability of exemptive relief under ERISA, the Code or Similar Laws, as applicable. Purchasers of the senior debt securities have exclusive responsibility for ensuring that their purchase and holding of the senior debt securities do not violate the fiduciary responsibility or prohibited transaction rules of Title I of ERISA or Section 4975 of the Code or any similar provisions of applicable Similar Laws. The sale of any senior debt securities to a Plan, Plan Asset Entity or Non-ERISA Arrangement is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by any such Plans, Plan Asset Entities or Non-ERISA Arrangements generally or any particular Plan, Plan Asset Entity or Non-ERISA Arrangement or that such investment is appropriate for such Plans, Plan Asset Entities or Non-ERISA Arrangements generally or any particular Plan, Plan Asset Entity or Non-ERISA Arrangement.

Nomura Holdings, Inc.

$1,200,000,000 2.00% Notes due 2016

$300,000,000 Floating Rate Notes due 2016

Medium-Term Notes, Series A

Sole Bookrunner

Nomura

Co-Managers

Citigroup	Credit Agricole CIB	Natixis	RBS